UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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☐	Preliminary Proxy Statement

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☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under §240.14a-12

Zimmer Biomet Holdings, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

PAYMENT OF FILING FEE (CHECK ALL BOXES THAT APPLY):

☑	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

ZIMMER BIOMET

Moving You Forward.™

Notice of 2026 Annual Meeting of Shareholders and Proxy Statement

Friday, May 22, 2026

9:30 a.m. Eastern Time

Virtual Meeting Site:

www.virtualshareholdermeeting.com/ZBH2026

OUR MISSION

Alleviate pain and improve the quality of life for people around the world.

GUIDING PRINCIPLES

● Respect and show gratitude for the contributions and diverse perspectives of others.

● Commit to the highest standards of patient safety, quality and integrity.

● Focus our resources in areas where we will make a difference.

● Ensure the company’s return is equivalent to the value we provide our customers and patients.

● Give back to our communities and people in need.

SHAREHOLDER ENGAGEMENT AND ENVIRONMENTAL, SOCIAL AND GOVERNANCE PRIORITIES

We proactively engage with our shareholders, conducting ongoing discussions and sharing information, including the comprehensive disclosures featured in our annual Sustainability Report. Since our 2025 annual meeting, we reached out to institutional shareholders representing approximately 64% of our outstanding shares to engage in discussions on a variety of subjects, including relating to our executive compensation, Board of Directors and executive succession planning, and product safety and quality matters, which are discussed further in the Compensation Discussion and Analysis section of this proxy statement. We also discussed various financial, environmental, social and governance (“ESG”) topics that were of interest to shareholders.

COMMITMENT TO AN INCLUSIVE CULTURE

Zimmer Biomet is committed to the principle of equal opportunity employment for all, including adherence to applicable federal and state laws and regulations that protect U.S. employees from discrimination based on race, color, religion, sex, or national origin. Inclusion – maintaining a culture where all team members feel a sense of belonging at work and believe that their voice matters – strengthens our company and is good for business. Our eight global employee resource groups (“ERGs”) are open to all team members and help further our commitment to inclusion.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements included in this proxy statement, including in the “Letter from Our Chairman, President and Chief Executive Officer” and in the section entitled “Executive Compensation – Compensation Discussion and Analysis – Executive Summary,” regarding future financial performance, results of operations, expectations, plans, strategies, goals, priorities and other statements that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements are based on current beliefs, expectations and assumptions of management and are subject to significant risks, uncertainties and changes in circumstances that could cause actual results to differ materially from the forward-looking statements. A detailed discussion of risks, uncertainties and changes in circumstances that could cause actual results and events to differ materially from such forward-looking statements is included in the section titled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025 (“2025 Form 10-K”). Readers of this proxy statement are cautioned not to rely on these forward-looking statements since there can be no assurance that these forward-looking statements will prove to be accurate. We expressly disclaim any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

April 1, 2026

LETTER FROM OUR Chairman, PRESIDENT AND CHIEF EXECUTIVE OFFICER:

Dear Fellow Shareholders:

In 2025, we proved that Zimmer Biomet has fundamentally changed — delivering solid growth despite external headwinds, strengthening our portfolio and innovation pipeline, and advancing the people, operational discipline and commercial evolution needed to build a durable long-term growth engine.

Looking forward, I am confident we are ready for our next chapter: a company with stronger fundamentals, a more specialized go-to-market model, and a clear mission to alleviate pain and improve quality of life for patients around the world. Thank you for your continued support of Zimmer Biomet.

Annual Meeting Matters

On behalf of the Board of Directors, it is my pleasure to invite you to attend the 2026 annual meeting of shareholders on May 22, 2026 at 9:30 a.m. Eastern Time. This year’s annual meeting will be conducted virtually, via webcast.

You will be able to attend the annual meeting online by visiting www.virtualshareholdermeeting.com/ZBH2026. You will be able to vote your shares electronically during the meeting by logging in using the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, on your proxy card or on the voting instruction form accompanying the proxy materials.

As in recent years, we will host the 2026 annual meeting virtually, to continue to enable increased shareholder participation from locations around the world. In addition, the online format allows us to communicate more effectively via a pre-meeting forum that you can enter by visiting www.proxyvote.com with your control number. We encourage you to log on and ask any questions you may have, which we will try to answer during the meeting. We recommend that you log in a few minutes before the meeting on May 22, 2026 to ensure you are logged in when the meeting starts.

The following Notice of Annual Meeting of Shareholders outlines the business to be conducted at the meeting. Only shareholders of record at the close of business on March 25, 2026 will be entitled to notice of and to vote at the meeting. Further details about how to attend the meeting online and the business to be conducted at the meeting are included in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement.

We are again providing access to our proxy materials online under the U.S. Securities and Exchange Commission’s “notice and access” rules. As a result, we are mailing to many of our shareholders a Notice of Internet Availability instead of a paper copy of the accompanying Proxy Statement and our 2025 Annual Report. This electronic process gives shareholders fast, convenient access to the materials, reduces the impact on the environment and reduces our printing and mailing costs. The Notice of Internet Availability contains instructions on how to access documents online. It also contains instructions on how shareholders can receive a paper copy of our materials, including the accompanying Proxy Statement, our 2025 Annual Report and a form of proxy card or voting instruction form.

Your vote is important. Regardless of whether you plan to attend the virtual annual meeting, we hope you vote as soon as possible. You may vote by proxy online, or, if you received paper copies of the proxy materials by mail, you may also vote by phone or mail by following the instructions on the proxy card or voting instruction form. Additionally, if you attend the virtual annual meeting, you may vote your shares during the meeting via the Internet even if you previously voted your proxy. Voting online or by phone, by written proxy or by voting instruction form ensures your representation at the annual meeting regardless of whether or not you attend the virtual meeting.

Sincerely,

Ivan Tornos Chairman, President and Chief Executive Officer Zimmer Biomet Holdings, Inc. 345 East Main Street Warsaw, Indiana 46580

TABLE OF CONTENTS

1		NOTICE OF ANNUAL MEETING OF SHAREHOLDERS		47 49	The Committee’s Processes and Analyses Governance Features of Our Executive
	1	Voting		51	Compensation Program Compensation Committee Report
2-4		PROXY STATEMENT SUMMARY		52	2025 Summary Compensation Table
	2	Voting Matters and Board Recommendations		54	Grants of Plan-Based Awards in 2025
				56	Outstanding Equity Awards at 2025 Fiscal Year-
5-23		CORPORATE GOVERNANCE		58	End Option Exercises and Stock Vested in 2025
	5 6	Proposal 1 — Election of Directors Director Nominees		58 59	Pension Benefits in 2025 Nonqualified Deferred Compensation in 2025
	11	Our Board of Directors and Corporate Governance Framework		61	Potential Payments upon Termination of Employment
	11	Director Criteria, Qualifications and Experience		64	Change in Control Arrangements
	12	Board Leadership Structure		65	Executive Severance Plan
	13	Board’s Role in Risk Oversight		65	Non-Compete Arrangements
	13	Board's Role in Executive Succession Planning and Development		66 69	Pay Versus Performance 2025 CEO Pay Ratio
	14	Policies on Corporate Governance		71	Equity Compensation Plan Information
	14 15	Limit on Other Directorships Board Self-Evaluation Process
	15 15	Director Independence Majority Vote Standard for Election of Directors	73-75		shareholder proposal
	16	Nominations for Directors		73	Proposal 4 — Shareholder Proposal —
	16 16	Communications with Directors Board Meetings, Attendance and Executive Sessions		74	Independent Board Chairman The Board's Statement in Opposition
	17	Certain Relationships and Related Person Transactions	76-77		OWNERSHIP OF OUR STOCK
	17	Stock Trading Policy and Prohibition on Pledging and Hedging		76	Security Ownership of Directors and Executive Officers
	18 21	Committees of the Board Compensation of Non-Employee Directors		77	Security Ownership of Certain Beneficial Owners

24-26	24 24	AUDIT COMMITTEE MATTERS Proposal 2 — Ratification of the Appointment of the Independent Registered Public Accounting Firm Responsibilities of the Audit Committee	78-82	78 81	ADDITIONAL INFORMATION Questions and Answers about the Annual Meeting and Voting Delinquent Section 16(a) Reports
	25 25 26 26	Activities of the Audit Committee in 2025 Audit Committee Pre-Approval of Services of Independent Registered Public Accounting Firm Audit and Non-Audit Fees Audit Committee Report		82 82 82	Other Matters Annual Report and Form 10-K Incorporation by Reference
			A1-A4	A-1	Appendix A — Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures
27-72		EXECUTIVE COMPENSATION
	27	Proposal 3 — Advisory Vote to Approve Named Executive Officer Compensation
	28 28	Compensation Discussion and Analysis Executive Summary
	29	Compensation Mix
	33	Key Executive Compensation Program Practices
	34 36 36	Compensation Philosophy and Elements Base Salary Cash Incentives
	40 45	Equity Incentives Other Compensation

ZIMMER BIOMET HOLDINGS, INC.

345 East Main Street

Warsaw, Indiana 46580

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS OF ZIMMER BIOMET HOLDINGS, INC.

To Be Held May 22, 2026
TIME AND DATE
9:30 a.m. Eastern Time on Friday, May 22, 2026
PLACE This year’s meeting will be held virtually via webcast at www.virtualshareholdermeeting.com/ZBH2026.	Your Vote Is Important. Even if you plan to attend the virtual annual meeting, we urge you to review the proxy statement and vote your shares as soon as possible.
ITEMS OF BUSINESS	VOTE IN ADVANCE OF THE MEETING:
•
Elect 10 directors to serve until the 2027 annual meeting of shareholders
•
Ratify the appointment of PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm for 2026
•
Approve, on a non-binding advisory basis, named executive officer compensation (“Say on Pay”)
•
Consider and vote on a shareholder proposal related to an independent board chairman, if properly presented at the annual meeting
•
Transact such other business as may properly come before the meeting and any postponement(s) or adjournment(s) thereof

RECORD DATE

March 25, 2026

By Order of the Board of Directors

Chad F. Phipps

Senior Vice President, Chief Legal and Corporate Affairs Officer and Secretary

April 1, 2026

INTERNET
Visit www.proxyvote.com
TELEPHONE
Call 1-800-690-6903
MAIL
Mark, sign, date and promptly mail your proxy card or vote instruction form
VOTE ONLINE DURING THE MEETING:

INTERNET
Vote through the virtual meeting platform during the meeting
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to Be Held on May 22, 2026:
This Notice of Annual Meeting, the Proxy Statement and the 2025 Annual Report are available at www.proxyvote.com.

Proxy Statement SUMMARY

PROXY STATEMENT SUMMARY

We are providing this proxy statement in connection with the solicitation of proxies by our Board of Directors for use at our 2026 annual meeting of shareholders to be held on Friday, May 22, 2026. The Notice of Annual Meeting of Shareholders and related proxy materials, or a Notice of Internet Availability, were first sent to shareholders on or about April 1, 2026. This summary highlights information contained elsewhere in this proxy statement. It does not contain all of the information you should consider, and we urge you to read the entire proxy statement, as well as our 2025 Annual Report, before voting.

voting matters and board recommendations

	Voting Matter	Board Vote Recommendation	See Page
Proposal 1	Election of directors	✓ FOR	5
Proposal 2	Ratification of the appointment of PwC as our independent registered public accounting firm for 2026	✓ FOR	24
Proposal 3	Advisory vote to approve named executive officer compensation	✓ FOR	27
Proposal 4	Consider and vote on a shareholder proposal related to an independent board chairman, if properly presented at the annual meeting	X AGAINST	73

Proposal 1 – Election of Directors
Our Board recommends a vote FOR each nominee

Our Director Nominees

The following table provides summary information about each of the 10 director nominees. Each director is elected annually by a majority of votes cast.

Name Principal Occupation	Age	Director Since	Independent	Other Public Boards	Committee Memberships
					A	C&MD	CG	QR&T
Betsy J. Bernard Retired President, AT&T Corp.	70	2009	✓	—	✓		Chair
Michael J. Farrell * Chair and CEO, ResMed Inc.	53	2014	✓	1		✓		✓
Robert A. Hagemann Retired Senior VP & CFO, Quest Diagnostics Incorporated	69	2008	✓	2	✓		✓
Arthur J. Higgins Operating Advisor to Abu Dhabi Investment Authority	70	2007	✓	—		✓		✓
Maria Teresa Hilado Retired Executive VP & CFO, Allergan plc	61	2018	✓	2	Chair		✓
Syed Jafry Retired SVP & President, Regions, Thermo Fisher Scientific Inc.	62	2018	✓	—		Chair		✓
Sreelakshmi Kolli EVP, Chief Product and Digital Officer, Align Technology, Inc.	51	2021	✓	1	✓			Chair
Devdatt Kurdikar Chairman, President & CEO, Embecta Corp.	57	2024	✓	1		✓	✓
Louis A. Shapiro Senior Advisor, General Atlantic Retired President & CEO, Hospital for Special Surgery	66	2024	✓	1	✓			✓
Ivan Tornos Chairman, President & CEO, Zimmer Biomet Holdings, Inc.	50	2023	x	1

A: Audit	C&MD: Compensation & Management Development	CG: Corporate Governance	QR&T: Quality, Regulatory & Technology
*: Lead Independent Director

Zimmer Biomet 2

Proxy Statement SUMMARY

Demographic information is self-reported by directors in their annual directors’ and officers’ questionnaires. Demographic data is not standardized and director responses are not required.

Corporate Governance Strengths

Board Composition		Board Oversight and Stock Ownership
✓	Diverse Board with effective mix of skills, experiences and perspectives	✓	Robust Board and executive succession planning and risk oversight
✓	Active Board refreshment and average Board tenure of 9.2 years	✓	Rigorous stock ownership guidelines for directors and executives; new stock retention guidelines for named executive officers
✓	Effective annual Board and Board committee evaluation process	✓	Directors and executives prohibited from hedging and pledging our stock under our insider trading policy
✓	Majority voting and director resignation policy in uncontested director elections	✓	Independent director equity-based compensation not paid out until cessation of service

Board Structure and Independence		Shareholder Rights and Accountability
✓	100% independent director nominees, except CEO	✓	Annual election of all directors
✓	Lead Independent Director role	✓	Proxy access right for shareholders
✓	100% independent Board committees	✓	Single class voting structure (one share, one vote)
✓	Independent directors regularly meet without management present	✓	Charter permits shareholders to call a special meeting
✓	Robust Code of Business Conduct and Ethics applicable to directors, officers and employees	✓	Compensation Recovery (“Clawback”) Policy covers incentive-based compensation
		X	No poison pill
		X	No supermajority voting requirements

Zimmer Biomet 3

Proxy Statement SUMMARY

Proposal 2 – Ratification of the Appointment of PwC
Our Board recommends a vote FOR this proposal
●	PwC’s report contained in our 2025 Annual Report is unqualified
●	Audit and audit-related fees represent 85% of total fees paid to PwC for 2025

Proposal 3 – Advisory Vote to Approve Named Executive Officer Compensation
Our Board recommends a vote FOR this proposal
Executive Compensation Best Practices

What We Do
✓	Pay for performance
✓	Require robust stock ownership guidelines
✓	Require termination of employment in connection with a change in control for accelerated equity vesting (double trigger)
✓	Require non-competition agreement for equity award eligibility
✓	Require shares received upon equity award vesting to be retained in accordance with stock ownership guidelines
✓

Subject executives’ cash and equity-based incentives to clawback, including in the event of:

● an accounting restatement due to material noncompliance with financial reporting requirements under the securities laws (as to cash bonuses and equity-based incentives that are performance-based)

● certain violations of our Code of Business Conduct and Ethics or other conduct deemed detrimental to the interests of the company (as to equity-based incentives)

What We Don’t Do
x	Offer employment contracts to our executives, except as required in non-U.S. jurisdictions
x	Pay dividends or accrue dividend equivalents on unearned performance-based equity awards
x	Provide excise tax gross-ups in new change in control severance agreements (since 2009)
x	Allow hedging or pledging of company securities
x	Reprice or exchange underwater stock options without shareholder approval

Proposal 4 – Shareholder Proposal for Independent Board Chairman
Our Board recommends a vote AGAINST this proposal

  ● It is important for the Board to have the flexibility to determine the most effective leadership structure using its best business judgment in light of the company’s circumstances at any given time

 ● A one-size-fits-all leadership structure is not in the best interests of the company or its shareholders

 ● A Lead Independent Director will be maintained whenever the Chairman is not an independent director

 ● The roles, responsibilities, and authorities of the company’s Lead Independent Director are equivalent to that of an independent Chairman, providing for an effective counterweight when the Chairman is not an independent director

 ● Our independent Board, which consists entirely of independent directors other than our Chairman and CEO, combined with the robust independent Lead Independent Director role and our strong corporate governance practices and policies, enable effective Board oversight

Zimmer Biomet 4

Proxy Statement SUMMARY

CORPORATE GOVERNANCE

Every day, the Zimmer Biomet team works towards our mission of alleviating pain and improving quality of life for people around the world. We are committed to effective corporate governance, adhere to world-class integrity and ethical business practices and strive for the highest standards of patient safety and quality in our products and services.

Our business is managed under the direction of our Board of Directors. The Board has responsibility for establishing broad corporate policies and for our overall performance.

Proposal 1 – Election of Directors

Based upon the recommendation of the Corporate Governance Committee, the Board has nominated 10 directors for election at the annual meeting to hold office until the 2027 annual meeting and the election of their successors. All of the nominees currently are serving as our directors. Each nominee agreed to be named in this proxy statement and to serve if elected. All of the nominees are expected to attend the 2026 annual meeting.

Proxies cannot be voted for a greater number of persons than 10, which is the number of nominees named in this proxy statement.

Unless otherwise instructed, the persons named as proxies will vote all proxies received for the election of each of the nominees.

Our Board recommends a vote FOR each nominee for director.

Zimmer Biomet 5

CORPORATE GOVERNANCE

DIRECTOR NOMINEES

President of AT&T Corp. from October 2002 until her retirement in December 2003. From April 2001 to October 2002, Ms. Bernard was Chief Executive Officer of AT&T Consumer. Prior to joining AT&T, Ms. Bernard held senior executive positions with Qwest Communications International Inc., US WEST, Inc., AVIRNEX Communications Group and Pacific Bell. Ms. Bernard received a B.A. degree from St. Lawrence University, an MBA from Fairleigh Dickenson University and an M.S. in management from Stanford University’s Sloan Fellowship Program.

Other Public Board Memberships

•
Past director of Principal Financial Group, Inc. (until June 2020)
•
Past director of SITO Mobile, Ltd. (until June 2017)

Other Relevant Experience

•
Director of LEAP Guarantee

Skills and Qualifications

Betsy J. Bernard’s past experience in senior executive roles with leading global telecommunications companies, including her service as President of AT&T Corp., has provided her with expertise in financial management, brand management, marketing, enterprise sales, customer care, operations, product management, electronic commerce, executive compensation, strategic planning and mergers and acquisitions. Ms. Bernard’s experience has led our Board to determine that she is an “audit committee financial expert” as that term is defined in SEC rules. She has served for more than 25 years as a director of other public companies, including service as chair of the board and lead independent director, and she has experience chairing the nominating and governance committees of several public company boards, including ours.

Lead Independent Director of the company since May 2025. Chairman of ResMed Inc. since January 2023 and Chief Executive Officer of ResMed Inc. since March 2013. Prior to his appointment as Chief Executive Officer, Mr. Farrell served as President, Americas for ResMed from 2011 to 2013. He was previously Senior Vice President of the global business unit for sleep apnea therapeutic and diagnostic devices from 2007 to 2011, and before that he held various senior roles in marketing and business development. Before joining ResMed in September 2000, Mr. Farrell worked in management consulting, biotechnology, chemicals and metals manufacturing at Arthur D. Little, Sanofi Genzyme, Dow Chemical and BHP. Mr. Farrell holds a bachelor of engineering, with first-class honors, from the University of New South Wales, a master of science in chemical engineering from the Massachusetts Institute of Technology and an MBA from the MIT Sloan School of Management.

Other Public Board Memberships

•
ResMed Inc.

Other Relevant Experience

•
Director and Chairman of the Board of Directors, AdvaMed

Skills and Qualifications

Michael J. Farrell’s service as Chairman and CEO of ResMed Inc., a global leader in the development, manufacturing, distribution and marketing of medical products for the diagnosis, treatment and management of respiratory disorders, provides him with significant experience leading a highly regulated, global medical device company. Mr. Farrell is spearheading the company’s expansion into emerging markets and its investments in connected health and digital health, major growth initiatives for ResMed that fit well with our own plans for global growth. In his prior roles, Mr. Farrell led ResMed’s M&A and alliance creation activities, as well as the marketing function. In addition, during his tenure with ResMed, Mr. Farrell has gained domestic and international P&L experience, first as head of the company’s major global business unit, and then as President, Americas. Mr. Farrell’s experience has given him a strong understanding of key aspects of leading a highly regulated, global healthcare company such as ours, including financial management, business integration, strategic planning, operations, technology assessment and management, product innovation, new product launches and international expansion.

Zimmer Biomet 6

CORPORATE GOVERNANCE

Senior Vice President and Chief Financial Officer of Quest Diagnostics Incorporated until his retirement in July 2013. Mr. Hagemann joined Corning Life Sciences, Inc., a subsidiary of Quest Diagnostics’ former parent company, Corning Incorporated, in 1992, and held roles of increasing responsibility before being appointed Chief Financial Officer of Quest Diagnostics in 1998. Prior to joining Corning, Mr. Hagemann held senior financial positions at Prime Hospitality, Inc. and Crompton & Knowles, Inc. He was also previously employed by Arthur Young & Co., a predecessor company to Ernst & Young. Mr. Hagemann holds a B.S. in accounting from Rider University and an MBA from Seton Hall University.

Other Public Board Memberships

•
Graphic Packaging Holding Company
•
Ryder System, Inc.

Skills and Qualifications

Robert A. Hagemann’s past experience as the CFO of Quest Diagnostics Incorporated, a leading provider of diagnostic testing information services, has given him financial management expertise, as well as significant experience in strategic planning, business development, business integration, operations, talent management and information technology. His experience as an executive in the healthcare industry and his financial acumen enable him to evaluate and understand the impact of business decisions on our financial statements and capital structure. Mr. Hagemann’s experience has led our Board to determine that he is an “audit committee financial expert” as that term is defined in SEC rules. He also serves, and has served for more than fifteen years, as a director of other public companies.

Operating Advisor to the Abu Dhabi Investment Authority since June 2021, and Deputy Chairman of the Board of UNION therapeutics A/S since July 2021. Previously, Consultant, Blackstone Healthcare Partners of The Blackstone Group from June 2010 until June 2021. Mr. Higgins served as non-executive chairman of the board of Assertio Holdings, Inc., successor issuer to Assertio Therapeutics, Inc., from May 2020 until December 2020. Prior to that, he served as President, Chief Executive Officer and a member of the board of directors of Assertio Therapeutics, Inc. from March 2017 until its merger with Zyla Life Sciences in May 2020. Previously, Mr. Higgins served as Chairman of the Board of Management of Bayer HealthCare AG from January 2006 to May 2010 and Chairman of the Bayer HealthCare Executive Committee from July 2004 to May 2010. Prior to joining Bayer HealthCare in 2004, Mr. Higgins served as Chairman, President and Chief Executive Officer of Enzon Pharmaceuticals, Inc. from 2001 to 2004. Prior to that, Mr. Higgins spent 14 years with Abbott Laboratories, most recently as President of the Pharmaceutical Products Division from 1998 to 2001. He graduated from Strathclyde University, Scotland and holds a B.S. in biochemistry.

Other Public Board Memberships

•
Past director of Ecolab Inc. (until May 2025)
•
Past director of Assertio Holdings, Inc. (until December 2020)
•
Past director of Assertio Therapeutics, Inc. (until May 2020)
•
Past director of Endo International plc (until March 2017)

Skills and Qualifications

Arthur J. Higgins has extensive senior leadership experience in the global healthcare market. Through leadership positions with large healthcare developers and manufacturers in both the U.S. and Europe, he has gained deep knowledge of the healthcare market and the strategies for developing and marketing products in this highly regulated area. His knowledge and industry background allow him to provide valuable insight to our business. In addition, his perspective gained from years of operating global businesses and his background in working with high growth companies provide him experiences from which to draw to advise us on strategies for sustainable growth. Through his past executive positions, he has also gained significant exposure to enterprise risk management as well as quality and operating risk management necessary in a highly regulated industry such as healthcare.

Zimmer Biomet 7

CORPORATE GOVERNANCE

Executive Vice President and Chief Financial Officer of Allergan plc, a global pharmaceutical company, from December 2014 until her retirement in February 2018. Prior to joining Allergan, Ms. Hilado served as Senior Vice President, Finance and Treasurer of PepsiCo Inc. from 2009 until 2014. She previously served as Vice President and Treasurer for Schering-Plough Corp. from 2008 to 2009 and spent more than 17 years with General Motors Co. in leadership roles of increasing responsibility, including Assistant Treasurer from 2006 to 2008 and Chief Financial Officer, GMAC Commercial Finance LLC from 2001 to 2005. She began her career with Far East Bank and Trust Co. in Manila, Philippines. Ms. Hilado earned a Bachelor’s degree in Management Engineering from Ateneo de Manila University in the Philippines and an MBA from the University of Virginia Darden School of Business.

Other Public Board Memberships

•
Campbell Soup Company
•
Galderma Group AG
•
Past director of H.B. Fuller Company (until December 2021)
•
Past director of PPD, Inc. (until December 2021)

Other Relevant Experience

•
Director, Curia Global, Inc.
•
Director, Simtra (Baxter Pharmaceutical LLC)

Skills and Qualifications

Maria Teresa (Tessa) Hilado has more than three decades of demonstrated financial expertise in leading roles at several large, global corporations, including her past experience as CFO of Allergan plc, a global pharmaceutical company. She has extensive experience in global finance, treasury, tax, mergers and acquisitions, business development and investor relations, as well as experience in the healthcare, consumer packaged goods and automotive industries. Ms. Hilado’s experience has led our Board to determine that she is an “audit committee financial expert” as that term is defined in SEC rules. She has also served as a director of other public companies.

Retired Senior Vice President and President, Regions of Thermo Fisher Scientific Inc. from September 2017 through his retirement in March 2022. Mr. Jafry was responsible for all business geographies outside the U.S. He joined Thermo Fisher Scientific in March 2005 and served in numerous roles of increasing responsibility prior to being appointed to his last position. Mr. Jafry started his career at Glaxo Pharmaceuticals in London. Prior to joining Thermo Fisher Scientific, he served for 18 years at General Electric, where he held commercial, product management and general management roles in the U.S., Netherlands, Switzerland and China, most recently serving as President of GE Sensing Asia. He joined the board of directors of GTCR, LLC, a private equity firm, in 2022. Mr. Jafry holds a Bachelor’s degree in Mechanical Engineering from Lahore University in Pakistan, a Master’s degree in Mechanical Engineering from the University of Massachusetts and a Master’s certificate in Marketing and Management from Harvard University Extension School.

Other Relevant Experience

•
Director, GTCR, LLC

Skills and Qualifications

Syed Jafry has more than three decades of global operations and management experience in executive roles at several large, global organizations, including as Senior Vice President and President, Regions of Thermo Fisher Scientific Inc., a world leader in serving science, supporting customers in pharmaceuticals, biotech, healthcare and other industries. Mr. Jafry’s experience has given him a strong understanding of key aspects of leading a global, highly regulated business such as ours, including expansion into emerging markets, financial management, strategic planning, operations, product innovation, new product launches and business integration. His knowledge and industry background allow him to provide valuable insight to our business.

Zimmer Biomet 8

CORPORATE GOVERNANCE

Executive Vice President, Chief Product and Digital Officer of Align Technology, Inc., a global medical device company (“Align”), since December 2023. Ms. Kolli is responsible for Align's product lifecycle, from product ideation and innovation, to engineering, product launch and product performance. This includes leading the product and engineering teams and defining the technology strategy and development of product software, consumer, customer, manufacturing and enterprise applications enabling the Align Digital Platform. Ms. Kolli has led Align’s global business transformation initiative aimed at delivering platforms and technology to support customer experience and simplified business processes across the company. She joined Align in June 2003 and has held positions of increasing responsibility, leading and transforming business operations and engineering. She was promoted to Vice President, Information Technology in December 2012, to Senior Vice President, Global Information Technology in February 2018, to Senior Vice President – Chief Digital Officer in April 2020, and to Executive Vice President, Chief Digital Officer, in February 2022. Prior to joining Align, Ms. Kolli held technical lead positions with Citadon and Accenture. She is a member of the board of directors of Intuitive Surgical, Inc. Ms. Kolli earned an M.S. degree in Computer Applications at the National Institute of Technology in Trichy, India and is a graduate of the Stanford Executive Program offered by the Stanford Graduate School of Business in California.

Other Public Board Memberships

•
Intuitive Surgical, Inc.

Skills and Qualifications

Sreelakshmi Kolli’s service as Executive Vice President, Chief Product and Digital Officer of Align Technology, Inc., a publicly traded company that designs, manufactures and offers the Invisalign® clear aligner system, intraoral scanners and services, and exocad CAD/CAM software, has provided her with significant experience in a highly regulated global medical device company. In her senior leadership roles, Ms. Kolli has gained deep knowledge of digital and emerging technologies, operations, strategic planning, marketing, product innovation, financial management and data privacy trends. Her knowledge and industry background allow her to provide valuable insight to our business as we expand our portfolio of integrated digital and robotic technologies that leverage data, machine learning and artificial intelligence.

Chairman, President and Chief Executive Officer of Embecta Corp., a global medical device company (“embecta”), since February 2026, and President, Chief Executive Officer and director of embecta since its spinoff from Becton, Dickinson and Company (“BD”) in April 2022. Mr. Kurdikar was the Worldwide President of Diabetes Care at BD from 2021 until the spinoff. Prior to joining BD, Mr. Kurdikar was President and CEO of Cardiac Science Corporation from 2016 to 2019. Prior to that role, Mr. Kurdikar was the Vice President and General Manager, Men’s Health, within Urology and Pelvic Health at Boston Scientific Corporation (“Boston Scientific”) from 2015 to 2016. Mr. Kurdikar served in the same role at American Medical Systems (“AMS”) starting in 2013 and led the Men’s Health business through its carve-out, sale and integration into Boston Scientific. Before joining AMS, Mr. Kurdikar worked for 11 years with Baxter International, Inc., holding leadership roles of increasing responsibility in finance, strategy and integration, R&D planning and operations, ultimately serving as Vice President, Marketing, from 2011 through 2013. He began his career as a Senior Research Engineer at The Monsanto Company. Mr. Kurdikar holds a Bachelor in Chemical Engineering from the University of Bombay (India). He earned a Master of Science in Chemical Engineering from Washington State University, a Ph.D. in Chemical Engineering from Purdue University, and a Master of Business Administration from Washington University. In addition to serving on the embecta board, Mr. Kurdikar serves on the board of directors of AdvaMed.

Other Public Board Memberships

•
Embecta Corp.

Other Relevant Experience

•
Director of AdvaMed

Skills and Qualifications

Devdatt (Dev) Kurdikar is an experienced healthcare executive who brings extensive experience in the medical device industry and with medical device technology, including connected medical devices. As Chief Executive Officer of a global medical device company, Mr. Kurdikar also provides our Board with valuable insights on matters pertaining to, among others, global business, operations and manufacturing, consumer/retail, strategy and innovation, cybersecurity, risk and crisis management, investor relations and regulatory and compliance matters, as well as experience with institutional investors.

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Senior Advisor, General Atlantic since October 2023. President and Chief Executive Officer of the Hospital for Special Surgery (“HSS”), a leading academic medical center focused on musculoskeletal health, from October 2006 until his retirement in October 2023. Prior to joining HSS, Mr. Shapiro worked at Geisinger Health System from 2002 to 2006, serving in roles with increasing leadership scope and ultimately advancing to Executive Vice President and Chief Operating Officer of the Clinical Enterprise. He served as a senior healthcare expert and consultant at McKinsey & Co. from 1999 to 2002 and held positions in other hospitals and health systems from 1983 through 1999. Mr. Shapiro has a Bachelor of Science degree in psychology from the University of Pittsburgh and a Master’s degree in health administration from the University of Pittsburgh Graduate School of Public Health. Mr. Shapiro also has extensive healthcare and nonprofit board service, including serving as a founding member of the board of directors of RightMove Health, as President of Medical Indemnify Assurance Company, and as the board chairman of the Greater New York Hospital Association.

Other Public Board Memberships

•
Steris PLC

Other Relevant Experience

•
Chairman of the Board of Directors, PT Solutions Physical Therapy
•
Chairman of the Board of Directors, Alternate Solutions Health Network
•
Chairman of the Board of Directors, PeopleOne Health
•
Faculty, McKinsey & Company Bower Forum

Skills and Qualifications

Louis Shapiro led all strategic and operational aspects of HSS for over 17 years, leading its transformation from a boutique New York provider to a musculoskeletal healthcare system with more than 20 locations in four states that treats nearly 200,000 patients annually from all 50 states and more than 80 countries. Mr. Shapiro’s expertise spans from strategic innovation and service line development to technology integration, employee engagement and patient experience. He has served for more than 15 years as a director of not-for-profit and healthcare organizations, including service as Chairman of the Board.

President and Chief Executive Officer of the company and member of the company's Board of Directors since August 2023 and Chairman of the Board since May 2025. Previously, Mr. Tornos served as the Chief Operating Officer of the company since March 2021, as the company’s Group President, Global Businesses and the Americas from December 2019 until March 2021, and as Group President, Orthopedics from joining the company in November 2018 until December 2019. Prior to joining the company, Mr. Tornos served as Worldwide President of the Global Urology, Medical and Critical Care Divisions of Becton, Dickinson and Company (“BD”) (and previously, C. R. Bard, Inc. (“Bard”)) from June 2017 until October 2018. From June 2017 until BD’s acquisition of Bard in December 2017, Mr. Tornos also continued to serve as President, EMEA of Bard, a position to which he was appointed in September 2013. Mr. Tornos joined Bard in August 2011 and, prior to his appointment as President, EMEA, served as Vice President and General Manager with leadership responsibility for Bard’s business in Southern Europe, Central Europe and the Emerging Markets Region of the Middle East and Africa. Before joining Bard, Mr. Tornos served as Vice President and General Manager of the Americas Pharmaceutical and Medical/Imaging Segments of Covidien International from April 2009 to August 2011. Before that, he served as International Vice President, Business Development and Strategy with Baxter International Inc. from July 2008 to April 2009 and, prior to that, Mr. Tornos spent 11 years with Johnson & Johnson in positions of increasing responsibility.

Other Public Board Memberships

•
PHC Holdings Corporation

Skills and Qualifications

Ivan Tornos' service as our Chairman, President and CEO, his prior service as our Chief Operating Officer, our Group President, Global Businesses and the Americas, and our Group President, Orthopedics, together with his past service as Worldwide President of the Global Urology, Medical and Critical Care Divisions of BD and Bard, have given him extensive experience in the medical device industry delivering transformative growth and leadership for large, highly regulated global enterprises.

Mr. Tornos has significant experience in financial management, strategic planning, mergers and acquisitions, business integration, risk management and in dealing with the many regulatory aspects of our business. His deep knowledge and understanding of the medical device industry in general, and our global businesses in particular, enable him to provide crucial insight to our Board into strategic, management and operational matters. Mr. Tornos provides an essential link between management and the Board on management’s business perspectives.

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OUR BOARD OF DIRECTORS AND CORPORATE

GOVERNANCE FRAMEWORK

DIRECTOR CRITERIA, QUALIFICATIONS AND

EXPERIENCE

We are a global medical technology leader with a comprehensive portfolio designed to maximize mobility and improve health. We design, manufacture and market orthopedic reconstructive products; sports medicine, biologics, extremities and trauma products; craniomaxillofacial and thoracic products; surgical products; and a suite of integrated digital and robotic technologies that leverage data, data analytics and artificial intelligence. We have operations in more than 25 countries around the world and sell products in more than 100 countries. We operate in markets characterized by rapidly evolving technologies, complex regulatory requirements and significant competition.

The Corporate Governance Committee is responsible for reviewing and assessing with the Board, on an annual basis, the experience, qualifications, attributes and skills sought of Board members in the context of our business and the then-current membership of the Board. The director skills matrix below identifies some of the key skills and experiences the Board has identified as being important to its responsibilities and reflects how the director nominees, individually and in the aggregate, reflect these skills.

2026 Director Nominees Skills and Experience

Sitting CEO of Medical Device Company		●						●		●
Sitting CEO or Global Business Head		●						●		●
Prior CEO or Global Business Head	●			●		●			●
Operations Experience	●	●	●	●		●	●	●	●	●
Healthcare Industry Experience		●	●	●	●	●	●	●	●	●
Medical Device Industry Experience		●	●	●			●	●		●
International Expertise		●		●	●	●	●	●	●	●
FDA Experience		●	●	●			●	●	●	●
R&D Experience		●		●			●	●		●
Government / Regulatory Affairs / Health Economics Experience	●	●	●	●		●	●	●	●	●
Brand / Marketing Experience	●	●		●		●	●	●	●	●
M&A Experience	●	●	●	●	●	●		●		●
Financial Expertise	●	●	●	●	●	●		●	●	●
Digital Technology Expertise		●					●
Cybersecurity Expertise		●					●
Demographics
Gender	F	M	M	M	F	M	F	M	M	M
Racially/Ethnically Diverse					●	●	●	●		●
LGBTQ+	●

Demographic data is self-reported by directors in their annual directors’ and officers’ questionnaires. Demographic data is not standardized and director responses are not required.

A mark indicates a specific area of focus or expertise that the director brings to our Board. The matrix above does not encompass all of the knowledge, skills and experience of our directors, and the fact that a particular knowledge, skill or experience is not listed does not mean that a director does not possess it. In addition, the absence of a particular knowledge, skill or experience with respect to any of our directors does not mean the director in question is unable to contribute to the decision-making process in that area.

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The Corporate Governance Committee looks for current and potential directors collectively to have a mix of experience, skills and qualifications, including those identified in the matrix. In evaluating director candidates and considering incumbent directors for nomination to the Board, the committee considers a variety of factors. These include each candidate’s experiences, skills and qualifications, character and integrity, reputation for working constructively in a collegial environment, personal and professional background, demographics and availability to devote sufficient time to Board matters. The committee further considers candidates in the context of the diversity of the current Board members, including as to gender, race, ethnicity, national origin, international work experience, disability status and age, to ensure an inclusive culture, sense of belonging and diverse perspectives. The committee also considers whether a candidate can meet the independence standards for directors and members of key committees under applicable stock exchange and SEC rules. With respect to incumbent directors, the committee considers the director’s past performance on the Board and contributions to the committees on which he or she serves.

BOARD LEADERSHIP STRUCTURE

One of the key responsibilities of the Board is to have a leadership structure that allows it to provide effective oversight of management and to maximize the contributions of its members. Our Board believes that it is important that it retain flexibility to make the determination as to whether the interests of the company and our shareholders are best served by having the same individual serve as both CEO and Chairman or whether the roles should be separated based on the circumstances at any given time, and our Corporate Governance Guidelines and Restated Bylaws provide this flexibility. Under our Corporate Governance Guidelines, the Board appoints a Lead Independent Director when the CEO and Chairman roles are combined. At different times in the past, the Board has used both approaches, selecting the approach which it believes best serves the interests of the company and our shareholders at that time.

The Board combined the positions of Chairman and CEO under Mr. Tornos effective as of May 29, 2025. The decision to combine the roles of Chairman and CEO reflected the Board’s strong belief that Mr. Tornos has demonstrated the leadership and vision necessary to lead the Board and the company. The Board believes that this leadership structure promotes efficient Board functioning, fosters a constructive and cooperative relationship between the Board and management and reinforces Mr. Tornos' overall responsibility for the company’s business and strategy, under the oversight and subject to the review of the Board. However, the Board evaluates its leadership structure on an ongoing basis and is not opposed in concept to separating these roles in the future.

The Board also designated Mr. Farrell the Lead Independent Director effective as of May 29, 2025. The Board recognizes the importance of having a strong independent Board leadership structure to ensure accountability. Accordingly, our Corporate Governance Guidelines provide that if the Chairman is not an independent director, then the Board will appoint a Lead Independent Director.

The Board believes that a Lead Independent Director is an integral part of our Board structure and facilitates the effective performance of the Board in its role of providing governance and oversight. In fulfilling his or her responsibilities, the Lead Independent Director will:

•
serve as the primary liaison between the CEO and the independent directors;
•
preside at all meetings of the Board when the Chairman is not present;
•
convene and preside at meetings of the independent directors, including executive sessions of the independent directors held in conjunction with each regularly scheduled Board meeting;
•
review and provide input on meeting agendas for the Board and its committees;
•
review meeting schedules and collaborate with the CEO to ensure that there is sufficient time for discussion of agenda items;
•
provide feedback to the CEO as needed, including on the flow of information from management to the Board, and communicate regularly with the CEO between Board meetings;
•
recommend to the CEO the retention of outside advisors who report directly to the Board when deemed appropriate;
•
participate, along with the members of the Compensation and Management Development Committee and the full Board, in the evaluation of the CEO and, together with the Chair of the Compensation and Management Development Committee, meet with the CEO to discuss such evaluation;
•
consult with Board committee Chairs as needed;
•
consult with the Corporate Governance Committee concerning the members and Chairs of all Board committees;
•
be available, as appropriate, for communication with the company’s shareholders; and
•
perform such other duties as may be requested by the Board.

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BOARD’S ROLE IN RISK OVERSIGHT

Our Board of Directors oversees the risk management processes that have been designed and are implemented by our executives to determine whether those processes are consistent with our strategy and risk appetite, are functioning as intended, and that necessary steps are taken to foster a culture that recognizes and appropriately escalates and addresses risk-taking beyond our determined risk appetite. The Board executes its oversight responsibility for risk management directly and through its committees.

The Audit Committee is specifically tasked with overseeing our compliance with legal and regulatory requirements, including oversight of our Corporate Compliance Program, discussing our risk assessment and risk management processes with management, and receiving information on certain material legal and regulatory matters, including litigation, as well as on information technology, data privacy, business continuity, cybersecurity and artificial intelligence-related matters. Our Vice President, Internal Audit Services, who reports directly to the committee, coordinates our global risk assessment process. We use this process to identify, assess and prioritize internal and external risks, to develop processes for responding to, mitigating and monitoring risks and to inform the development of our internal audit plan, our annual operating plan and our long-term strategic plan. We also maintain an internal risk committee made up of members of senior management that has responsibility for overseeing the execution of enterprise risk management activities.

The Audit Committee receives detailed reports regarding our enterprise risk assessment process and its meeting agendas include discussions of individual risk areas throughout the year. Members of our management who have responsibility for designing and implementing our risk management processes regularly meet with the committee. The committee discusses our major financial risk exposures with our CFO and Chief Accounting Officer. The committee receives regular reports from our Chief Compliance Officer on our Corporate Compliance Program, which is designed to address risks related to, among other matters, anti-corruption and anti-kickback laws in the countries where we do business. The committee receives regular reports from our Chief Information Officer and our Chief Information Security Officer regarding cybersecurity risks and threats. The committee also receives reports from our General Counsel, Global Privacy Officer and other persons who are involved in our risk management processes.

The Board’s other committees oversee risks associated with their respective areas of responsibility. For example, the Compensation and Management Development Committee oversees risks relating to our executive compensation programs and practices. In addition, in conjunction with the full Board, the Compensation and Management Development Committee oversees risks relating to human capital management. The Corporate Governance Committee oversees risks relating to environmental, social and governance matters. The Quality, Regulatory and Technology Committee oversees risks relating to our compliance with laws and regulations enforced by the U.S. Food and Drug Administration (“FDA”) and comparable foreign government regulators, including product quality and safety. The Board receives detailed regular reports from members of our executive leadership team and other personnel that include discussions of the risks and exposures involved with their respective areas of responsibility. Further, the Board is routinely informed of developments that could affect our risk profile or other aspects of our business. Primary areas of risk oversight for the full Board include, but are not limited to, general commercial risks in the musculoskeletal healthcare industry, such as competition, pricing pressures and the reimbursement landscape; risks associated with our strategic plan and annual operating plan; risks related to our capital structure; and risks pertaining to mergers, acquisitions, divestitures and other complex transactions.

BOARD’S ROLE IN Executive Succession Planning and Development

The Board and its Compensation and Management Development Committee oversee executive succession planning for the company as part of building a high-performing and inclusive workforce. On an annual basis, the Board and committee evaluate the company's leadership team succession planning. Additionally, other Board committees receive annual talent review updates from relevant management teams, such as the Audit Committee receiving the Finance and Internal Audit teams’ talent reviews, and the Quality, Regulatory and Technology Committee receiving the Quality Affairs and Regulatory Affairs teams’ talent reviews. Additionally, Board members interact with internal succession candidates through candidates’ participation in Board and committee meetings and other contacts, and high-potential individuals are often positioned to interact more frequently with our Board and its committees as part of our succession planning processes.

The annual Board and committee review of leadership team succession planning represents the culmination of an ongoing process in which each member of the Chairman, President and CEO’s leadership team, in collaboration with our Human Resources Department, develops detailed succession plans designed to ensure the continuing strength and success of each function. These detailed succession plans identify high-performing internal and external candidates for leadership roles and are intended to develop and enhance well-rounded and experienced leaders. Among other factors, our executive succession planning processes:

•
assess the performance of leadership team members and their reports;
•
identify high potential candidates for additional responsibilities, new positions, promotions, or similar assignments;
•
create development plans for high potential candidates and monitor candidates’ performance on such plans; and
•
factor in our current and future expected business needs.

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During 2025, these processes, together with M&A transactions, resulted in a turnover of approximately 30% of the top leaders in the company, demonstrating our commitment to continually enhancing the quality of our leadership team.

POLICIES ON CORPORATE GOVERNANCE

We are committed to maintaining the highest standards of business conduct and corporate governance, which we believe are essential to running our business efficiently, serving shareholders well and maintaining our integrity in the marketplace. Our Board has adopted Corporate Governance Guidelines, which, in conjunction with our Restated Certificate of Incorporation, Restated Bylaws, Board committee charters and key Board policies, form the framework for our governance. Our Board regularly reviews corporate governance developments and modifies its Corporate Governance Guidelines, committee charters and key policies as warranted.

The current versions of the following documents are available in the Investor Relations/Corporate Governance section of our website, www.zimmerbiomet.com:

•
Code of Business Conduct and Ethics, which applies to all directors, officers and employees;
•
Code of Ethics for Chief Executive Officer and Senior Financial Officers (the “finance code of ethics”), which applies to our CEO, CFO, Chief Accounting Officer/Corporate Controller and other finance organization employees;
•
Corporate Governance Guidelines;
•
Audit Committee Charter;
•
Compensation and Management Development Committee Charter;
•
Corporate Governance Committee Charter;
•
Quality, Regulatory and Technology Committee Charter;
•
Board Policy on Ratification of Independent Registered Public Accounting Firm;
•
Board Policy on Stockholder Rights Plans; and
•
Statement of Engagement on Public Policy Issues.

If we make any substantive amendments to the finance code of ethics or grant any waiver, including any implicit waiver, from a provision of the code to our CEO, CFO, or Chief Accounting Officer/Corporate Controller, we will disclose the nature of that amendment or waiver in the Investor Relations section of our website.

LIMIT ON OTHER DIRECTORSHIPS

Under our Corporate Governance Guidelines, our non-employee directors who are not executive officers of other public companies are limited to serving on a total of four public company boards, including ours, and our non-employee directors who serve as executive officers of other public companies are limited to serving on a total of three public company boards, including their own company’s board and our Board. Further, our Audit Committee members are limited to serving on a total of three public company audit committees, including ours.

Our Board is aware that certain of our investors, in recognition of the increased time required of boards of directors, have policies to limit directors who are CEOs of public companies to a total of two public company boards. While our Board recognizes that directors who are employed full-time, whether as executives of public companies or in other positions, naturally have greater demands placed on their time than directors who have retired from full-time employment, our Board has chosen not to adopt the more restrictive two-board limit for our non-employee directors who serve as public company executives so that our Board has more flexibility to assess the potential impact of directors’ additional commitments as they arise.

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BOARD SELF-EVALUATION PROCESS

1	Preparation Review self-evaluation process and prepare questionnaires/assessments

Pursuant to New York Stock Exchange requirements, the Board’s Corporate Governance Guidelines and the charters of each of the Board’s committees, the Board and each of its committees are required to conduct self-evaluations of their performance. The Board recognizes that a robust and constructive evaluation process is an essential component of good corporate governance. These self-evaluations, which are conducted annually, are intended to facilitate a candid assessment and discussion by the Board and each committee of its effectiveness as a group in fulfilling its responsibilities, evaluating its performance and identifying areas for improvement. The Chair of the Corporate Governance Committee oversees the annual self-evaluation process. Each director is expected to participate and provide feedback on a range of topics, including: Board and committee agendas; meetings; practices and dynamics; Board refreshment; committee structure, membership and leadership; the flow of information to and from the Board and its committees; management succession planning; and shareholder engagement. Director feedback is solicited on an individual basis through written questionnaires and group discussions.

From time to time, the Board retains a third party experienced in corporate governance matters to act as a facilitator for the self-evaluation process, including preparing and reviewing the written questionnaires/assessments and conducting individual director interviews. The Chair of the Corporate Governance Committee, along with the third-party facilitator (when one is retained), reviews the feedback from the self-evaluation process and makes recommendations for areas with respect to which the Board and its committees should consider improvements. These areas are further discussed at a meeting led by the Chair of the Corporate Governance Committee and the third-party facilitator (when one is retained) at which all Board members are present. At the conclusion of this meeting, the Chair of the Corporate Governance Committee, working with the senior management team, develops action plans for any items that require follow-up.

2	Questionnaires Distribute and complete questionnaires

3	Analyze Feedback Review feedback and make recommendations for improvement

4	Review Findings Meeting to discuss findings with the entire Board

5	Follow-Up Plans of action developed with senior management for any items that require follow-up

DIRECTOR INDEPENDENCE

The Board’s Corporate Governance Guidelines, which are available on our website at www.zimmerbiomet.com, include criteria adopted by the Board to assist it in making determinations regarding the independence of its members. The criteria are consistent with the New York Stock Exchange listing standards regarding director independence. To be considered independent, the Board must determine that a director has no material relationship, directly or indirectly, with us. In assessing independence, the Corporate Governance Committee and the Board consider a wide range of relevant facts and circumstances. The Board has determined that each of our non-employee directors, Betsy Bernard, Michael Farrell, Robert Hagemann, Arthur Higgins, Maria Teresa Hilado, Syed Jafry, Sreelakshmi Kolli, Devdatt Kurdikar and Louis Shapiro, meets these standards and is independent. The remaining director, Ivan Tornos, is our CEO and is not independent.

MAJORITY VOTE STANDARD FOR ELECTION OF DIRECTORS

Our Restated Bylaws require directors to be elected by the majority of the votes cast with respect to that director in uncontested elections (the number of shares voted “for” a director must exceed the number of votes cast “against” that director). In a contested election (a situation in which the number of nominees exceeds the number of directors to be elected), the standard for election of directors will be a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors.

If a nominee who is serving as a director is not elected at the annual meeting, under Delaware law the director would continue to serve on the Board as a “holdover director.” However, under our Restated Bylaws, any director who fails to be elected must tender his or her resignation to the Board. The Corporate Governance Committee would then make a recommendation to the Board whether to accept or reject the resignation, or whether other action should be taken. The Board will act on the Corporate Governance Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date the election results are certified. The director who tenders his or her resignation will not participate in the Board’s decision. Furthermore, our Corporate Governance Guidelines provide that, if an incumbent director fails to be elected in an uncontested election, and regardless of the

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Board’s decision with respect to the related tendered resignation, the Board will not nominate such person to be a candidate for election as a director at the next annual shareholder meeting.

If a nominee who was not already serving as a director is not elected at the annual meeting, under Delaware law that nominee would not become a director and would not serve on the Board as a “holdover director.” All nominees for election as directors at the 2026 annual meeting are currently serving on the Board.

NOMINATIONS FOR DIRECTORS

The Corporate Governance Committee screens candidates and recommends candidates for nomination to the full Board. In seeking and evaluating director candidates, the committee considers individuals in accordance with the criteria described above under “Director Criteria, Qualifications and Experience.” Director candidates may be recommended by Board members, a third-party search firm or shareholders.

The committee considers candidates proposed by shareholders and evaluates them using the same criteria as for other candidates. A shareholder who wishes to recommend a director candidate for consideration by the committee should send such recommendation to our Corporate Secretary at Zimmer Biomet Holdings, Inc., 345 East Main Street, Warsaw, Indiana 46580, who will then forward it to the committee. Any such recommendation should include a description of the candidate’s qualifications for board service, the candidate’s written consent to be considered for nomination and to serve if nominated and elected, and addresses and telephone numbers for contacting the shareholder and the candidate for more information.

A shareholder who wishes to nominate an individual as a candidate for election, rather than recommend the individual to the committee as a nominee, but does not intend to have the candidate included in our proxy materials, must comply with the advance notice requirements set forth in our Restated Bylaws. (See “What is the deadline to propose actions for consideration or to nominate individuals to serve as directors at the 2027 annual meeting of shareholders? – Notice Requirements for Other Director Nominees or Shareholder Proposals to Be Brought Before the 2027 Annual Meeting of Shareholders” on page 81 for more information.) In addition, our Board has adopted “proxy access,” which permits eligible shareholders to nominate and include in our proxy materials director nominees if certain requirements are met. (See “What is the deadline to propose actions for consideration or to nominate individuals to serve as directors at the 2027 annual meeting of shareholders? – Requirements for Director Nominees to Be Considered for Inclusion in our Proxy Materials (“Proxy Access”)” on page 81 for more information.) Further, shareholders who intend to solicit proxies in support of director nominees other than our nominees must comply with Rule 14a-19 under the Exchange Act. (See “What is the deadline to propose actions for consideration or to nominate individuals to serve as directors at the 2027 annual meeting of shareholders? – Notice Requirements under Universal Proxy Rules” on page 81 for more information.)

COMMUNICATIONS WITH DIRECTORS

Shareholders or other interested parties may contact our directors by writing to them either individually or as a group or partial group (such as all independent directors), c/o Corporate Secretary, Zimmer Biomet Holdings, Inc., 345 East Main Street, Warsaw, Indiana 46580. If you wish your communication to be treated confidentially, please write the word “CONFIDENTIAL” prominently on the envelope and address it to the director by name so that it can be forwarded without being opened. Communications addressed to multiple recipients, such as to “Board of Directors,” “Audit Committee,” “Independent Directors,” etc., will necessarily have to be opened and copied by the Office of the Corporate Secretary in order to forward them, and hence cannot be treated confidentially.

BOARD MEETINGS, ATTENDANCE AND EXECUTIVE SESSIONS

The Board meets on a regularly scheduled basis during the year to review significant developments affecting us and to act on matters requiring Board approval. It also holds special meetings when an important matter requires Board action between scheduled meetings. Members of senior management regularly attend meetings of the Board and its committees to report on and discuss their areas of responsibility. Directors are expected to attend Board meetings, meetings of committees on which they serve and shareholder meetings. Directors are expected to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities. During 2025, the Board held 8 meetings and the standing committees of the Board held a total of 20 meetings. All directors attended 75% or more of the meetings of the Board and committees on which they served. All current directors then standing for election attended the 2025 annual meeting of shareholders, except for Mr. Higgins, due to health reasons.

Each regularly scheduled Board meeting normally begins with a session between the CEO and the independent directors. This provides a platform for discussions outside the presence of the non-Board management attendees, as well as an opportunity for the independent directors to go into executive session (without the CEO) if requested by any director. The independent directors may meet

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in executive session, without the CEO, at any time, and are scheduled for such independent executive sessions at each regularly scheduled Board meeting. Mr. Farrell, in his capacity as Lead Independent Director, presides at these executive sessions.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

On an annual basis, each director and executive officer is obligated to complete a director and officer questionnaire which requires disclosure of any transactions with us in which the director or executive officer, or any member of his or her immediate family, has an interest. Under our Audit Committee’s charter, which is available on our website at www.zimmerbiomet.com, our Audit Committee must review and approve all related person transactions in which any executive officer, director, director nominee or more than 5% shareholder of the company, or any of their immediate family members, has a direct or indirect material interest. The Audit Committee may not approve a related person transaction unless (1) it is in or not inconsistent with our best interest and (2) where applicable, the terms of such transaction are at least as favorable to us as could be obtained from an unrelated third party.

Under our Code of Business Conduct and Ethics, which is available on our website at www.zimmerbiomet.com, and related policies and procedures, actual or potential conflicts of interest involving any other employee must be disclosed to and resolved by our Human Resources Department, in consultation with our Compliance Office.

Stock Trading Policy and prohibition on Pledging and Hedging

We have adopted a Stock Trading Policy that governs the purchase, sale and other disposition of the Company’s common stock by our directors, officers and employees and certain of their family members and related parties that is reasonably designed to promote compliance with insider trading laws, rules, and regulations, including applicable listing standards. The policy prohibits buying or selling the Company's common stock while aware of material non-public information about the Company and from disclosing (“tipping”) such information to others. It is also the Company’s policy to comply with all applicable insider trading laws when transacting in its own securities.

Our Stock Trading Policy prohibits all members of our Board, all executive officers, all employees at or above a director level and certain other designated employees (as well as such individuals’ family members, others living in their home and any entities that such individuals influence or control) from the following:

•
purchasing any financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds), or otherwise engaging in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of Zimmer Biomet securities that such person holds, directly or indirectly, whether or not the Zimmer Biomet securities were acquired as part of his or her compensation;
•
engaging in short sales of Zimmer Biomet securities; and
•
holding Zimmer Biomet securities in a margin account or otherwise pledging Zimmer Biomet securities as collateral for a loan.

The prohibition on hedging included in our Stock Trading Policy does not preclude covered persons from engaging in general portfolio diversification or investing in broad-based index funds.

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COMMITTEES OF THE BOARD

Our Restated Bylaws provide that the Board may delegate certain of its responsibilities to committees. During 2025, the Board had four standing committees: an Audit Committee; a Compensation and Management Development Committee; a Corporate Governance Committee; and a Quality, Regulatory and Technology Committee. Each of the standing committees is composed entirely of independent directors. In addition, the members of the Audit Committee and the Compensation and Management Development Committee meet the heightened standards of independence required by SEC rules and New York Stock Exchange listing standards.

The table below shows the current membership of each standing Board committee and the number of meetings held during 2025.

STANDING COMMITTEE ASSIGNMENTS

Director	Audit Committee	Compensation and Management Development Committee	Corporate Governance Committee	Quality, Regulatory and Technology Committee
Betsy J. Bernard	✓		Chair
Michael J. Farrell		✓		✓
Robert A. Hagemann	✓		✓
Arthur J. Higgins		✓		✓
Maria Teresa Hilado	Chair		✓
Syed Jafry		Chair		✓
Sreelakshmi Kolli	✓			Chair
Devdatt Kurdikar		✓	✓
Louis A. Shapiro	✓			✓
Ivan Tornos
2025 Meetings	8	4	4	4

Audit Committee Maria Teresa Hilado, Chair	Other Committee Members: Betsy J. Bernard Robert A. Hagemann Sreelakshmi Kolli Louis A. Shapiro

The Audit Committee is directly responsible for the appointment, retention, compensation and oversight of our independent registered public accounting firm, including the review and approval of audit fees. The principal functions of the Audit Committee include:

•
pre-approving all auditing services and permissible non-audit services provided to us by our independent registered public accounting firm;
•
reviewing with our independent registered public accounting firm and with management the proposed scope of the annual audit, past audit experience, our program for the internal examination and verification of our accounting records and the results of recently completed internal examinations;
•
reviewing and discussing with management and our independent registered public accounting firm our quarterly and annual financial statements prior to their public release;
•
reviewing major issues as to the adequacy of our internal controls;
•
overseeing our compliance with certain legal and regulatory requirements, including oversight of our Corporate Compliance Program, and aspects of our risk management processes; and
•
overseeing, reviewing and discussing with management our cybersecurity, information systems, artificial intelligence, privacy, data security, and business continuity risk exposures, and threats, and our processes, procedures and actions to identify, assess, monitor, mitigate, remediate and report such risks and threats. The Audit Committee also considers the company’s cybersecurity risks and risks related to the use of artificial intelligence within the company’s overall enterprise risk management framework.

The Board of Directors has determined that Mses. Bernard and Hilado and Mr. Hagemann qualify as “audit committee financial experts” as defined by SEC rules. Shareholders should understand that this designation is an SEC disclosure requirement related to these directors’ experience and understanding with respect to certain accounting and auditing matters. The designation does not impose upon these directors any duties, obligations or liabilities that are greater than those that are generally imposed on them as members of the Audit Committee and the Board, and their designation as audit committee financial experts pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of the Audit Committee or the Board.

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CORPORATE GOVERNANCE

See also the “Audit Committee Matters” section of this proxy statement for additional information about the Audit Committee’s responsibilities and actions and the Audit Committee Report.

The report of the Audit Committee appears on page 26.

Compensation and Management Development Committee Syed Jafry, Chair	Other Committee Members: Michael J. Farrell Arthur J. Higgins Devdatt Kurdikar

The Compensation and Management Development Committee has overall responsibility for approving and evaluating our executive compensation plans, policies and programs. The duties of the Compensation and Management Development Committee include:

•
reviewing and approving corporate goals and objectives relevant to CEO compensation and evaluating the CEO’s performance in light of those goals and objectives;
•
reviewing and discussing with the CEO the performance of our other executive officers;
•
reviewing and approving the base salary, annual and long-term incentive compensation and other compensation, perquisites or special or supplemental benefits to be paid or awarded to our CEO and other executive officers;
•
approving and authorizing the company to enter into any severance arrangements, change in control severance agreements or other compensation-related agreements with our executive officers, in each case as, when and if appropriate;
•
reviewing and making recommendations to the Board with respect to our incentive compensation and equity-based plans;
•
administering our incentive compensation and equity-based plans, including making awards under such plans;
•
monitoring compliance by our executive officers with our stock ownership guidelines;
•
approving, overseeing and administering policies, plans and agreements concerning the recoupment of incentive compensation, including our Compensation Recovery Policy;
•
overseeing the process for identifying and addressing any material risks relating to our compensation policies and practices;
•
cooperating with the Corporate Governance Committee in reviewing non-employee director compensation and providing input with respect to any proposed changes in director compensation;
•
as part of periodic organization and talent planning, either as part of the full Board, or at the Board’s direction, reviewing talent and development plans relative to senior management;
•
either as part of the full Board, or at the Board’s direction, reviewing and monitoring our policies and strategies related to human capital management;
•
reviewing and discussing with management the Compensation Discussion and Analysis required by SEC regulations and, if appropriate, recommending its inclusion in our Annual Report on Form 10-K and proxy statement; and
•
reviewing the results of non-binding advisory votes on executive compensation and determining whether changes should be made to our executive compensation policies and programs in light of shareholder feedback.

None of the members of the Compensation and Management Development Committee during 2025 or as of the date of this proxy statement is or has been our officer or employee or had any relationship requiring disclosure under Item 404 of Regulation S-K of the Exchange Act. None of our executive officers served on the compensation committee or board of any company that employed any member of the Compensation and Management Development Committee or the Board or otherwise under circumstances requiring disclosure under Item 404 of Regulation S-K.

The report of the Compensation and Management Development Committee appears on page 51.

Compensation Risk Assessment

At the request of the Compensation and Management Development Committee, the committee’s compensation consultant conducts an in-depth qualitative review of the potential risks associated with our executive compensation program each year. The components of our executive compensation program are part of our global compensation structure, and the majority of the compensation policies or practices that apply to other levels of our employees or to any of our subsidiaries or divisions are included in our executive compensation program. For 2025, Semler Brossy Consulting Group, LLC (“Semler Brossy”), the committee’s current independent compensation consultant, found that our executive compensation program is in alignment with current market practices, contains an appropriate balance of risk versus rewards and incorporates appropriate risk mitigating factors. Semler Brossy found no design features in our executive compensation practices that pose a significant concern from the perspective of motivating senior officers to knowingly expose us to excessive enterprise risk. We believe that our compensation policies and practices do not encourage excessive risk-taking and are not reasonably likely to have a material adverse effect on us.

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CORPORATE GOVERNANCE

Corporate Governance Committee Betsy J. Bernard, Chair	Other Committee Members: Robert A. Hagemann Maria Teresa Hilado Devdatt Kurdikar (Chair effective May 22, 2026)

The Corporate Governance Committee oversees the Board’s corporate governance policies and practices and assists the Board in its oversight with respect to matters that involve our image, reputation and standing as a responsible corporate citizen. In its oversight of corporate governance policies and practices, the Corporate Governance Committee’s duties include:

•
developing and recommending to the Board criteria for selection of non-management directors;
•
recommending to the Board director nominees for election at the next annual or special meeting of shareholders at which directors are to be elected or to fill any vacancies or newly-created directorships that may occur between such meetings;
•
recommending directors for appointment to Board committees;
•
analyzing information relevant to the Board’s determination as to whether a director is independent;
•
overseeing the annual self-evaluation process for the Board and its committees;
•
periodically reviewing the Board’s leadership structure and recommending any proposed changes to the Board for approval;
•
monitoring emerging corporate governance trends and recommending to the Board any proposed changes in our corporate governance policies;
•
periodically reassessing the Board’s Corporate Governance Guidelines and recommending any proposed changes to the Board for approval; and
•
periodically reviewing, in cooperation with the Compensation and Management Development Committee, the form and amount of non-employee director compensation and recommending any proposed changes to the Board for approval.

In assisting the Board in its oversight with respect to matters that involve our image, reputation and standing as a responsible corporate citizen, the Corporate Governance Committee reviews and considers, among other items, the following from time to time as it deems appropriate:

•
current and emerging ESG, political, corporate citizenship and public policy issues and trends that may affect our business activities, performance, reputation or public image;
•
our public policy, government relations and advocacy activities, including our policies on political contributions and the activities of the Zimmer Biomet Political Action Committee;
•
our sustainability activities, including initiatives related to the environment and climate change;
•
our community relations activities and charitable contributions, including the underlying philosophy, goals and purposes of our contribution activities;
•
our initiatives related to promoting access to healthcare and other social responsibility issues; and
•
shareholder proposals submitted for inclusion in our proxy materials that relate to public policy or social responsibility issues.

Quality, Regulatory and Technology Committee Sreelakshmi Kolli, Chair	Other Committee Members: Michael J. Farrell Arthur J. Higgins Syed Jafry Louis A. Shapiro

The Quality, Regulatory and Technology (“QR&T”) Committee assists the Board in its oversight of product quality and safety and our research, innovation and technology initiatives in the context of our overall corporate strategy, goals and objectives. In its oversight of risk management, the QR&T Committee reviews and considers, among other items, the following:

•
our overall quality strategy;
•
processes in place to monitor and control product quality and safety;
•
results of product quality and quality system assessments by the company and external regulators; and
•
any significant product quality issues that may arise.

In overseeing our research, innovation and technology initiatives, the QR&T Committee reviews and considers, among other items, the following as it deems appropriate:

•
the strategic goals, objectives and direction of our research programs and the alignment of those programs with our portfolio of businesses and our long-term business objectives and strategic goals;
•
the relationship of our strategic research plan to our overall approach to technical and commercial innovation and technology acquisition;
•
our product development pipeline;

Zimmer Biomet 20

CORPORATE GOVERNANCE

•
our major technology positions and strategies relative to emerging technologies, emerging concepts of therapy and healthcare, and changing market requirements, including artificial intelligence and machine learning and the application of artificial intelligence and machine learning to medical technology;
•
the processes for identifying and prioritizing, and, as applicable, the development of, innovative technologies that arise from within and outside the company;
•
our ability to internally develop technology being, or proposed to be, developed, or to access and maintain such technology from third parties through acquisitions, licensing, collaborations, alliances, investments or otherwise; and
•
the potential impact on us in the event that technology being, or proposed to be, developed is not developed or accessed by us.

COMPENSATION OF NON-EMPLOYEE DIRECTORS

The Board believes that providing competitive compensation is necessary to attract and retain qualified non-employee directors. The key components of director compensation include annual retainers, committee chair annual fees and equity-based awards. It is the Board’s practice to provide a mix of cash and equity-based compensation to more closely align the interests of directors with our shareholders.

The following table sets forth information regarding the compensation we paid to our non-employee directors for 2025. Mr. Tornos is not included in this table because he received no additional compensation for his service as a director.

2025 Director Compensation Table

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	All Other Compensation(3) ($)	Total ($)
(a)	(b)	(c)	(g)	(h)
Christopher B. Begley(4)	120,000	—	15,546	135,546
Betsy J. Bernard	125,000	205,000	19,258	349,258
Michael J. Farrell	150,000	205,000	15,427	370,427
Robert A. Hagemann	122,500	205,000	28,848	356,348
Arthur J. Higgins	110,000	205,000	33,104	348,104
Maria Teresa Hilado	128,750	205,000	9,382	343,132
Syed Jafry	125,000	221,250	6,313	352,563
Sreelakshmi Kolli	125,000	267,500	4,466	396,966
Devdatt Kurdikar	110,000	260,000	927	370,927
Louis A. Shapiro	110,000	260,000	1,584	371,584

(1)
Amounts include fees that were paid in cash plus fees that were voluntarily deferred at each director’s election under our Deferred Compensation Plan for Non-Employee Directors. As explained more fully below, compensation that a director elects to defer is credited to the director’s deferred compensation account as either treasury units, dollar units or deferred share units (“DSUs”) and will be paid in cash following the director’s retirement or other termination of service from the Board.
(2)
Represents the grant date fair value of the stock awards granted in 2025 to the non-employee directors, determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC 718”). For these stock awards, the grant date fair value is the average of the high and low selling prices of our common stock on the New York Stock Exchange on the date of grant. All stock awards to directors are fully vested on the date of grant but are subject to mandatory deferral of settlement until the director’s termination of service from the Board, or later, as explained more fully below.
(3)
Amounts in this column represent the dollar value of dividend equivalents credited in the form of additional DSUs under the Deferred Compensation Plan for Non-Employee Directors. Dividend equivalents are credited at the same rate as cash dividends paid on our common stock.
(4)
Mr. Begley's service on the Board ended on May 29, 2025.

Zimmer Biomet 21

CORPORATE GOVERNANCE

The following table sets forth the grant date fair value of annual grants of restricted stock units (“RSU”) and DSUs awarded to each director elected or reelected at the 2025 annual meeting of shareholders and the grant date fair value of DSUs granted during 2025 pursuant to the mandatory deferral provisions of the Deferred Compensation Plan for Non-Employee Directors.

2025 STOCK AWARDS

Name	RSUs (granted 05-29-25) ($)	DSUs (granted 05-29-25) ($)	DSUs (mandatory deferral) ($)	Total ($)
Christopher B. Begley	—	—	—	—
Betsy J. Bernard	130,000	75,000	—	205,000
Michael J. Farrell	130,000	75,000	—	205,000
Robert A. Hagemann	130,000	75,000	—	205,000
Arthur J. Higgins	130,000	75,000	—	205,000
Maria Teresa Hilado	130,000	75,000	—	205,000
Syed Jafry	130,000	75,000	16,250	221,250
Sreelakshmi Kolli	130,000	75,000	62,500	267,500
Devdatt Kurdikar	130,000	75,000	55,000	260,000
Louis A. Shapiro	130,000	75,000	55,000	260,000

Retainers

We pay non-employee directors quarterly, on the last day of March, June, September and December. During 2025, we paid non-employee directors an annual retainer of $110,000 subject to mandatory deferral requirements as described below. We paid our non-executive Chairman of the Board an additional retainer at an annual rate of $130,000 and our Lead Independent Director an additional retainer at an annual rate of $40,000, each prorated based on quarters during which Messrs. Begley and Farrell served in each applicable role in 2025, respectively. We paid our Audit Committee chair an additional annual retainer of $25,000, we paid our Compensation and Management Development Committee chair an additional annual retainer of $20,000, and we paid each of the chairs of our other standing Board committees additional annual retainers of $15,000. Accordingly, we paid the following amounts during 2025:

	March 31 ($)	June 30 ($)	September 30 ($)	December 31 ($)	Total ($)
Non-executive Chairman annual retainer	32,500	32,500	—	—	65,000
Lead Independent Director annual retainer	—	10,000	10,000	10,000	30,000
Director annual retainer	27,500	27,500	27,500	27,500	110,000
Audit Committee chair annual retainer	6,250	6,250	6,250	6,250	25,000
Compensation and Management Development Committee chair annual retainer	5,000	5,000	5,000	5,000	20,000
Other standing committee chair annual retainer	3,750	3,750	3,750	3,750	15,000

Directors who commence service on the Board, as a standing committee chair, Lead Independent Director or non-executive Chairman are paid applicable quarterly fees beginning with the quarter during which they commence such service. Similarly, directors who terminate service on the Board, as a standing committee chair, Lead Independent Director or non-executive Chairman are paid applicable quarterly fees through the quarter during which such service terminated.

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CORPORATE GOVERNANCE

Equity-Based Compensation and Mandatory Deferrals

We awarded each non-employee director who was elected or reelected at the 2025 annual meeting of shareholders DSUs as of the date of the annual meeting with a value of $75,000, determined by dividing such value by the average high and low price of our common stock on that date. We require that these annual DSU awards be credited to a deferred compensation account under the provisions of the Deferred Compensation Plan for Non-Employee Directors. DSUs represent an unfunded, unsecured right to receive shares of our common stock or the equivalent value in cash, and the value of DSUs varies directly with the price of our common stock. We also require that 50% of a director’s annual retainer be deferred and credited to his or her deferred compensation account in the form of DSUs with a value equal to six times the director's annual fees.

Non-employee directors may elect to defer receipt of compensation in excess of their mandatory deferral and annual DSU award. Elective deferrals are credited to the director’s deferred compensation account in the form of either treasury units, dollar units or DSUs with an initial value equal to the amount of fees deferred. The value of treasury units and dollar units does not change after the date of deferral. Amounts deferred as treasury units are credited with interest at a rate based on the six-month U.S. Treasury bill discount rate for the preceding year. Amounts deferred as dollar units are credited with interest at a rate based on the rate of return of our invested cash during the preceding year. When we pay cash dividends on our common stock, amounts deferred as DSUs are credited with additional DSUs equal to the number of shares of our common stock that could have been purchased if we paid cash dividends on the DSUs held in directors’ deferred compensation accounts and such cash was reinvested in our common stock. These additional DSUs are subject to mandatory deferral.

All treasury units, dollar units and DSUs are immediately vested and payable following termination of the non-employee director’s service on the Board. We settle annual DSU awards and mandatory deferral DSUs in shares of our common stock. We pay the value of treasury units, dollar units and elective deferral DSUs in cash. Non-employee directors may elect to receive the cash payment in a lump sum or in not more than ten annual installments.

During 2025, we also awarded each non-employee director RSUs as of the date of the annual meeting of shareholders with an initial value of $130,000 based on the average high and low price of our common stock on that date. These awards were made under the Stock Plan for Non-Employee Directors. The RSUs vested immediately and are subject to mandatory deferral until May 29, 2028, or, if later, the director’s retirement or other termination of service from the Board. We will settle the RSUs in shares of our common stock.

Insurance, Expense Reimbursement and Director Education

We provide non-employee directors with travel accident insurance and reimburse reasonable expenses they incur for transportation, meals and lodging when on Zimmer Biomet business. We also reimburse non-employee directors for reasonable out-of-pocket expenses, including tuition costs incurred in attending director education programs.

Zimmer Biomet 23

AUDIT COMMITTEE MATTERS

AUDIT COMMITTEE MATTERS

Proposal 2 – Ratification of the Appointment of the Independent Registered Public Accounting Firm

The Audit Committee is directly responsible for the appointment, retention, compensation and oversight of our independent registered public accounting firm, including the review and approval of audit fees. The Audit Committee has appointed PricewaterhouseCoopers LLP (“PwC”) to serve as our independent registered public accounting firm for 2026. We are asking shareholders to ratify this appointment as a matter of policy.

If shareholders do not ratify the selection of PwC, the Audit Committee will consider any information submitted by shareholders in connection with the selection of the independent registered public accounting firm for the next year. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee believes such a change would be in our best interest and in the best interest of our shareholders.

PwC has served as our independent registered public accounting firm continuously since 2000. In accordance with SEC rules, audit partners are subject to rotation requirements to limit the number of consecutive years an individual partner may provide audit services to us. For lead and concurring review audit partners, the maximum number of consecutive years of service in that capacity is five years. The process for selection of our lead audit partner pursuant to this rotation policy involves discussions among PwC, management and the full Audit Committee, as well as interviews by the Chair of the Audit Committee and our CFO of candidates recommended by PwC. In addition, in order to assure continuing auditor independence, the Audit Committee periodically considers whether there should be a regular rotation of our independent registered public accounting firm, which consideration includes evaluating audit firm rotation standards applicable outside of the U.S. and shareholder feedback regarding audit firm rotation.

In determining whether to reappoint PwC to serve as our independent registered public accounting firm, the Audit Committee annually considers several factors, including:

•
PwC’s independence and objectivity;
•
PwC’s capabilities considering the complexity of our global operations, including the skills and experience of the lead audit partner;
•
PwC’s historical and recent performance, including the extent and quality of PwC’s communications with the Audit Committee and management’s views of PwC’s overall performance;
•
data related to audit quality and performance, including recent Public Company Accounting Oversight Board (“PCAOB”) inspection reports on PwC;
•
PwC’s knowledge of and familiarity with our business and industry and our accounting policies and practices; and
•
the appropriateness of PwC’s fees, taking into account the size and level of complexity of our organization and the resources necessary to perform the audit.

The members of the Audit Committee and the Board believe that the continued retention of PwC to serve as our independent registered public accounting firm is in our best interest and in the best interest of our shareholders.

Representatives of PwC attended all meetings of the Audit Committee in 2025. We expect that a representative of PwC will be present at the annual meeting. This representative will have an opportunity to make a statement and will be available to respond to appropriate questions.

Our Board recommends a vote FOR ratification of the appointment of PwC as our independent registered public accounting firm for 2026.

RESPONSIBILITIES OF THE AUDIT COMMITTEE

The Audit Committee is responsible for overseeing the integrity of our financial statements, the qualifications, performance and independence of the independent registered public accounting firm, the performance of our internal audit function and compliance with certain legal and regulatory requirements, including oversight of our Corporate Compliance Program. The committee is directly responsible for the appointment, retention, compensation and oversight of our independent registered public accounting firm.

Management is responsible for the financial reporting process, including the system of internal control, for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States and for management’s report on internal control over financial reporting.

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AUDIT COMMITTEE MATTERS

The independent registered public accounting firm is responsible for auditing the consolidated financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States as well as rendering an opinion on the company’s internal control over financial reporting.

The committee’s responsibility is to oversee and review the financial reporting process and to review and discuss management’s report on internal control over financial reporting. Committee members are not, however, professionally engaged in the practice of accounting or auditing and do not provide any expert or other special assurance as to such financial statements concerning compliance with laws, regulations or accounting principles generally accepted in the United States or as to the independence of the independent registered public accounting firm. The committee relies, without independent verification, on the information provided to it and on the representations made by management and the independent registered public accounting firm.

See also “CORPORATE GOVERNANCE – Committees of the Board – Audit Committee” on page 18 for additional information about the Audit Committee’s functions and composition.

ACTIVITIES OF THE AUDIT COMMITTEE IN 2025

The committee held 8 meetings during 2025. The meetings were designed, among other things, to facilitate and encourage communication among the committee, management, our internal auditor and PwC. At these meetings, the committee:

•
discussed with the internal auditor and with PwC the overall scope and plans for their respective audits;
•
reviewed and discussed with management and PwC the company's consolidated financial statements;
•
met with the internal auditor and PwC, with and without management present, to discuss the results of their examinations and their evaluations of the company’s internal control over financial reporting;
•
reviewed and discussed with management, the internal auditor and PwC management’s report on internal control over financial reporting and PwC’s report on internal control over financial reporting;
•
reviewed and discussed the company’s compliance with Section 404 of the Sarbanes-Oxley Act of 2002;
•
discussed major financial risk exposures with management and the steps management has taken to monitor and control such exposures, including risk assessment and risk management policies and processes;
•
reviewed and discussed with management the design and operation of our Corporate Compliance Program designed to prevent, detect and remediate non-compliance with applicable laws, regulations, industry codes and Zimmer Biomet policies and procedures;
•
reviewed and discussed with management our cybersecurity, artificial intelligence, information systems, privacy, data security, and related risk exposures and threats;
•
reviewed and discussed with management our enterprise resource program planning, implementation, recovery and remediation actions;
•
received and reviewed a report prepared by an independent firm in collaboration with our internal auditor regarding the testing of payments we made to healthcare professionals during 2025; the focus of the testing was to confirm that the payments were made on a basis consistent with identified requirements of our Corporate Compliance Program;
•
discussed with management and the internal auditor the process used to support certifications by the CEO and CFO that are required by the SEC and the Sarbanes-Oxley Act of 2002 to accompany periodic filings with the SEC and the processes used to support management’s report on internal control over financial reporting;
•
pre-approved audit and permitted non-audit services in accordance with the policy described below;
•
discussed with PwC the matters required to be communicated to the committee as described below;
•
discussed the auditor’s independence with PwC and made the conclusions regarding independence described below; and
•
evaluated PwC’s performance and considered factors relevant to the reappointment of PwC.

AUDIT COMMITTEE PRE-APPROVAL OF SERVICES OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has adopted a policy for pre-approval of audit and permitted non-audit services by our independent registered public accounting firm. The Audit Committee will consider annually and, if appropriate, pre-approve the provision of audit and permitted non-audit services. The Audit Committee will also consider on a case-by-case basis and, if appropriate, pre-approve specific services that are not otherwise pre-approved. Any proposed engagement that does not fit within the definition of a pre-approved service may be presented to the Audit Committee for consideration at its next regular meeting or, if earlier consideration is required, to the Chair of the Audit Committee between regular meetings. The Audit Committee Chair has the delegated authority to pre-approve such services up to a specified fee amount. These pre-approval decisions are reported to the full Audit Committee at its next scheduled meeting.

Zimmer Biomet 25

AUDIT COMMITTEE MATTERS

AUDIT AND NON-AUDIT FEES

The following table shows the fees that we paid or accrued for audit and other services provided by PwC for the years 2025 and 2024. All of the services described in the following fee table were approved in conformity with the Audit Committee’s pre-approval process described above.

	(000’s)
	2025	2024
Audit Fees(1)	$10,723	$10,575
Audit-Related Fees(2)	260	237
Tax Fees(3)	1,965	319
All Other Fees(4)	2	2
Total Fees	$12,950	$11,133

(1)
This category includes the audit of our annual financial statements, the audit of our internal control over financial reporting, the review of interim financial statements included in our quarterly reports on Form 10-Q and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those years. This category also includes advice on accounting matters that arose during, or as a result of, the audit or the review of interim financial statements and statutory audits required by non-U.S. jurisdictions.
(2)
This category consists of assurance and related services provided by PwC that are reasonably related to the performance of the audit or review of our financial statements and are not reported above under “Audit Fees.” Fees for audit-related services primarily related to attestation services, agreed-upon procedures, accounting consultation, and non-statutory financial and compliance reporting outside the U.S.
(3)
This category consists of tax services provided by PwC for tax compliance as well as tax advice including tax planning and transfer pricing services.
(4)
This category consists primarily of fees for the use of PwC accounting research and other data insight tools, benchmarking services and other operational reviews.

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed and discussed with management and PwC the audited financial statements for the year ended December 31, 2025, and PwC’s evaluation of the company’s internal control over financial reporting. The committee has discussed with PwC the matters that are required to be discussed by the applicable requirements of the PCAOB and the SEC. PwC has provided the committee the written disclosures and the letter required by applicable requirements of the PCAOB regarding PwC’s communications with the committee concerning independence, and the committee has discussed with PwC that firm’s independence. The committee has concluded that PwC’s provision of audit and non-audit services to the company and its affiliates is compatible with PwC’s independence.

Based on the reviews and discussions described above, and subject to the limitations on the committee’s role and responsibilities as described in this proxy statement and in the Audit Committee’s charter, the Audit Committee recommended to the Board of Directors, and the Board approved, that the audited consolidated financial statements for the year ended December 31, 2025 be included in our Annual Report on Form 10-K for filing with the SEC.

Audit Committee

Maria Teresa Hilado, Chair

Betsy J. Bernard

Robert A. Hagemann

Sreelakshmi Kolli

Louis A. Shapiro

Zimmer Biomet 26

Executive compensation

EXECUTIVE COMPENSATION

Proposal 3 – Advisory Vote to Approve Named Executive Officer Compensation

The Board of Directors is committed to excellence in corporate governance and recognizes the interest our shareholders have expressed with respect to our executive compensation program. As a part of this commitment, and in accordance with Section 14A of the Exchange Act, our shareholders are being asked to approve, on a non-binding, advisory basis, the compensation of our named executive officers (“NEOs”) as reported in this proxy statement. This proposal, commonly known as a “Say on Pay” proposal, gives shareholders the opportunity to endorse or not endorse our executive compensation program for our NEOs for 2025.

A detailed description of our executive compensation program is available in the Compensation Discussion and Analysis section of this proxy statement (the “CD&A”). Our Board and Compensation and Management Development Committee believe that our executive compensation program is tied to performance, aligns with shareholder interests and merits shareholder support. Accordingly, the Board recommends that shareholders vote in favor of the following resolution:

“RESOLVED, that the shareholders of Zimmer Biomet Holdings, Inc. approve, on an advisory basis, the compensation of the company’s named executive officers as disclosed in this proxy statement pursuant to the SEC’s executive compensation disclosure rules, including the CD&A, the compensation tables and narrative disclosures.”

Although this vote is non-binding, the Board and the Compensation and Management Development Committee value the views of our shareholders and will review the voting results. Through our shareholder outreach program, we take steps to understand shareholder concerns that influence the vote and consider them in making future decisions about executive compensation. We currently conduct annual advisory votes on executive compensation, and we expect to conduct the next advisory vote at our 2027 annual meeting of shareholders.

Our Board recommends a vote FOR the advisory resolution approving executive compensation.

Zimmer Biomet 27

Executive compensation

COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE SUMMARY

2025 NEOs

This CD&A describes the compensation of the following NEOs for 2025:

NEO	Title
Ivan Tornos	Chairman, President and Chief Executive Officer
Suketu Upadhyay	Chief Financial Officer and Executive Vice President – Finance, Operations and Supply Chain
Kevin Thornal	Group President, Global Businesses and the Americas
Jehanzeb Noor	Senior Vice President, Chief Strategy, Business Development, Innovation and Transformation Officer
Wilfred van Zuilen	Group President, Europe, Middle East and Africa (“EMEA”)

Our 2025 Results and Executive Compensation

Zimmer Biomet is a global medical technology leader with a comprehensive portfolio designed to maximize mobility and improve health. We design, manufacture and market orthopedic reconstructive products; sports medicine, biologics, extremities and trauma products; craniomaxillofacial and thoracic products; surgical products; and a suite of integrated digital and robotic technologies that leverage data, data analytics and artificial intelligence. We collaborate with healthcare professionals around the globe to advance the pace of innovation. Our products and solutions help treat patients suffering from disorders of, or injuries to, bones, joints or supporting soft tissues. Our mission is to alleviate pain and improve the quality of life for people around the world.

In 2025, our net sales increased 7.2% over 2024, driven by a combination of our acquisition of Paragon 28, Inc. (“Paragon 28”) on April 21, 2025, market growth, new product introductions, and lower net sales in the prior year due to operational challenges fulfilling customer orders as a consequence of a new enterprise resource planning software system implementation. In addition, our net sales in 2025 experienced a positive effect of 0.8 percent from changes in foreign currency exchange rates. We also achieved several important business objectives during 2025, including:

•
acquiring Paragon 28, Inc. (NYSE: FNA), a leading medical device company focused exclusively on the foot and ankle orthopedic segment, demonstrating Zimmer Biomet’s commitment to investing in higher growth end-markets with expansion into the ~$5 billion foot and ankle segment.
•
acquiring Monogram Technologies (NASDAQ: MGRM), an AI-driven robotics company, to expand Zimmer Biomet’s robotics suite with semi- and fully autonomous solutions, creating the broadest, most flexible suite of orthopedic robotics and navigation technologies to meet surgeons’ needs.
•
continuing our innovation journey by receiving regulatory authorization for several significant product launches, including:
o
obtaining FDA 510(k) clearance of Persona® Revision SoluTion™ Femur;
o
launching two new foot and ankle solutions for complex trauma cases, continuing the track record of innovation from the Company’s Paragon 28 business; and
o
obtaining Japan PMDA approval of iTaperloc® Complete and iG7 Hip System, the world’s first orthopedic implants with iodine technology.
•
signing a strategic partnership with Getinge, a global medical technology company, where Zimmer Biomet will distribute Getinge’s Operating Room capital products to Ambulatory Surgery Center customers, creating a turnkey solution.
•
launching the You’ll Be Back and This, You Can Do Campaigns with Chief Movement Officer Arnold Schwarzenegger, providing millions of people living with joint pain with an online community that empowers them with resources to make informed choices about their mobility and driving awareness of Zimmer Biomet’s Knee solutions in key U.S. markets.
•
achieving recognition of our leading culture, including through being recognized as:
o
one of the 2025 World’s Most Ethical Companies® by Ethisphere;
o
one of America’s Best Mid-Size Companies in 2025 by TIME;
o
a Great Place to Work® in Colombia, India, Ireland, Poland, Puerto Rico, Saudi Arabia, Switzerland and the United States; and
o
one of the best 100 companies to work for in Europe by Fortune.

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Executive compensation

Objectives of Our Compensation Program

The primary objective of Zimmer Biomet’s executive compensation program is to drive long-term shareholder value creation. We design our executive compensation program to reinforce our pay-for-performance philosophy and to compete for strong leadership talent.

Our NEOs’ total direct compensation is heavily weighted toward variable compensation elements, meaning actual amounts earned will vary as a result of company and individual performance, as well as business unit or geographic results where applicable. We emphasize performance-based compensation that appropriately rewards executives for delivering results that meet or exceed multiple pre-established goals over one-, two-, and three-year periods, with metrics and targets selected because they are directly linked to our strategic goals. In addition, our long-term incentive program rewards absolute stock price growth as well as constant currency revenue growth, adjusted earnings per share growth and relative and relative total shareholder return (“TSR”). As executives assume greater responsibilities, more of their pay is contingent on company performance.

The committee establishes performance measures and targets for our annual bonus program and annual equity grants by starting with Zimmer Biomet’s strategy and financial plan, its key strategic objectives and how success in those objectives is measured. In 2025, the company’s strategy to drive long-term, shareholder value creation through revenue growth, increasing operational efficiency, free cash flow generation and increasing our weighted average market growth rate through acquisitions, the committee determined that constant currency revenue growth, adjusted earnings growth, free cash flow generation and relative TSR were the appropriate measures for our incentive plans. The financial measures are all non-GAAP measures that management uses to facilitate its operational decision-making and provide key insights into the Company and management’s achievements, while relative TSR remains a critical measure of management performance.

As discussed further below under “Shareholder Engagement and Response to the 2025 Say on Pay Vote,” the committee seeks shareholder feedback on executive compensation matters. Throughout 2024, the committee continued its engagement with shareholders on a variety of topics, including incentive compensation performance measures and evaluated alternative incentive compensation performance measures, but ultimately decided to maintain the same incentive measures for our executive compensation program in 2025.

COMPENSATION MIX

Our NEOs’ total direct compensation is heavily weighted toward variable compensation elements, meaning actual amounts earned and paid will vary as a result of company and individual performance, as well as business unit or geographic results where applicable. We emphasize performance-based compensation that appropriately rewards executives for delivering results that meet or exceed multiple pre-established goals over one-, two- and three-year periods, with metrics and targets selected because they are directly linked to our strategic goals. In addition, our long-term incentive program rewards absolute stock price growth as well as constant currency revenue growth, adjusted earnings per share growth and relative TSR.

As executives assume greater responsibilities, more of their pay is contingent on company performance. With respect to 2025, 91.8% of our CEO’s target total direct compensation at the time of grant was variable and tied to our annual and long-term performance, including stock price performance as to both his PRSUs and RSUs. The committee assesses each NEO’s target total direct compensation opportunity annually to facilitate alignment with the objectives of our compensation program and market practice.

2025 Target Total Direct Compensation(1)
NEO	Base Salary	Annual Incentive(2)	PRSUs(2) (Grant Date Fair Value)	RSUs(3) (Grant Date Fair Value)
Ivan Tornos	8.2%	15.4%	38.2%	38.2%
Suketu Upadhyay	15.0%	18.9%	33.1%	33.1%
Kevin Thornal	6.5%	8.1%	42.7%	42.7%
Jehanzeb Noor(4)	9.0%	9.6%	38.0%	28.8%
Wilfred van Zuilen	21.4%	21.0%	28.8%	28.8%

(1)
Percentages are computed based on the underlying individual whole numbers and therefore may not equal 100%.
(2)
Denotes performance-based (i.e., at-risk) compensation.
(3)
In addition to the annual incentive and PRSUs being variable compensation, we also consider RSUs to be variable because their value is affected by stock price performance, but RSUs are not considered at-risk.
(4)
Included in Mr. Noor’s base salary amount are his 2025 actual salary of 683,000 and his one-time cash buyout award of $1,500,000. Mr. Noor’s PRSUs include his annual LTI award of $900,008, and one-time PRSU award of $2,000,042. Mr. Noor’s RSUs include his annual LTI award of $900,102, and one-time equity buyout award of $1,300,061. Figures do not round to 100% due to the effects of the one-time sign on cash payment to Mr. Noor during 2025.

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Executive compensation

Ivan Tornos Compensation

8.2%
15.4%
38.2%
38.2%
54% Pay at Risk

Average Compensation for Other NEOs(1)

13.0%
14.4%
35.6%
33.3%
50% Pay at Risk

Base Salary
Annual Incentive
PRSUs
RSUs

(1) Figures do not round to 100% due to the effects of the one-time sign on cash payment to Mr. Noor during 2025.

Summary of Cash Payouts for 2025

The below table sets forth our NEOs’ 2025 annual incentive plan payouts, as a percentage of the target opportunity and in terms of dollar amount. Additional details are provided later in this CD&A.

	2025 Annual Cash Incentive Plan Payout
NEO	(%)	($)
Ivan Tornos	125.9	2,420,767
Suketu Upadhyay	125.9	1,141,636
Kevin Thornal	124.6	505,275
Jehanzeb Noor(1)	125.9	730,913
Wilfred van Zuilen(1)	110.7	730,333

(1)
Messrs. Noor and van Zuilen’s compensation is paid in Swiss francs and has been converted to U.S. Dollars for purposes of this table using the average exchange rate for 2025 of 1 CHF = 1.2034 USD (rounded).

The committee selected three financial measures by which to assess 2025 performance for purposes of the awards under the annual cash incentive plan. These measures were selected to provide a balanced set of performance targets that focus on growth, profitability and operating efficiency, which we believe best drive total shareholder return.

Summary of PRSU Payouts for 2023-2025 Performance Period

The below table sets forth our NEOs’ payouts under the PRSUs granted in 2023 for the three-year performance period of 2023-2025, as a percentage of the target opportunity and in terms of number of PRSUs. Additional details are provided later in this CD&A.

		2023-2025 PRSU Payout
NEO	(%)	Number of PRSUs
Ivan Tornos	79.6	24,436
Suketu Upadhyay	79.6	10,217
Kevin Thornal	—	—
Jehanzeb Noor	—	—
Wilfred van Zuilen	79.6	4,843

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Executive compensation

New Executives and Their Compensation

New Senior Vice President, Chief Strategy, Business Development, Innovation and Transformation Officer

Mr. Noor joined the company as Senior Vice President, Chief Strategy, Business Development, Innovation and Transformation Officer in March 2025. Prior to that, he served as President and Managing Director for Europe, Africa, and Asia at Trivium. Prior to that, he was CEO of Smiths Medical, and before that held roles of increasing responsibility at Amcor, McKinsey (Partner), Ford Motor Company and Constellation Energy Commodities Group.

In determining the new hire compensation package for Mr. Noor, the committee recognized the importance of attracting an experienced and innovative executive. In addition, the committee recognized that, in order to induce a proven executive to leave his or her current employer, new hire compensation packages often involve one-time awards that are larger than the annual incentive opportunities typically awarded to NEOs.

The committee approved the following compensation arrangements with Mr. Noor as set forth in his Swiss employment agreement and described in further detail later in this CD&A:

•
an initial base salary of $750,000 (using the average exchange rate for 2025 of 1 CHF = 1.2034 USD (rounded);
•
a target annual cash incentive opportunity of 85% of his base salary earned in 2025;
•
a one-time equity award of time-vested RSUs with an aggregate grant date fair value of approximately $1,300,000 intended to replace the value of unvested equity awards that Mr. Noor forfeited upon leaving Trivium to join Zimmer Biomet, which RSUs will vest ratably on the first three (3) anniversaries of the grant date;
•
annual LTI awards with an aggregate grant date fair value of approximately $1,800,000, split 50% in RSUs and 50% in PRSUs;
•
a one-time cash buyout award of $1,500,000 intended to replace the value of cash payments under Trivium’s long-term incentive plan, bonus plan and other awards that Mr. Noor forfeited upon leaving Trivium to join Zimmer Biomet;
•
a one-time PRSU award with an aggregate grant date fair value of approximately $2,000,000 to incentivize Mr. Noor to achieve certain confidential financial performance goals, to be measured over three years; and
•
a company car or car allowance, according to the company’s European Car Policy, at an estimated annual cost of $27,409 (using the average exchange rate for 2025 of 1 CHF = 1.2034 USD (rounded)).

Additionally, Mr. Noor entered into a confidentiality, non-competition and non-solicitation agreement and a “double trigger” change in control severance agreement with us, is eligible to participate in our executive severance plan and various benefit plans on their terms as in effect from time to time, and is subject to stock ownership guidelines that require him to own shares with a value equal to at least two times his base salary.

New Group President, Global Businesses and the Americas

Mr. Thornal joined the company as Group President, Global Businesses and the Americas, effective July 1, 2025. Prior to joining the company, Mr. Thornal served as President and Chief Executive Officer of Nevro Corp. from April 2023, and as a member of its Board of Directors from May 2023, until the completion of its acquisition by Globus Medical, Inc. in April 2025. He previously served as the Group President of Global Diagnostic Solutions at Hologic, Inc. from April 2022 to April 2023. Mr. Thornal served in several leadership positions with increasing levels of responsibility at Hologic from 2014 to April 2023. Prior to Hologic, Mr. Thornal held several roles of increasing responsibility at Stryker Corp. from 2004 to 2014 in sales, marketing, and business development.

In determining the new hire compensation package for Mr. Thornal, the committee recognized the importance of attracting an experienced healthcare executive, with the necessary experience to lead our salesforce transformation and other transformation efforts on a day-to-day basis.

The committee approved the following compensation arrangements with Mr. Thornal as set forth in his offer letter and described in further detail later in this CD&A:

•
an initial base salary of $850,000;
•
a target annual cash incentive opportunity for 2025 of 100% of his base salary earned in 2025; and
•
an annual grant upon hire with a target value of $5.3 million, split 50% in RSUs and 50% in PRSUs with the same vesting and performance conditions as the awards made to our other NEOs in February 2025, except that the RSUs’ vesting shall occur on the anniversaries of the date of grant.

Additionally, Mr. Thornal entered into a non-disclosure, trade secret and intellectual property agreement and a “double trigger” change in control severance agreement with us, is eligible to participate in our executive severance plan and various benefit plans on their terms as in effect from time to time, and is subject to stock ownership guidelines that require him to own shares with a value equal to at least three times his base salary.
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Executive compensation

Shareholder Engagement and Response to the 2025 Say on Pay Vote

The committee has historically taken into consideration the results of our non-binding advisory votes on executive compensation (commonly referred to as “Say on Pay”) when making future decisions regarding the structure and implementation of our executive compensation program. For the past several years, at the Board’s request, and with committee involvement and Board oversight, we have engaged in shareholder outreach to hear feedback directly from shareholders about our executive compensation program and other governance matters. At our 2025 annual meeting of shareholders, approximately 95% of votes cast were in favor of our Say on Pay proposal.

Shareholder Outreach and Engagement

We value the perspectives of our shareholders and believe that shareholder engagement leads to enhanced governance and compensation practices. We use our engagement program to learn the views of our shareholders and other stakeholders, to address questions and concerns and to provide insights regarding our policies and practices. We view our annual Say on Pay votes as an important foundation for hearing our shareholders’ perspectives. We maintain a multi-phased shareholder outreach program, which we continue to enhance and evolve. Our program involves frequent shareholder engagement meetings, focused around our annual meeting and during the fall and winter, to better understand our shareholders’ concerns underlying the voting results of our annual Say on Pay proposals and to gather insights to inform the committee and Board regarding emerging issues as they make compensation decisions for the following year. The collective feedback received is reported to and discussed with the committee and, where applicable, the Corporate Governance Committee and the Board.

In advance of the 2026 annual meeting, we reached out to over 20 of our largest shareholders representing approximately 64% of our outstanding shares (based on share ownership data as of December 31, 2025) to invite them to meet with us. As a result of that outreach, we met with institutional shareholders representing approximately 15% of those shares we invited. During these discussions, we invited shareholder feedback on compensation matters, and feedback focused on incentive compensation performance measures. Additionally, based on the replies that we received, some of the shareholders that declined the opportunity to engage indicated that they did so because they did not have concerns with the design of our executive compensation program. The committee factored the collective shareholder feedback and considerations relating to our 2025 Say on Pay votes into its final review of 2025 executive performance and 2026 executive compensation actions.

The discussions also addressed a variety of other topics, including climate and environmental sustainability initiatives; product recalls and quality matters; our financial and stock performance; health equity and affordability matters; supply chain matters; Board leadership structures and succession planning; our relationships with regulatory agencies overseeing medical devices; possible disclosure enhancements; and the continuing evolution of disclosure requirements for environmental and sustainability matters.

Our team involved in these shareholder outreach efforts included our SVP, Investor Relations, our VP, Total Rewards, our VP, Operations, our VP, Corporate Responsibility, our VP, Associate General Counsel & Assistant Secretary, our Senior Director, Investor Relations and our Operations Director. The balance of the shareholders we invited either declined our invitation (4 firms representing approximately 22% of the shares of the holders we invited) or did not respond.

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Executive compensation

KEY EXECUTIVE COMPENSATION PROGRAM PRACTICES

The committee has designed our executive compensation program and practices to align executives’ financial interests with those of our shareholders. Following is a description of key program features and practices that illustrate this alignment:

We Do:	We Don't:

Pay for performance. A significant percentage of our NEOs’ target total direct compensation opportunity, notably 91.8% for our CEO at time of award, was at-risk and variable with performance, including stock price performance.

Use employment contracts. We employ our NEOs on an “at will” basis with no employment contracts, other than where required in non-U.S. jurisdictions.

Emphasize long-term equity incentives. We emphasize alignment between the interests of our NEOs and shareholders by significantly weighting NEOs’ compensation toward long-term equity awards.	Pay or accrue dividends or dividend equivalents on unearned performance-based equity awards. We do not pay or accrue dividends until shares have been earned and issued.

Require non-competition agreement for equity award eligibility. To the extent permitted by applicable law, we require all employees to sign a non-competition agreement as a condition of receiving an equity award. The award is subject to clawback if the agreement is breached.

Provide excise tax gross-ups in post-2009 agreements. We have no gross-up provisions in change in control severance agreements entered into after July 2009. Accordingly, we have only one agreement with gross-up provisions in place.

Maintain an independent compensation advisor for the committee. The committee regularly consults with an independent compensation consultant.	Reprice or exchange underwater stock options. Our equity incentive plans prohibit repricing or exchange of underwater stock options without shareholder approval.

Clawback unearned incentive compensation. Incentive compensation to executive officers under cash and equity incentive plans are subject to clawback in the event of financial restatements, in compliance with NYSE listing standards. In addition, employee equity awards are subject to clawback for conduct deemed detrimental to the interests of the company, including the breach of restrictive covenants or the violation of our Code of Business Conduct and Ethics or other policies.

Permit hedging, pledging or short sales of our stock. We prohibit directors, officers and certain other employees from engaging in short sales of our stock, trading in instruments designed to hedge against price declines in our stock, holding our stock in margin accounts or pledging our stock as collateral for loans or other obligations.

Maintain robust stock ownership guidelines. We require executives to hold equity with a value equal to a multiple of six times salary for our CEO and two or three times salary for each other NEO. 100% of net after-tax shares received upon vesting or exercise of awards must be retained until an executive meets the guideline.

Limit perquisites. We do not provide significant perquisites to our NEOs. For efficiency and security reasons, Messrs. Tornos and Upadhyay are permitted limited personal use of our corporate aircraft.
Require annual shareholder “Say on Pay” vote and maintain ongoing shareholder engagement. We engage with shareholders throughout the year and solicit feedback regarding our compensation practices.
Cap maximum incentive payouts. We place caps on maximum payouts under our annual cash incentive plan and our performance-based equity awards.

Require a double trigger for change in control benefits. We require a double trigger for change in control severance benefits and equity awards; i.e., for a qualifying termination of employment in connection with a change in control.

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Executive compensation

COMPENSATION PHILOSOPHY AND ELEMENTS

Our Executive Compensation Philosophy

Our executive compensation program is designed to achieve the following fundamental objectives:

•
attract, retain and motivate a highly qualified and effective senior leadership team;
•
focus executives’ attention on specific financial, operational and strategic objectives;
•
create a direct relationship between pay and performance;
•
align executives’ interests with the long-term interests of our shareholders;
•
recognize company and individual performance; and
•
reflect the value of each executive’s position in the market and within the company.

To accomplish these objectives, the committee annually reviews and approves our executive compensation program components and target compensation levels, as well as specific performance metrics and targets, payout ranges and actual payouts.

For the NEOs, the committee establishes target compensation consistent, to the extent possible, with comparable positions in our peer group. Our practice is to target total direct compensation (including base salary, target annual cash incentive opportunities and target long-term equity-based incentives) at market competitive levels. Target compensation for individual executives may vary based on a variety of factors, such as experience and time in the position, the nature of the executive’s responsibilities, criticality of the role and difficulty of replacement, internal equity, retention concerns, individual performance and expected future contributions, readiness for promotion to a higher level, and, in the case of externally-recruited executives, compensation earned at a prior employer.

Specific consideration is given to the weighting of fixed and at-risk components of pay relative to the peer group. The committee seeks to provide a total pay opportunity that is competitive with our closest peer group and industry competitors, but which also places a greater emphasis on at-risk equity-based compensation. The committee also considers executive pay in the context of year-over-year pay trends, whether historical payouts accurately reflect the committee’s assessment of the executive’s contribution and whether executive pay provides sufficient retentive value.

Elements of Executive Compensation

The following table describes the elements of target direct compensation for 2025. Our compensation program uses a mix of fixed and variable compensation elements and provides alignment with both short- and long-term business goals through annual incentive and long-term incentive (“LTI”) opportunities. We also offer retirement plans and benefits that are generally available to all employees, and we provide a limited range of perquisites.

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Executive compensation

Element and Key Characteristics	Objectives
Base Salary
• Only fixed compensation component; payable in cash • Reviewed annually and adjusted when appropriate • 2025 NEO increases: 3.35% - 4.5%	• Provide a base level of competitive cash compensation • Recognize increased responsibilities through promotional increases • Attract and retain executive talent

Annual Cash Incentive Opportunity
•
Variable compensation component payable in cash based on performance against established goals and assessment of individual performance
•
Target awards are based on percentage of base salary
•
Tied to company financial results and individual objectives to drive total company performance in 2025:
o
40%: Constant currency revenue
o
40%: Adjusted operating profit
o
20%: Free cash flow
•
Payouts for 2025 could range between 0% and 200% of target
•
2025 NEO payouts: 125.9% of target for Messrs. Tornos, Noor and Upadhyay; 124.6% of target for Mr. Thornal; and 110.7% of target for Mr. van Zuilen
•
The committee refined the weightings of the performance measures for 2026:
o
50%: Constant currency revenue
o
40%: Adjusted operating profit
o
10%: Free cash flow

•
Motivate and reward executives for achievement of key financial measures and individual objectives
•
Drive specific behaviors that foster short-term and long-term growth and profitability
•
Individual operational and strategic goals
•
Recognize individual contributions to corporate goals related to employee engagement, human capital management, quality and other measures
•
Subject to upward or downward adjustment based on our global quality modifier

Annual LTI Award: RSUs (50% of annual equity award)
• RSUs vest ratably over three years • Aligns to market practice
•
Motivate NEOs to drive the long-term performance of the company; value is tied directly to the stock price performance after the date of grant
•
Align NEOs’ interests with long-term shareholder value; shares received upon vesting are subject to retention requirements under stock ownership guidelines
•
Attract and retain executive talent

Annual LTI Award: PRSUs (50% of annual equity award)
•
Three-year performance period for 2025 awards:
o
25%: Revenue growth CAGR
o
37.5%: Adjusted EPS growth CAGR
o
37.5%: Relative TSR
•
The cumulative total payout over the three-year performance period may not exceed 200% of target
•
No opportunities for interim payouts
•
2023 PRSUs paid out at 79.6%

•
Motivate achievement of multi-year performance objectives that enhance shareholder value
•
Align NEOs’ interests with long-term shareholder value; earned PRSUs are settled in shares of common stock that are subject to retention requirements under stock ownership guidelines
•
Attract and retain executive talent

Executive Compensation Changes for 2026

The committee is focused on including measures in our incentive plans that reinforce business priorities and align with key drivers of shareholder value creation. Over the course of the year, the committee evaluated alternative measures, but ultimately decided to maintain the same incentive measures for 2026. However, for the annual cash bonus plan, it increased the emphasis on consolidated constant currency revenue relative to free cash flow by increasing the constant currency revenue weight from 40% to 50% and reducing the free cash flow weight from 20% to 10%. No other changes were made to the executive compensation programs for 2026.

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Executive compensation

BASE SALARY

Base salary increases for our global employee population, including NEOs, are generally effective in April of each year. In February 2025, the committee approved NEOs’ base salaries for 2025, taking into consideration each NEO’s 2024 performance, our 2025 employee merit increase guidelines, market data based on peer group benchmarking, internal equity, retention and certain other factors.

After considering these factors, the committee approved base salaries for 2025 that represent year-over-year increases as follows:

NEO	2024 Base Salary ($)	2025 Base Salary ($)	Percentage Change
Ivan Tornos	1,248,000	1,292,000	3.5%
Suketu Upadhyay	884,000	913,614	3.4%
Kevin Thornal	—	850,000	100.0%
Jehanzeb Noor(1)	—	750,000	100.0%
Wilfred van Zuilen(1)	718,879	751,239	4.5%

(1)
Messrs. Noor and van Zuilen’s compensation is paid in Swiss francs and has been converted to U.S. Dollars for purposes of this table using the average exchange rate for 2025 of 1 CHF = 1.2034 USD (rounded).

CASH INCENTIVES

Annual Cash Incentive Plan

In determining the target awards for our NEOs under our annual cash incentive plan for 2025, the committee reviewed the NEOs’ job responsibilities, market data based on peer group benchmarking and internal equity. After considering these factors, in February 2025, the committee increased Mr. van Zuilen’s target award from 85% to 90% of his base salary; the committee made no changes to the other NEOs’ target awards, maintaining Mr. Tornos’ target award at 150% of his base salary and Mr. Upadhyay’s target award at 100% of his base salary. However, the committee did not establish the specific goals under the 2025 cash incentive plan in February 2025 due to the pending Paragon 28 acquisition.

On April 21, 2025, we completed the acquisition of Paragon 28. Following the closing, the committee then established specific goals for each of the financial measures under the 2025 cash incentive plan based on the annual operating plan approved by the Board and giving effect to expected results of Paragon 28 following the acquisition. The committee selected the following three financial measures by which to assess 2025 performance for purposes of the awards under the annual cash incentive plan: constant currency revenue, adjusted operating profit and free cash flow. The table below shows the selected financial performance measures, their respective weightings and the rationale for their selection. For 2025, the committee maintained the weighting of the three performance measures at 40% for constant currency revenue, 40% for adjusted operating profit and 20% for free cash flow.

The below table shows the three performance measures, their respective weightings and the rationale for their selection.

Performance Measure	Weighting	Rationale
Constant currency revenue	40%

The committee selected revenue because it measures our ability to innovate and compete in the global marketplace, it focuses NEOs on top-line sales growth, it is one of the primary bases on which we set performance expectations for the year, it is a widely-used measure of overall company performance and the committee believes it is highly correlated to shareholder return. It is also a measure with respect to which we generally provide financial guidance to the investment community. Constant currency revenue is a non-GAAP financial measure.*

Adjusted operating profit	40%

The committee selected adjusted operating profit because it is one of the primary bases on which we set performance expectations for the year, it is a widely-used measure of overall company performance and the committee believes it is highly correlated to shareholder return. Adjusted operating profit is a non-GAAP financial measure.*

Free cash flow	20%

The committee selected free cash flow because it recognizes the importance of the efficient use of cash on our ability to fund investments in our business, including internal and external development, innovation and geographic expansion. The committee has

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Executive compensation

established a 100% cap on payouts under the free cash flow measure if both the constant currency revenue and the adjusted operating profit measures achieve less than 100% (target) performance. Free cash flow is a non-GAAP financial measure.*

* See footnotes (3), (4) and (5) to the “2025 Annual Cash Incentive Plan” table below and Appendix A for a discussion of our non-GAAP financial measures and reconciliations of those measures to the most directly comparable financial measures determined in accordance with U.S. generally accepted accounting principles (“GAAP”).

The committee believes that, together, these measures provide a balanced set of performance targets that focus on growth, profitability and operating efficiency, and are most important for generating total shareholder return. The committee set corporate performance metrics based on our consolidated results for Messrs. Tornos, Upadhyay, Thornal and Noor. Mr. van Zuilen is the executive with top-line responsibility for the EMEA region, so the committee set performance measures based on a blend of 50% consolidated results and 50% on the results of our EMEA region. The committee believes this approach more closely aligns those executives’ pay with the performance of the portfolios for which they are primarily responsible. In addition to corporate performance metrics, NEOs had individual goals and objectives as described further below.

The committee established specific goals for each of the measures based on the annual operating plan approved by the Board at the beginning of the year and, as discussed above, giving effect to expected results of Paragon 28 following the acquisition. See “Executive Summary – Our 2025 Results and Executive Compensation” above for more information about how the committee established the 2025 annual cash bonus award goals. The committee set each performance target at a level it believed would represent attractive performance by management in light of the environment in which we were operating, industry conditions and growth trends and which would be reasonably achievable, while requiring what it believed would be outstanding performance to achieve the maximum payout level.

The payout curves applied to these performance measures are shown below:

Payout curves applied to performance measures
Constant Currency Revenue		Adjusted Operating Profit		Free Cash Flow
Achievement Percentage	Payout (% of Target)	Achievement Percentage	Payout (% of Target)	Achievement Percentage	Payout (% of Target)
110%+	200%	115%+	200%	120%+	200%
100%	100%	100%	100%	100%	100%
90%	50%	85%	50%	80%	50%
Less than 90%	0%	Less than 85%	0%	Less than 80%	0%

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Executive compensation

The annual performance measures, our actual performance against the targets and the resulting achievement and payout percentages for 2025 are shown in the below table.

	($ in millions)
2025 Annual Cash Incentive Plan Performance and Payout Percentages	Target ($)	Actual ($)	Achievement(1)(2) (%)	Weight (%)	Weighted Payout(1)(2) (%)
Corporate – Messrs. Noor, Thornal, Tornos and Upadhyay (100%); Mr. van Zuilen (50%)
Consolidated constant currency revenue(3)	8,069	8,043	99.7	40	39.3
Adjusted operating profit(4)	2,228	2,263	101.5	40	44.1
Consolidated free cash flow(5)	774	1,172	151.4	20	40.0
			Subtotal		123.5
	Impact of global quality bonus modifier(6)				x2.0
	Total weighted payout(7)				125.9
EMEA – Mr. van Zuilen (50%)
Constant currency revenue(3)	1,784	1,754	98.3	40	36.6
Adjusted operating profit(4)	550	546	99.3	40	39.1
Free cash flow(5)	415	506	121.9	20	20.0
			Subtotal		95.7
	Impact of global quality bonus modifier(6)				x2.0
			Unit weighted payout		97.6
			At overall 50% weight		48.8
			Corporate total weighted payout		125.9
			At overall 50% weight		63.0
	Total weighted payout for Mr. van Zuilen(7)				111.8

(1)
Achievement percentages, weighted payout percentages, subtotal weighted payout percentages and total weighted payout percentages are computed from the underlying whole numbers rather than the rounded numbers presented in this table and, therefore, the percentages and totals may not correspond exactly to the rounded numbers.
(2)
The achievement percentage for each performance measure was applied to the relevant payout curve (set forth above) to determine the payout percentage for that measure. The resulting payout percentages were then weighted and summed. Results are computed based on the actual amounts. As a result, the sum of the components reported may not equal the total amount reported due to rounding. Percentages presented are calculated from the underlying unrounded amounts.
(3)
When measuring actual performance against the target for revenue, the committee made adjustments to eliminate the impact of fluctuations in foreign currency exchange rates during the year, whether positive or negative, compared to the rates that were budgeted when the targets were set. The committee eliminated the impact of foreign currency translation so that only our underlying performance is measured; the committee does not believe it is desirable to either reward or penalize executives based on the impact of foreign currency swings. These adjustments result in “constant currency” revenue, which is a non-GAAP financial measure. See Appendix A for a reconciliation of reported revenue to constant currency revenue.
(4)
The committee believes adjusted metrics allow us to connect pay and operational performance more effectively and are more aligned with how shareholders expect the company and our peers to measure performance. The goal of adjusting metrics from GAAP requirements is to provide meaningful incremental information that allows investors to make period-to-period comparisons that are not impacted by certain items that can cause dramatic changes in reported income but that do not impact the fundamentals of our operations. The committee believes that adjusted metrics are therefore often the most appropriate metrics to use when incentivizing executives to make decisions that are aligned with the long-term interests of shareholders. While GAAP provides accounting uniformity across companies, GAAP requires the inclusion of items that may not be reflective of our core operations. In the case of adjusted operating profit, we adjust for certain items in the following categories: inventory and manufacturing-related charges; intangible asset amortization; restructuring and other cost reduction initiative expenses; acquisition, integration, divestiture and related expenses; litigation charges and gains; expenses to comply with the European Union Medical Device Regulation; and certain other charges.

The committee believes using adjusted metrics is important when setting performance targets. Using only GAAP metrics could result in performance targets that incorporate certain items outside of a management team’s control and reduce comparability and could also result in performance targets that are misaligned with the long-term interests of the company and shareholders. We believe our shareholders recognize that adjusted metrics are indicators of core operational performance. We also understand that our shareholders commonly make adjustments to inform their own views of historical and future expectations for underlying operational performance. Our disclosures showing our adjustments to GAAP earnings help guide shareholders’ own evaluation of the company’s performance. The majority of S&P 500 companies disclose non-GAAP metrics when reporting financial results, which we believe is reflective of shareholders’ interest in, and understanding of, both GAAP and non-GAAP results.

We provide thorough disclosure of the adjustments made to our GAAP financial information. We provide reconciliations between operating profit and adjusted operating profit on a quarterly and annual basis. In addition, if the committee, in its discretion, determines any additional adjustments are appropriate, those additional discretionary adjustments are disclosed in our proxy statement, as well as a narrative explaining any discretionary adjustments. Shareholders are therefore able to see the exact adjustments we make for the purposes of their analysis. However, the committee does not believe that GAAP metrics are as appropriate for purposes of our compensation program, as it believes adjusted results better reflect core operating results. See Appendix A for additional details on each adjustment as well as a reconciliation of operating profit to adjusted operating profit on a consolidated basis.

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(5)
Free cash flow is determined by deducting our investments in surgical instruments (used by healthcare professionals during surgery to implant medical devices) and other property, plant and equipment from net cash provided by operating activities. Free cash flow represents the cash that we generate after accounting for cash outflows to support operations and maintain or expand our capital asset base, and is an indicator of our ability to pay debt, pay dividends, repurchase shares of our stock and facilitate the growth of our business. The committee believes this is a key measure of our performance for investors to understand and for which management should be held accountable in the annual cash incentive plan. Free cash flow is a non-GAAP financial measure. See Appendix A for a reconciliation of net cash provided by operating activities to free cash flow.
(6)
See below for a discussion of the global quality bonus modifier.
(7)
Represents the weighted payout percentage under the company financial measures component of the 2025 annual cash incentive plan, as well as the impact of the global quality bonus modifier. In addition, based on an assessment of achievement of each NEOs individual performance goals as described further below, the final payout amount for certain NEOs was adjusted for the individual award component, which was 90% for Messrs. Thornal and van Zuilen and 100% for each of Messrs. Noor, Tornos and Upadhyay.

Global Quality Bonus Modifier

As noted on the inside front cover of this proxy statement, our second Guiding Principle is commitment to the highest standards of patient safety and quality in our products and services and to world-class integrity and ethical business practices. In support of this Guiding Principle, and to drive accountability for compliance with, and sustained improvements in, our global quality system, the committee again included a global quality bonus modifier component to the annual cash incentive plan for 2025. The committee believes that quality is a critical corporate social responsibility measure for a medical device company.

The committee utilized a global quality modifier to drive and sustain improved quality achievement and to further reflect the importance the committee places on this corporate social responsibility goal for management. As depicted in the below payout matrix, as applied to NEOs, the modifier provides for an opportunity to change the payout for the NEOs either upward by up to 2% or downward by up to 4% based on the results of the following specified metrics related to our global quality program, except that, if the company receives any new FDA warning letter(s) in 2025, there will be no upward adjustment under the global quality modifier. The payout matrix was developed based on the company’s historical performance.

2025 Global Quality Payout Matrix
Quality Measure	Increase	Neutral	Decrease
FDA Warning Letters	N/A	No Warning Letter Issued+0%	Any Warning Letters Issued-2%
Network FDA Form 483 Observations per Inspection	0-2 Observations +1%	3-4 Observations +0%	5 or More Observations -1%
Average Corrective and Preventive Actions (CAPA) On-Time Global Quality Report Score(1)	10-9.7 +1%	9.69-9.4 +0%	Below 9.4 -1%

(1)
Calculated based on internal tracking data.

In 2025, across our global network, we received zero new FDA warning letters, received an average of 1.8 FDA Form 483 observations per inspection and our Average CAPA On-Time Global Quality Report Score was 9.86. As a result, the global quality modifier applied at the 2% level, increasing bonus payouts by 2%.

Individual Performance

Individual performance reflects 10% of each NEO’s annual bonus opportunity. After the potential payout amounts under the annual cash incentive plan were computed based on our financial performance, as described above, the committee considered each NEO’s individual performance during 2025 to determine the actual cash incentive payment amounts. Those results were then adjusted by the impact of the global quality bonus modifier. During 2025, the committee determined to evaluate each NEO’s contribution to the company’s overall achievement of certain key performance indicators relating to employee engagement, human capital management, quality and other measures. Based on the committee’s assessment of each NEO’s individual contribution to the achievement of these key performance indicators, the committee could determine that the NEO’s individual performance component could pay out at zero to two hundred percent (0-200%) of the NEO’s target opportunity.

Based on the committee’s assessment of Mr. Thornal’s individual contribution to the company’s achievement of its key performance indicators, including specifically due to the performance of the Americas region under his leadership, the committee determined it was appropriate to decrease his payout by $5,104, reflecting 90% achievement of his individual performance goals and resulting in a total payout under the 2025 annual cash incentive plan of 124.6% of target (as compared to his 125.9% payout percentage under the annual financial performance measures discussed above). With respect to Mr. van Zuilen, based on its assessment of his individual contribution to the company’s achievement of its key performance indicators, including specifically due to the overall business performance of the EMEA region under his leadership, the committee determined it was appropriate to decrease his payout by $7,377, reflecting 90% achievement of his individual performance

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goals and resulting in a total payout under the 2025 annual cash incentive plan of 110.7% of target (as compared to his 111.8% weighted payout percentage under the annual financial performance measures discussed above). With respect to the other NEOs, the committee determined that each achieved 100% of his individual performance goals, and therefore approved actual payments equal to the weighted payout percentage under the annual cash incentive plan set forth above applicable to such NEO.

2025 Annual Cash Incentive Payouts

Set forth below are the payouts to our NEOs under our annual cash incentive plan for 2025 based on company and individual performance as described above.

	Annual Cash Incentive Plan
	Opportunity		Actual Payment
NEO	(as a % of Base Salary)	(at Target Performance)	(as a % of Target Opportunity)	2025 Annual Cash Incentive Plan Payout
Ivan Tornos	150%	$1,922,769	125.9%	$2,420,767
Suketu Upadhyay	100%	$906,780	125.9%	$1,141,636
Kevin Thornal	100%	$405,385	124.6%	$505,275
Jehanzeb Noor(1)	85%	$580,550	125.9%	$730,913
Wilfred van Zuilen(1)	90%	$659,848	110.7%	$730,333

(1)
Messrs. Noor and van Zuilen’s compensation is paid in Swiss francs and has been converted to U.S. Dollars for purposes of this table using the average exchange rate for 2025 of 1 CHF = 1.2034 USD (rounded).

EQUITY INCENTIVES

Equity incentives are the most significant component of each NEO’s compensation package. The committee believes the emphasis on equity awards is appropriate as these officers have the greatest role in establishing the company’s direction and should have the greatest proportion of their compensation aligned with the long-term interests of shareholders.

In 2025, the committee did not make any equity awards to our NEOs other than the annual grants of RSUs and PRSUs and the new hire grants made to Messrs. Noor and Thornal.

Annual Equity Awards

Equity Grant Value Determination

In determining target grant values for the 2025 annual grant of long-term equity-based awards, the committee reviewed market data based on peer group benchmarking in order to determine grant levels that would be competitive with the market. The committee also took into consideration other factors, including the target annual grant value awarded to each NEO in 2024; each NEO’s 2024 performance, including the NEO’s contribution to our 2024 performance; the committee’s expectations of each NEO’s future contributions to the company; internal equity; external market conditions; shares available to be granted; potential shareholder dilution; and the expense associated with stock-based compensation.

Additionally, when establishing the new hire grants for Messrs. Noor and Thornal, the committee also considered, among other factors, the importance of attracting experienced and innovative executives with medtech industry experience, and recognized that in order to induce a proven executive to leave his or her current employer, new hire compensation packages often involve one-time awards that are larger than the annual incentive opportunities typically awarded to NEOs. Additionally, the committee considered the effects of losing long-term incentive payment opportunities for Mr. Noor. For further information regarding the new hire compensation arrangements for Messrs. Noor and Thornal, see “COMPENSATION MIX–New Executives and Their Compensation” above.

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After considering these factors, the committee approved the following grant date value of 2025 equity awards in February 2025, as compared to the grant date value of 2024 equity awards:

		Grant Date Fair Value of Target 2025 LTI Awards
NEO	Grant Date Fair Value of Target 2024 Annual LTI Award(1)	Grant Date Fair Value of Target 2025 Annual LTI Award(1)	New Hire Awards(2)	Percentage Change of All 2025 Annual LTI Awards at Target From 2024 Annual LTI Awards at Target, each at Time of Grant
Ivan Tornos	$11,750,148	$12,000,101	$—	2%
Suketu Upadhyay	$4,000,072	$4,000,104	$—	0%
Kevin Thornal	$—	$5,300,085	$—	100%
Jehanzeb Noor	$—	$1,800,110	$3,300,103	100%
Wilfred van Zuilen	$1,800,130	$2,000,052	$—	11%

(1) Reflects only the grant date fair value of equity awards approved by the committee at its February 19, 2024 meeting and its February 24, 2025 meeting, and via unanimous written consent in connection with hiring Mr. Thornal.

(2) Reflects the grant date fair value of the equity awards approved by the committee via unanimous written consent in connection with hiring Mr. Noor.

The committee considered these target grant values in connection with its determination of each NEO’s total compensation for 2025.

Equity Award Types

The 2025 annual equity awards granted to the NEOs included an equal mix (based on grant date fair value) of RSUs and PRSUs. The annual RSUs vest ratably over three years. The vesting of the annual PRSUs is contingent on achievement of financial performance measures over a three-year period.

PRSU Design for Awards Made in 2025

The committee maintained the same performance measures and weightings for the 2025 PRSU awards (other than the new hire PRSU award to Mr. Noor, described above) as it established for the 2024 PRSU awards. Constant currency revenue growth and adjusted EPS growth are key drivers of long-term shareholder value creation that are more readily controlled by executive officers, and relative TSR further aligns executive incentives to our shareholders’ experience.

•
Constant currency revenue* growth (25%) measures our ability to innovate and compete in the global marketplace, it focuses NEOs on top-line sales growth, it is one of the primary bases on which we set performance expectations for the year, it is a widely used measure of overall company performance and the committee believes it is highly correlated to shareholder return. The committee eliminated the impact of foreign currency translation so that only our underlying performance is measured; the committee does not believe it is desirable to either reward or penalize executives based on the impact of foreign currency swings.
•
Adjusted EPS* growth (37.5%) measures our ability to drive improved performance through both revenue growth and expense management. It focuses NEOs on business profitability as well as top-line growth. Therefore, the committee concluded adjusted EPS would better motivate executive performance and drive greater achievement. The committee selected adjusted EPS because it is one of the primary bases on which we set performance expectations for the year, it is consistent with how we provide earnings guidance and report our operating results to the investment community, it is a widely-used measure of overall company performance and the committee believes it is highly correlated to shareholder return.
•
Relative TSR (37.5%) measures our stock price performance (assuming reinvestment of dividends) against that of our compensation peer group over the three-year performance period. Any companies in the peer group that are no longer publicly-traded during the performance period will not be replaced. Target achievement is based on a 55th percentile relative TSR. For this calculation, we determine TSR by comparing the differences between a 20 consecutive trading day average share value at the beginning and end of the measurement period for Zimmer Biomet and each company included in our compensation peer group. If our TSR is negative for the measurement period, the payout under this metric will be capped at target, regardless of our relative TSR percentile rank. The committee believes that in this situation, NEOs should still be rewarded for achieving a certain level of relative TSR performance, but that it is appropriate to limit the payout.

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* Constant currency revenue and adjusted EPS are non-GAAP financial measures. See footnote (3) to the “2025 Annual Cash Incentive Plan” table above for a discussion of constant currency revenue and its associated adjustments. The performance measure of adjusted EPS growth provides for certain non-GAAP adjustments so that the performance measure will more consistently reflect underlying business operations than the comparable GAAP measure and is consistent with the measure management uses when evaluating the performance of the business internally, as well as with how management generally provides earnings guidance and reports the company’s operating results to the investment community.

In January 2025, we entered into a definitive agreement to acquire all outstanding shares of Paragon 28, a leading medical device company focused exclusively on the foot and ankle orthopedic segment. In early February, the Board approved the 2025 annual operating plan for the company, which did not take into account any expected impacts that might result from the acquisition of Paragon 28. When the committee met in February 2025 to determine 2025 executive compensation matters, the committee determined LTI grant values for the NEOs, including the target grant values for the NEOs for the PRSUs with a performance period of 2025-2027(the “2025 PRSUs”), but did not establish the specific goals under the 2025 cash incentive plan or under the 2025 PRSUs, due to the pending Paragon 28 acquisition. On April 21, 2025, we completed the acquisition of Paragon 28. Following the closing, the committee then established the specific goals for each of the performance measures under the 2025 PRSUs. See above for a discussion of the performance measures and weighting for the 2025 PRSUs.

In May 2025, the committee also reviewed the potential impact of the Paragon 28 acquisition on the outstanding PRSU awards granted in 2023 with a performance period of 2023-2025 (the “2023 PRSUs”) and the outstanding PRSU awards granted in 2024 with a performance period of 2024-2026 (the “2024 PRSUs”). See “Equity Incentives - PRSUs Payouts - 2023 PRSUs” below for a discussion of the performance measures, targets, actual performance against target and the resulting payouts and PRSUs earned attributable to the 2023 PRSUs. The committee’s evaluation of potential adjustments to the 2023 PRSUs and the 2024 PRSUs was informed by, among other factors, the committee’s consideration of advice of Semler Brossy, its independent compensation consultant, as well as feedback that it had received from shareholders following the ZimeVie Inc. spinoff, which were used to develop a general adjustment framework. The framework reflects certain key principles including, among others, preserving the rigor of the originally-established goals in light of the subsequent transaction, the significance and timing of the acquisition, enhancing the alignment of pay with performance and avoiding adjustments that forgive management for making “bad bets.” The following table summarizes the results of the committee’s considerations and the actions it took as a result.

	2023 PRSUs	2024 PRSUs
Performance Goals	No adjustments made to previously-established goals for the expected impact of Paragon 28	• Thresholds, target, and maximums for constant currency revenue growth and EPS growth measures adjusted to include the expected impact of Paragon 28 • No adjustment made to relative TSR measure

Actual Performance Determination	Results related to Paragon 28 excluded from the actual performance determination	• Paragon 28 impact will be included when determining performance results for the constant currency revenue growth and adjusted EPS growth measures • No adjustment made to relative TSR measure

Rationale	• Less than one year remained in performance period • Paragon 28 would impact results in ways not contemplated at the time 2023 PRSUs were granted • Preserves rigor of original performance measures
•
More than half of the three-year performance period remained
•
Promotes management accountability for meeting the company's financial and strategic objectives as these objectives had evolved due to the Paragon 28 acquisition
•
Preserves rigor of original performance measures

New Hire PRSU Award for Mr. Noor

The committee also granted new hire PRSU awards to Mr. Noor during 2025 (the “Noor PRSUs”). The performance measures included confidential targets based 40% on increases to our vitality index, 40% on incremental revenue growth from new technology, partnerships, third party product distribution agreements and other business development efforts and 20% on constant currency revenue growth attributable to M&A transactions which Mr. Noor helped to execute. The PRSU’s performance will be measured from April; 1, 2025 through March 31, 2028.

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PRSU Payouts

2023 PRSUs

As previously disclosed, for 2023, the committee built in part on feedback received from our shareholders and added a third performance measure for the 2023 PRSU awards, relative TSR. Constant currency revenue growth and adjusted EPS growth are key drivers of long-term shareholder value creation that are more readily controlled by executive officers, and relative TSR further aligns executive incentives to our shareholders' experience. The 2023 PRSUs had a three-year performance period of 2023-2025, and the committee provided that the cumulative total payout of the 2023 PRSUs could not exceed 200% of target.

In early 2026, following the end of the three-year performance period of the 2023 PRSUs, the committee determined the degree to which the performance measures under the 2023 PRSUs were earned, and the resulting payout level relative to the target amount for each measure. The performance measures, targets, actual performance against target and the resulting payouts and PRSUs earned attributable to the 2023 PRSUs were as follows:

2023 PRSU Grant
2023 - 2025 Performance Period
	Threshold (50%)	Target (100%)	Maximum (200%)
Constant Currency Revenue(1) Growth (3-Year CAGR) 25% Weighting Performance Target	2.5%	4.5%	6.5%
Actual Constant Currency Revenue Growth Performance (3-Year CAGR)		5.4%
Constant Currency Revenue Growth Payout		143.2%
Adjusted EPS(2) Growth (3-Year CAGR) 37.5% Weighting Performance Target	3.1%	6.1%	9.1%
Actual Adjusted EPS Growth (3-Year CAGR) Performance		6.6%
Adjusted EPS Growth Payout		116.8%
Relative TSR(3) 37.5% Weighting Performance Target	25th%-ile	55th %-ile	85th %-ile
Relative TSR Performance (ZB Compensation Peer Group)		-25.5% (Rank 21%, 11.5 of 14)
Relative TSR Performance Payout		0.0%
PRSUs Earned (as a percentage of target PRSUs granted)		79.60%

(1) When measuring actual performance against the target for revenue, the committee made adjustments to eliminate the impact of fluctuations in foreign currency exchange rates during the performance period, whether positive or negative, compared to the rates that were budgeted when the targets were set. The committee eliminated the impact of foreign currency translation so that only our underlying performance is measured; the committee does not believe it is desirable to either reward or penalize executives based on the impact of foreign currency swings. These adjustments result in “constant currency” revenue, which is a non-GAAP financial measure. See Appendix A for a reconciliation of reported revenue to constant currency revenue.

(2) The committee believes adjusted metrics allow us to connect pay and operational performance more effectively and are more aligned with how shareholders expect the company and our peers to measure performance. The goal of adjusting metrics from GAAP requirements is to provide meaningful incremental information that allows investors to make period-to-period comparisons that are not impacted by certain items that can cause dramatic changes in reported income but that do not impact the fundamentals of our operations. The committee believes that adjusted metrics are therefore often the most appropriate metrics to use when incentivizing executives to make decisions that are aligned with the long-term interests of shareholders. While GAAP provides accounting uniformity across companies, GAAP requires the inclusion of items that may not be reflective of our core operations. In the case of adjusted EPS, we adjust for certain items in the following categories: inventory and manufacturing-related charges; intangible asset amortization; goodwill and intangible asset impairment; restructuring and other cost reduction initiative expenses; quality remediation expenses; acquisition, integration, divestiture and related expenses; litigation charges and gains; expenses to comply with the European Union Medical Device Regulation; and certain other charges. The committee believes using adjusted metrics is important when setting performance targets. Using only GAAP metrics could result in performance targets that incorporate certain items outside of a

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management team’s control and reduce comparability and could also result in performance targets that are misaligned with the long-term interests of the company and shareholders. We believe our shareholders recognize that adjusted metrics are indicators of core operational performance. We also understand that our shareholders commonly make adjustments to inform their own views of historical and future expectations for underlying operational performance. Our disclosures showing our adjustments to GAAP earnings help guide shareholders’ own evaluation of the company’s performance. The majority of S&P 500 companies disclose non-GAAP metrics when reporting financial results, which we believe is reflective of shareholders’ interest in, and understanding of, both GAAP and non-GAAP results.

We provide thorough disclosure of the adjustments made to our GAAP financial information. We provide reconciliations between operating profit and adjusted EPS on a quarterly and annual basis. In addition, if the committee, in its discretion, determines any additional adjustments are appropriate, those additional discretionary adjustments are disclosed in our proxy statement, as well as a narrative explaining any discretionary adjustments. Shareholders are therefore able to see the exact adjustments we make for the purposes of their analysis. However, the committee does not believe that GAAP metrics are as appropriate for purposes of our compensation program, as it believes adjusted results better reflect core operating results. See Appendix A for additional details on each adjustment as well as a reconciliation of GAAP EPS to adjusted EPS.

(3) Measured against the compensation peer group at the beginning of the three-year performance period. Any companies delisted over the performance period were not replaced. TSR is measured as the 20-trading day average stock price prior to the end of the performance period over the 20-trading day average stock price prior to the beginning of the performance period, adjusted for any dividends.

2023 Promotion PRSUs Awarded to Mr. Upadhyay

As previously disclosed, in recognition of the broader scope of Mr. Upadhyay’s responsibilities beginning in August 2023, the committee made a promotion-related award of PRSUs to Mr. Upadhyay on September 1, 2023, with a grant date fair value of approximately $5,000,000. This award will be earned and vest if and to the extent that certain financial and organizational performance measures are achieved over two separate one-year performance periods of October 1, 2023 to September 30, 2024 and October 1, 2024 to September 30, 2025.

As previously reported, following the end of the first one-year performance period in 2024, the committee determined the degree to which the performance measures under these PRSUs were earned, and the resulting payout level. The performance measures, threshold and maximum goals, actual performance against those goals and the number of PRSUs earned were as follows:

Performance Measures	Year 1 10/1/2023 through 9/30/2024		Year 1 Actual Performance	Achievement Level	PRSUs Earned in Year 1
	Threshold 50% Payout	Maximum 100% Payout
Constant Currency Revenue Growth(1)	5% Growth	6% Growth	5.2%	50%	5,316
Cost Reduction(2)	$80	$95	$103.2	100%	10,632

(1) When measuring actual performance against the threshold and maximum for Constant Currency Revenue Growth, the committee made adjustments to eliminate the impact of fluctuations in foreign currency exchange rates during the referenced year, whether positive or negative, compared to the rates that were budgeted when the achievement levels were set. The committee eliminated the impact of foreign currency translation so that only our underlying performance is measured; the committee does not believe it is desirable to either reward or penalize executives based on the impact of foreign currency swings. These adjustments result in “constant currency” revenue, which is a non-GAAP financial measure. See Appendix A for a reconciliation of reported revenue to constant currency revenue.

(2) Cost Reduction reflects gross cost savings across the company’s manufacturing and distribution operations, and is presented in $ millions.

The 15,948 PRSUs earned for the first performance period vested on November 10, 2024.

Following the end of the second one-year performance period in 2025, the committee determined the degree to which the performance measures under these PRSUs were earned, and the resulting payout level. The performance measures, threshold and maximum goals, actual performance against those goals and the number of PRSUs earned were as follows:

Performance Measures	Year 2 10/1/2024 through 9/30/2025		Year 2 Actual Performance	Achievement Level	PRSUs Earned in Year 2
	Threshold 50% Payout	Maximum 100% Payout
Constant Currency Revenue Growth(1)	4.5% Growth	5.5% Growth	3.8%	—	—
Cost Reduction(2)	$75	$90	$102.7	100%	10,632

(1) When measuring actual performance against the threshold and maximum for Constant Currency Revenue Growth, the committee made adjustments to eliminate the impact of fluctuations in foreign currency exchange rates during the referenced year, whether positive or negative, compared to the rates that were budgeted when the achievement levels were set. The committee eliminated the impact of

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foreign currency translation so that only our underlying performance is measured; the committee does not believe it is desirable to either reward or penalize executives based on the impact of foreign currency swings. These adjustments result in “constant currency” revenue, which is a non-GAAP financial measure. See Appendix A for a reconciliation of reported revenue to constant currency revenue.

(2) Cost Reduction reflects gross cost savings across the company's manufacturing and distribution operations, and is presented in $ millions.

The 10,632 PRSUs earned for this performance period vested on November 10, 2025.

OTHER COMPENSATION

Employment and Change in Control Severance Agreements

We do not have employment agreements with our NEOs, other than as required under the laws of non-U.S. jurisdictions; however, we have entered into change in control severance agreements with them. These agreements are intended to maintain continuity of management, particularly in the context of a transaction in which we undergo a change in control.

These agreements are “double trigger,” which means that an executive is only entitled to severance payments if:

•
we experience a change in control as defined in the agreement; and
•
the executive’s employment is terminated in a qualifying termination.

The committee believes that it is appropriate to provide the NEOs with the specified severance in the event that their employment is terminated in connection with a change in control or their position is modified in such a way as to diminish their compensation, authority or responsibilities. See “Change in Control Arrangements” in the narrative discussion following the Potential Payments upon Termination of Employment table for a more detailed description of the material terms of these agreements. Since 2009, all change in control severance agreements that we have entered into with newly hired or promoted executives contain no excise tax gross-up provisions. Accordingly, we only have one agreement with an executive who is not an NEO that contains such provisions.

During the first quarter of 2024, in connection with a survey of peer group practices by our independent compensation consultant Semler Brossy, we amended our change in control severance agreements with each of our executive officers (including NEOs), except for the one agreement that contains excise tax gross-up provisions as noted above, to better conform to current market practices related to the treatment for excise taxes. The amendments changed the payout limit, which previously provided that if amounts payable in connection with a change in control would be subject to the excise tax imposed under the Internal Revenue Code, then the value of those payments would be reduced to the extent necessary so that the payments would not trigger the excise tax. The amendments modify this provision such that payments will either be reduced so as not to trigger the excise tax, or will be paid in full, depending on which course of action would result in the better net after-tax result for the executive.

Severance Benefits (Unrelated to a Change in Control)

We maintain an Executive Severance Plan applicable to certain members of our executive leadership team, which currently consists of our executive officers and certain other members of senior management. Under the plan, following a termination by us of a participant’s employment, unless his or her employment is terminated for misconduct or any of the other reasons specified in the plan, a participant will be eligible to receive a lump-sum severance amount equal to two times (for Mr. Tornos) or one times (for other participants) the sum of (1) his or her annualized base salary in effect when the termination occurs and (2) his or her target annual bonus amount in effect when the termination occurs.

In addition, if a participant’s employment is terminated on or after January 1 but prior to the payment date for bonuses related to the previous calendar year under the annual cash incentive plan, and the participant was eligible to participate in the annual cash incentive plan immediately prior to the separation and is entitled to severance benefits under the Executive Severance Plan, the participant’s severance benefit will be increased by the value of the bonus he or she would have received under the annual cash incentive plan, if any, had he or she remained employed on the payment date.

Participants eligible to receive severance benefits under the Executive Severance Plan and who are eligible to elect COBRA will also be eligible to receive a lump-sum amount equal to the then-current monthly COBRA premium (for medical and dental insurance only) in effect the day prior to the separation date, multiplied by 24 for Mr. Tornos and by 12 for other participants. Eligible participants will also be offered outplacement services with a value not to exceed $25,000, or an equivalent cash benefit in the plan administrator’s discretion.

Similar to our broad-based severance plan, to receive benefits under the Executive Severance Plan, a participant must sign a general release of claims and continue to be bound by the terms of his or her non-competition agreement with us. If a participant violates or breaches any term of the plan or the general release or any restrictive covenant agreement with us, or if

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facts are later disclosed or discovered that could have supported the participant’s termination for cause and would have rendered the participant ineligible to receive severance benefits under the plan, then the participant will forfeit any and all rights to benefits under the plan and, to the extent benefits have already been paid, must repay the full amount within 15 days of written notice from us.

Retirement and Other Post-Employment Benefits

During 2025, NEOs based in the U.S. were eligible to participate in the following plans:

•
our 401(k) plan; and
•
our deferred compensation plan (“DCP”).

We originally established the 401(k) plan in 2001 to maintain levels of benefits consistent with those of our former parent company. We established the DCP in 2016 following the Biomet merger to harmonize and align the legacy Zimmer and Biomet benefit plans. The DCP provides executives with the opportunity to defer each year, on a pre-tax basis, up to 50% of base salary and up to 95% of annual incentive awards. With the adoption of the DCP, we amended three legacy non-qualified Zimmer and Biomet plans to remove provisions of those plans that allowed executives to defer compensation.

We offer retirement and post-employment benefit plans in an effort to remain competitive with market practices, retain talented employees, assist employees in preparing for retirement, provide income to employees following retirement and, in the case of the DCP, provide benefits to eligible employees that are comparable, as a percentage of compensation, to benefits provided to employees whose compensation is not subject to limits under U.S. law. We believe that the total retirement benefits we provide are comparable to the retirement benefits provided by other companies within the medical device and biotech industries. Additionally, the cost of providing retirement benefits generally affects decisions regarding the types and amounts of other compensation and benefits that we may offer our employee population as a whole, but the provision of, or an NEO’s accumulated benefit under, our retirement plans generally does not affect decisions regarding the types or amounts of other compensation paid to that NEO in a given year. These plans are discussed in greater detail in the narratives following the “Pension Benefits in 2025” section of this proxy statement and the “Nonqualified Deferred Compensation in 2025” section of this proxy statement. For a description of the non-U.S. plans in which Messrs. Noor and van Zuilen participate, see the “Pension Benefits in 2025” table and the narrative that follows it.

Disability Compensation

NEOs based in the U.S. may participate in the Restated Zimmer Biomet Holdings, Inc. Long-Term Disability Income Plan for Highly Compensated Employees. This plan is funded from our general assets, long-term disability insurance and individual disability insurance policies for which we pay. The plan provides disability benefits, as a percentage of total compensation, that are comparable to benefits provided to employees whose compensation is not limited for purposes of determining benefits payable under our base long-term disability insurance plan.

Perquisites

We provide executives with a limited range of perquisites or other benefits not generally available to all salaried employees. For 2025, these included the DCP, an executive physical program, applicable non-U.S. pension plans and the long-term disability income plan discussed above. Executives may at times participate in rewards trips provided to top performing team members, or their spouses may be permitted to attend certain events as guests; the executives are personally taxed on their own or their spouses’ expenses and we do not provide them with any tax gross-up payments. We do not provide executives with company cars, car allowances or payment of office parking fees unless they are living outside the U.S. and such practices are consistent with local market practice. For example, for Mr. van Zuilen, we provide an apartment in Zug, Switzerland and a company car, and for Mr. Noor, we provide a company car allowance.

We provide all management-level employees who relocate their principal residence at our request with benefits provided under our relocation assistance program, including, for example, reimbursement of temporary housing and moving expenses and associated tax gross-up payments. We also reimburse up to $12,000 to members of our leadership team (including the NEOs) for financial planning and tax services, as set forth in the footnotes to the 2025 Summary Compensation Table.

Messrs. Tornos and Upadhyay are permitted limited personal use of our corporate aircraft, up to $190,000 and $50,000, respectively, in aggregate incremental cost to us per calendar year. These executives are personally taxed on their personal use of our corporate aircraft and we do not provide them with any tax gross-up payments. The aggregate incremental cost to us for our NEOs’ personal use of our corporate aircraft in 2025 is included in the footnotes to the 2025 Summary Compensation Table.

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THE COMMITTEE’S PROCESSES AND ANALYSES

Role of Committee and Input from Management. The committee is responsible for determining our executive compensation strategies, structure, policies and programs and must specifically approve compensation actions relating to our NEOs.

When setting compensation for our executives, the committee receives input from management and from its independent compensation consultant. The committee gives significant consideration to the recommendations of management when setting compensation for our NEOs other than our CEO. Management’s recommendations include specific amounts for base salaries, target cash incentive opportunities and equity-based awards. These recommendations are typically developed initially by our Human Resources personnel in consultation with the committee’s independent compensation advisor, taking into consideration such factors as compensation history, tenure, internal equity, responsibilities and retention concerns to maintain consistency among our executives. These recommendations are then reviewed, and may be adjusted, by our CEO, who also considers his own assessment of the performance of each executive officer other than himself. All proposals are then reviewed by the committee’s independent compensation advisor. Our CEO and senior Human Resources personnel participate in committee meetings to provide background information and explanations supporting compensation recommendations.

The committee and other independent members of the Board review our CEO’s performance and determine his compensation, taking into consideration his achievement of specified goals and objectives and the company’s performance. The committee receives input and recommendations with respect to our CEO’s compensation from its independent compensation consultant.

The committee also reviews and approves actions related to other aspects of compensation that affect employees below the senior executive level, including compensation philosophy, annual incentive plan design and performance goals, equity award design and performance goals, equity value ranges and share pools.

Use of Peer Group Data. The committee reviews compensation data for a peer group of publicly traded companies, including other large healthcare equipment and services companies, life sciences services companies and companies with whom we compete for business and for executive talent. This peer group serves as a market reference point for executive compensation levels, equity usage and incentive plan design, industry trend analysis and for performance comparisons. The committee reviews the peer group annually and selects the companies which it believes provide the best match for the company and its characteristics, including industry served, market capitalization, innovation and other factors. The peer group data is one of several inputs the committee considers when making compensation determinations. At the time compensation recommendations were developed and decisions were made relating to 2025 compensation, the following 14 companies made up the peer group:

Peer group at the time 2025 compensation decisions were made:
Company	Trading Symbol	Market Capitalization at March 25, 2026 (in $ millions)(1)
Agilent Technologies, Inc.	A	31,928
Align Technology, Inc.	ALGN	12,850
Baxter International Inc.	BAX	8,817
Becton, Dickinson and Company	BDX	45,066
Boston Scientific Corporation	BSX	103,705
DexCom, Inc.	DXCM	25,724
Edwards Lifesciences Corporation	EW	48,015
Hologic, Inc.(2)	HOLX	16,859
Intuitive Surgical, Inc.	ISRG	166,904
Laboratory Corporation of America Holdings	LH	21,920
Quest Diagnostics Incorporated	DGX	21,584
Stryker Corporation	SYK	125,485
Teleflex Incorporated	TFX	4,782
The Cooper Companies, Inc.	COO	13,941

(1)
Source: S&P Global Market Intelligence. The company’s market capitalization at March 25, 2026, as determined by S&P Global Market Intelligence, was $17,147 million.
(2)
On October 21, 2025, Hologic, Inc. announced that it entered into a definitive agreement to be acquired.

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The committee routinely reviews the continuing relevancy of the companies in the peer group and makes changes as circumstances warrant. There were no changes to our peer group during 2025.

Role of Compensation Consultant. The committee has engaged Semler Brossy as its independent compensation consultant to provide advice and guidance to the committee on compensation proposals, including changes to compensation levels, the design of incentive plans, the setting of performance goals, and the design of other forms of compensation and benefits programs, as well as relevant information about market practices and trends. Typically, Semler Brossy attends committee meetings, reviews existing compensation programs to ensure consistency with our compensation philosophy and current market practices, and produces the comparative information derived from peer group and published survey data that the committee reviews when setting compensation. With respect to 2025, Semler Brossy's major activities included:

•
developing recommendations regarding our performance-based compensation programs;
•
assisting us in evaluating proxy advisory firm feedback and shareholder commentary obtained through our 2025 Say on Pay related outreach;
•
assisting us with developing compensation proposals to attract and hire executive officers, including Messrs. Noor and Thornal;
•
assisting us in evaluating promotional compensation proposals for officers;
•
reviewing our annual and long-term incentive program design structures;
•
reviewing performance measures and targets for the annual and long-term incentive programs;
•
reviewing the proposed amendments to our Stock Incentive Plan;
•
evaluating leadership team perquisites;
•
reviewing guidelines regarding the use of equity grants;
•
presenting current issues and trends in executive compensation;
•
developing recommendations regarding the composition of our peer group;
•
performing a market review of executive compensation;
•
advising and providing recommendations regarding compensation for executive new hires and transitions;
•
developing recommendations regarding the compensation of our CEO;
•
reviewing materials prepared for the committee by management;
•
assisting with executive compensation disclosures for the annual proxy statement filing;
•
attending committee meetings; and
•
assessing our executive compensation program and its relationship to organizational risk. The results of this assessment are discussed on page 19.

In accordance with SEC rules, prior to retaining an independent compensation consultant, and on an annual basis, the committee considers any factors relevant to the consultant’s independence from management, including the factors specified in the New York Stock Exchange listing standard, to evaluate whether the services to be performed will raise any conflicts of interest or compromise the independence of the consultant. Based on its review of these factors, the committee concluded that the work of Semler Brossy did not raise any conflicts of interest.

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GOVERNANCE FEATURES OF OUR EXECUTIVE COMPENSATION PROGRAM

Equity Incentive Grant Practices

The committee approves annual equity-based awards to NEOs at approximately the same time each year, typically the day of its meeting in February or March. In 2025, the committee established a late February grant date for annual equity grants to all eligible employees. The grant date timing was driven by these considerations:

•
It coincides with our calendar-year-based performance management cycle, allowing supervisors to communicate the equity award decisions close in time to performance appraisals, which increases the impact of the awards by strengthening the link between pay and performance.
•
It follows the annual earnings release.
•
The annual operating plan has been approved at that time and is considered by the committee when setting targets for performance measures.

The committee approves target grant values for long-term equity awards on or prior to the grant date. On the grant date in 2025, those values were converted to a number of RSUs and PRSUs based on:

•
the average of the high and the low selling prices of our common stock on the grant date; and
•
the same valuation methodology we use to determine the accounting expense of the grants under ASC 718.

By approving annual equity grants during its meeting in February or March, the company's prior fourth-quarter and full year financial results have typically been disclosed at the time the equity grants are made, as a result of which there typically is no material nonpublic information that remains to be disclosed. The company has not timed the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.

While the committee typically approves the performance targets for annual PRSU awards at the time of grant, as discussed above, the committee deferred establishing the specific performance targets for the 2025 annual PRSUs until after the closing of the Paragon 28 acquisition due to the significant effect the transaction would have on the company’s performance results depending upon when the transaction closed. Therefore, in May 2025, following the closing of the Paragon 28 acquisition, the committee determined the specific goals for each of the performance measures under the 2025 PRSUs. See “Executive Summary – Our 2025 Results and Executive Compensation” above for more information about how the committee established the 2025 annual PRSU goals.

The committee also approves equity-based awards outside of the annual grant cycle from time to time (“off-cycle awards”) for purposes of attracting new hires for executive-level positions, in connection with promotions to executive-level positions, to reward superior performance, to recognize exceptional effort and commitment, to retain and motivate executive-level employees or for other purposes the committee deems appropriate.

The committee typically delegates authority to our CEO to grant a limited number of off-cycle awards to non-executive level employees as he deems appropriate. The aggregate number of shares underlying all such grants by our CEO during 2025 was approximately 112,478. The CEO subsequently reports all such grants to the committee. New hire grants are effective on the first trading day of the month following the later of the CEO’s approval of the grant or the new hire’s start date.

Executive Stock Ownership and Retention Guidelines

Our NEOs must meet stock ownership guidelines set by the Board. The committee oversees compliance with these guidelines and periodically reviews the guidelines. The guidelines require our CEO to own shares or units with a value equal to at least six times his or her base salary and the other NEOs to own shares or units with a value equal to at least three times their respective base salaries. NEOs have a period of five years to reach the guideline level of ownership. The value of long shares and time-based RSUs is counted toward these guidelines. The value of unearned PRSUs and the unrealized gain on unvested and vested stock options is not counted toward achievement. NEOs may not sell shares acquired through option exercises or vesting of RSUs or PRSUs (other than to pay option exercise costs and cover any required tax withholding obligation) until the minimum ownership requirements have been met. As of December 31, 2025, all NEOs are in compliance with the stock ownership guidelines or are within the time period prior to required compliance.

The Board additionally adopted a new NEO stock retention guideline which takes effect for shares vesting during 2025 and afterwards. Under the new guideline, each NEO is required to retain at least 25% of the shares of Company stock that vest during a year in which such person is an NEO, net of any shares sold or withheld to cover any required taxes associated with interests in Company stock granted as compensation. Each NEO shall be required to retain such shares until the NEO ceases

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to be employed with the company or its subsidiaries. As of December 31, 2025, all NEOs are in compliance with the stock retention guideline.

We have approved procedures by which every executive officer must obtain clearance prior to selling any shares of our common stock, in part to ensure no executive falls out of compliance with these guidelines.

Executive Compensation Recoupment Policies and Provisions

We have a Compensation Recovery Policy (the “Clawback Policy”), in compliance with the listing standards of the New York Stock Exchange. The Clawback Policy provides that promptly following an accounting restatement due to the material noncompliance of the company with any financial reporting requirement under the securities laws (including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period), the committee will determine the amount of the excess of the amount of incentive-based compensation received by Section 16 officers during the three completed fiscal years immediately preceding the required restatement date over the amount of incentive-based compensation that otherwise would have been received had it been determined based on the restated amounts. The company will provide each such officer with a written notice of such amount and a demand for repayment or return. If such repayment or return is not made within a reasonable time, the Clawback Policy provides that the company will recover the erroneously awarded compensation in a reasonable and prompt manner using any lawful method, subject to limited exceptions as permitted by New York Stock Exchange listing standards. The applicable officer shall also be required to reimburse the company for any and all expenses (including legal fees) reasonably incurred by the company in recovering such erroneously awarded compensation. The Clawback Policy also provides that any action by the company to recover erroneously awarded compensation under the policy will not be deemed “good reason” for resignation or to serve as a basis for a claim of constructive termination under any benefits or compensation arrangement, or to constitute a breach of a contract or other arrangement to which such officer is party.

In addition to the Clawback Policy, our equity incentive plan and related award agreements continue to contain provisions that permit the committee, in its discretion, to require a participant to forfeit his or her right to any unvested portion of an award and, to the extent that any portion of an award has previously vested, to return to us the shares of common stock covered by the award or any cash proceeds the participant received upon the sale of such shares, in the event that the participant engages in activity that is deemed detrimental to our interests, including, but not limited to, breach of restrictive covenants or violations of our Code of Business Conduct and Ethics or other policies, procedures or standards.

Prohibition on Hedging and Pledging

Please see above under “CORPORATE GOVERNANCE - STOCK TRADING POLICY AND PROHIBITION ON PLEDGING AND HEDGING.”

Tax Deductibility of Executive Compensation

The committee views the tax deductibility of compensation as one of many factors to be considered in the design of our executive compensation program. Section 162(m) of the Internal Revenue Code (the “Code”) limits our ability to deduct for U.S. tax purposes compensation in excess of $1.0 million that is paid to certain executive officers. In determining the compensation paid or awarded to our NEOs, the committee seeks to achieve the objectives of our compensation program, including attracting, retaining, motivating and sustaining high performing executive talent and incentivizing the achievement of both short- and long-term results through the alignment of rigorous performance goals and pay. In structuring our compensation program in a manner consistent with these objectives, the committee may approve compensation that is not fully deductible for U.S. tax purposes if the committee believes it will contribute to the achievement of our business objectives and is in our best interests and the best interests of our shareholders.

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0

COMPENSATION COMMITTEE REPORT

The Compensation and Management Development Committee of the Board of Directors consists of the four directors named below, each of whom meets the independence standards of the Board’s Corporate Governance Guidelines, the New York Stock Exchange listing standards and applicable securities laws.

We reviewed and discussed with management the Compensation Discussion and Analysis that precedes this report. Based on our review and discussions with management, we recommended to the Board of Directors that the Compensation Discussion and Analysis be included in Zimmer Biomet’s Annual Report on Form 10-K for the year ended December 31, 2025 and this proxy statement.

Compensation and Management Development Committee

Syed Jafry, Chair

Michael J. Farrell

Arthur J. Higgins

Devdatt Kurdikar

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2025 SUMMARY COMPENSATION TABLE

The following table sets forth the compensation awarded to or earned by our NEOs for the years ended December 31, 2025, 2024, and 2023:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Non-Equity Incentive Plan Compensation(2) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(3) ($)	All Other Compensation(4) ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(g)	(h)	(i)	(j)
Ivan Tornos	2025	1,281,846	—	12,000,101	2,420,767	—	403,836	16,106,550
Chairman, President	2024	1,236,923	—	11,750,148	1,738,495	—	267,301	14,992,867
and CEO	2023	968,702	—	7,472,584	1,603,022	—	147,168	10,191,476
Suketu Upadhyay	2025	906,780	—	4,000,104	1,141,636	—	163,284	6,211,805
CFO and EVP - Finance,	2024	876,154	—	4,000,072	820,956	—	182,379	5,879,561
Operations and Supply Chain	2023	801,839	—	8,375,128	1,054,435	—	153,527	10,384,929
Kevin Thornal(5)	2025	405,385	—	5,300,085	505,275	—	—	6,210,746
Group President, Global
Businesses and the Americas
Jehanzeb Noor(6)	2025	683,000	1,115,509	5,100,212	730,913	217,165	27,409	7,874,209
SVP, Chief Strategy, Business Development,
Innovation and Transformation Officer
Wilfred van Zuilen(7)	2025	743,149	—	2,000,052	730,333	553,503	112,372	4,139,409
Group President, EMEA	2024	666,296	—	1,800,130	709,543	209,072	98,790	3,483,831
	2023	629,267	—	1,600,169	745,102	344,026	99,611	3,418,175

(1)
The amounts in the “Stock Awards” column do not represent amounts the NEOs received or are entitled to receive; rather, the reported amounts represent the aggregate grant date fair value of stock awards granted in that year computed in accordance with ASC 718. For a discussion of the method of valuation and any assumptions made in the valuation of the stock awards, see Note 5 to the Consolidated Financial Statements included in our 2025 Form 10-K. We do not pay or accrue dividends or dividends equivalents on PRSUs or RSUs. The stock awards reported in the table with respect to 2025 consist of: (i) annual awards of PRSUs to all NEOs, which are subject to both internal (constant currency revenue growth and adjusted EPS growth) and market-related (relative TSR) performance goals over a three-year performance period; (ii) annual awards of three-year ratably vesting time-based RSUs to all NEOs (including Mr. Thornal, in connection with his hiring); (iii) the Noor PRSUs, which are subject to internal performance goals over a three-year performance period; and (iv) a new hire award of three-year ratably vesting time-based RSUs to Mr. Noor.

PRSU awards represent the grant date fair value based upon the probable outcome of the performance conditions at the date of grant. Annual PRSUs awarded in 2025, 2024 and 2023 have the conditions and goals described above in this footnote, other than: (i) for Mr. Upadhyay, in 2023 he also received a promotion-related award of PRSUs subject to certain financial and organizational goals over two performance periods of October 1, 2023 to September 30, 2024 and October 1, 2024 to September 30, 2025; and (ii) the Noor PRSUs. The grant date fair value of the relative TSR component for all awards with such goal was determined using a Monte Carlo simulation model. The following table presents the grant date fair value of the PRSUs subject to performance conditions included in the “Stock Awards” column and the grant date fair value of these awards assuming that the highest level of performance conditions would be achieved.

	2025 PRSU Awards		2024 PRSU Awards		2023 PRSU Awards
Name	Grant Date Fair Value (Based on Probable Outcome) ($)	Grant Date Fair Value (Based on Maximum Performance) ($)	Grant Date Fair Value (Based on Probable Outcome) ($)	Grant Date Fair Value (Based on Maximum Performance) ($)	Grant Date Fair Value (Based on Probable Outcome) ($)	Grant Date Fair Value (Based on Maximum Performance) ($)
Ivan Tornos	6,000,028	12,000,056	5,875,100	11,750,199	3,762,635	7,525,270
Suketu Upadhyay	2,000,045	4,000,090	2,000,056	4,000,111	6,687,563	13,375,126
Kevin Thornal	2,650,019	5,300,038	—	—	—	—
Jehanzeb Noor(a)	2,900,050	3,800,058	—	—	—	—
Wilfred van Zuilen	1,000,022	2,000,045	900,025	1,800,050	800,056	1,600,112

(a) Mr. Noor received two PRSU awards in 2025. For the annual PRSUs, the Grant Date Fair Value (based on Probable Outcome) was $900,008 and the Grant Date Fair Value (based on Maximum Performance) was $1,800,016. For the Noor PRSUs, the Grant Date Fair Value (based on Probable Outcome) was $2,000,042 and the Grant Date Fair Value (based on Maximum Performance) was $2,000,042.

(2)
Amounts reported consist of the annual cash incentive award under the EPIP.
(3)
Amounts reported represent the change in actuarial present value of Mr. van Zuilen’s accumulated benefit under the plans indicated below from December 31, 2024 to December 31, 2025, from December 31, 2023 to December 31, 2024, and from December 31, 2022 to

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December 31, 2023, respectively and of Mr. Noor’s accumulated benefit under the plans indicated below from March 5, 2025 to December 31, 2025. The accumulated benefit is the benefit to which each of Messrs. Noor and van Zuilen would be entitled had he terminated employment as of December 31 of the applicable year and elected to commence his benefit at the earliest age at which he would receive an unreduced benefit, assuming he had met the eligibility conditions, payable as a monthly benefit for as long as he lived.

Name	Plan Name	2025 ($)	2024 ($)	2023 ($)
Jehanzeb Noor	SVE(a)	22,439	—	—
	JJS(a)	194,726	—	—
	Total	217,165	—	—
Wilfred van Zuilen	SVE(b)	148,719	86,647	63,665
	JJS(b)	1,232,287	740,856	554,766
	Total	1,381,006	827,503	618,431

(a) SVE and JJS refer to our defined benefit cash balance type pension plans generally available to all employees in Switzerland. The SVE provides benefits based on compensation up to $199,328 for 2025, and the JJS provides benefits based on compensation in excess of the SVE amount up to $1,150,057 for 2025. The assumed interest rate for 2025 is 1.35%. The mortality assumption for 2025 is based on the BVG 2020 Generational Mortality Table. The JJS has a maximum allowable monthly retirement pension of $9,584 for 2025. Mr. Noor has an accumulated benefit of $957 monthly under the JJS, payable at age 65, as of 2025. The reported amount is based upon the portion of the accumulated benefits attributable to company contributions.

(b) The SVE provides benefits based on compensation up to $199,328, $167,070 and $181,729 for 2025, 2024 and 2023, respectively, and the JJS provides benefits based on compensation in excess of the SVE amount up to $ 1,150,057, $963,936, and $1,048,522 for 2025, 2024 and 2023, respectively. The assumed interest rates for 2025, 2024 and 2023 are 1.35%, 1.50%, and 1.50%, respectively. The mortality assumptions for 2025, 2024 and 2023 are based on the BVG 2020 Generational Mortality Table. The JJS has a maximum allowable monthly retirement pension of $9,584, $8,033, and $8,738 for 2025, 2024 and 2023, respectively. Mr. van Zuilen has an accumulated benefit of $5,105, $3,217 and $2,445 monthly under the JJS, payable at age 65, as of 2025, 2024, and 2023, respectively.

(4) Amounts reported for 2025 include the following:

		I. Tornos ($)	S. Upadhyay ($)	K. Thornal ($)	J. Noor ($)	W. van Zuilen ($)
Company matching contributions to 401(k) plan		21,000	21,000	—	—	—
Company matching contributions to deferred compensation plan (credited to participants’ accounts in 2026)		160,221	82,664	—	—	—
Non-business use of corporate aircraft(a)		178,842	38,857	—	—	—
Automobile allowance		—	—	—	27,409	33,213
Disability insurance premiums		2,520	3,263	—	—	—
Executive physical		8,065	5,500	—	—	—
Personal tax assistance		11,938	12,000	—	—	11,710
Corporate paid apartment		—	—	—	—	67,449
Security assessment(b)		21,250	—	—	—	—
	Total	403,836	163,284	—	27,409	112,372

(a)
Messrs. Tornos and Upadhyay are permitted limited personal use of our corporate aircraft, up to $190,000 and $50,000, respectively, in aggregate incremental cost to us per year. For purposes of the value disclosed in this proxy statement, we calculate incremental cost using a method that takes into account all variable costs, such as fuel, crew travel expenses, landing and parking fees and plane repositioning costs. Since we use our aircraft primarily for business travel, we do not include as part of incremental cost the fixed costs that do not change based on usage, such as pilot salaries, the purchase or leasing costs of our aircraft and the cost of maintenance. The incremental cost, if any, of travel by an NEO’s spouse or guests when accompanying the NEO is included. NEOs are responsible for the payment of any tax on any income imputed to the NEO as a result of personal use of corporate aircraft and we do not provide them with income tax gross-up payments.
(b)
We obtained a residential security assessment for Mr. Tornos' home in connection with a broader executive security assessment performed during 2025.
(5)
Mr. Thornal joined the company in July 2025.
(6)
Mr. Noor joined the company in March 2025. Mr. Noor’s compensation was paid in Swiss Francs and has been converted to U.S. Dollars using the average exchange rate for 2025 of 1 CHF = 1.2034 USD, rounded.
(7)
Mr. van Zuilen’s compensation was paid in Swiss Francs and has been converted to U.S. Dollars using the average exchange rate for 2023, 2024 and 2025 of 1 CHF = 1.1450 USD, 1 CHF = 1.1355 and 1 CHF = 1.2034 USD, rounded, respectively.

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GRANTS OF PLAN-BASED AWARDS IN 2025

The following table sets forth non-equity incentive plan arrangements and equity awards granted to our NEOs in 2025.

									All Other Stock
			Estimated Possible Payouts			Estimated Future Payouts			Awards: Number	Grant Date
		Date of	Under Non-Equity Incentive			Under Equity Incentive			of Shares	Fair Value
		Comp.	Plan Awards(1)			Plan Awards			of Stock	of Stock
	Grant	Committee	Threshold	Target	Maximum	Threshold	Target	Maximum	or Units	Awards(2)
Name	Date	Action	($)	($)	($)	(#)	(#)	(#)	(#)	($)
(a)	(b)		(c)	(d)	(e)	(f)	(g)	(h)	(i)	(l)
Ivan Tornos			961,385	1,922,769	3,845,539
Annual PRSU	2/25/2025	2/24/2025				28,167	56,333	112,666		6,000,028
Annual RSU	2/25/2025	2/24/2025							57,269	6,000,073
Suketu Upadhyay			453,390	906,780	1,813,560
Annual PRSU	2/25/2025	2/24/2025				9,389	18,778	37,556		2,000,045
Annual RSU	2/25/2025	2/24/2025							19,090	2,000,059
Kevin Thornal			202,692	405,385	810,769
Annual PRSU	8/1/2025	5/13/2025				15,237	30,474	60,948		2,650,019
Annual RSU	8/1/2025	5/13/2025							29,870	2,650,066
Jehanzeb Noor(3)			290,275	580,550	1,161,101
Sign-on PRSU	4/1/2025	1/28/2025				3,642	18,212	18,212		2,000,042
Sign-on RSU	4/1/2025	1/28/2025							11,744	1,300,061
Annual PRSU	4/1/2025	1/28/2025				3,994	7,988	15,976		900,008
Annual RSU	4/1/2025	1/28/2025							8,131	900,102
Wilfred van Zuilen(3)			329,924	659,848	1,319,697
Annual PRSU	2/25/2025	2/24/2025				4,695	9,389	18,778		1,000,022
Annual RSU	2/25/2025	2/24/2025							9,545	1,000,030

(1)
Amounts in the first line associated with each executive’s name consist of the cash incentive opportunity amounts under the EPIP for 2025.
(2)
The values reported in this column represent the grant date fair value of stock awards computed in accordance with ASC 718 and may differ from the values represented in the 2025 Summary Compensation Table due to rounding. See footnote 1 to the 2025 Summary Compensation Table for additional information regarding the determination of grant date fair value of stock awards.
(3)
Messrs. Noor and van Zuilen’s compensation is paid in Swiss Francs and has been converted to U.S. Dollars for purposes of this table using the average exchange rate for 2025 of 1 CHF = 1.2034 USD (rounded).

Narrative Discussion

Non-Equity Incentive Plan Awards. The non-equity incentive plan awards reflected in the first row of the table for each NEO in columns (c) through (e) represent the annual cash incentive opportunity under the EPIP for 2025. Material terms of the awards, including a discussion of the applicable performance measures and target and actual performance for 2025, are described in the CD&A. Amounts actually earned for 2025 performance are shown in column (g) of the 2025 Summary Compensation Table.

Equity Incentive Plan Awards. The equity incentive plan awards reflected in columns (f) through (h) were granted under the 2009 Plan and represent PRSUs. For Messrs. Tornos, Upadhyay and van Zuilen, these PRSUs were the annual PRSU grant and had a grant date fair value of $106.51 per unit. These PRSUs are subject to internal performance goals (constant currency revenue growth and adjusted EPS growth) and market-related (relative TSR) performance goals over a three-year performance period. The grant date fair value of the annual PRSUs represents the weighted average fair value of the three PRSU tranches. For the constant currency revenue growth performance goal and for the adjusted EPS growth performance goal, the grant date fair value is based upon our stock price on the grant date and the time period to vest. For the market-related (relative TSR) performance goal, the performance period has a grant date fair value based upon a Monte Carlo simulation model covering the period. Messrs. Thornal and Noor were granted annual PRSUs as well, with grant date fair values of $112.67 and $86.96 per unit, respectively, and performance measures and vesting terms identical to those of the annual PRSU awards to Messrs. Tornos, Upadhyay and van Zuilen. Additionally, Mr. Noor was granted a sign-on PRSU award with a grant date fair value of $109.82 per unit and are subject to financial and organizational goals over the performance period from March 1, 2025 through March 31, 2028. The grant date fair value of those PRSUs is based on the weighted average value of the three PRSU tranches and is based upon our stock price on the grant date and the time period to vest. The material terms of the PRSUs, including applicable performance measures and targets, are described in the CD&A. We do not pay or accrue dividends or dividend equivalents on PRSUs.

Other Stock Awards. The equity incentive plan awards reflected in column (i) were granted under the 2009 Plan and, for Messrs. Tornos, Upadhyay and van Zuilen, represent the annual grant of RSUs. The grant date fair value of these RSUs was $104.77 per unit. The equity incentive plan awards for Mr. Noor represent sign-on and annual grants of RSUs and the grant date fair value of both of these RSU awards was $110.70 per unit. The equity incentive plan award for Mr. Thornal represents

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his annual grants of RSUs and the grant date fair value of this RSU award was $88.72 per unit. We do not pay or accrue dividends or dividend equivalents on RSUs. Material terms of the RSUs are described in the CD&A.

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Executive compensation

OUTSTANDING EQUITY AWARDS AT 2025 FISCAL YEAR-END

The following table summarizes the outstanding equity awards held by the NEOs as of December 31, 2025.

	Option Awards(1)					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price(2) ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(3) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(3) ($)
(a)		(b)	(c)	(e)	(f)	(g)		(h)	(i)		(j)
Ivan Tornos	2/18/2022	61,746	—	117.22	2/18/2032
	2/25/2021	37,288	—	158.90	2/25/2031
	2/21/2020	43,288	—	152.84	2/21/2030
	2/26/2019	41,277	—	120.04	2/26/2029
	12/3/2018	15,198	—	113.69	12/3/2028
	12/3/2018	17,878	—	113.69	12/3/2028
	2/25/2025								56,333	(4)	5,065,463
	2/20/2024								46,177	(5)	4,152,236
	2/25/2025					57,269	(6)	5,149,628
	2/20/2024					31,991	(7)	2,876,631
Suketu Upadhyay	2/18/2022	51,586	—	117.22	2/18/2032
	2/25/2021	34,957	—	158.90	2/25/2031
	2/21/2020	41,657	—	152.84	2/21/2030
	7/1/2019	65,464	—	114.29	7/1/2029
	2/25/2025								18,778	(4)	1,688,518
	2/20/2024								15,720	(5)	1,413,542
	2/25/2025					19,090	(6)	1,716,573
	2/20/2024					10,890	(7)	979,229
Kevin Thornal	8/1/2025								30,474	(4)	2,740,222
	8/1/2025					29,870	(10)	2,685,910
Jehanzeb Noor	4/1/2025								7,988	(4)	718,281
	4/1/2025								18,212	(8)	1,637,623
	4/1/2025					11,744	(9)	1,056,020
	4/1/2025					8,131	(9)	731,140
Wilfred van Zuilen	2/18/2022	21,885	—	117.22	2/18/2032
	7/1/2021	41,445	—	157.11	7/1/2031
	2/25/2025								9,389	(4)	844,259
	2/20/2024								7,074	(5)	636,094
	2/25/2025					9,545	(6)	858,286
	2/20/2024					4,901	(7)	440,698

(1)
Stock options granted to the NEOs in 2022 vest in increments of one-third on each of the first, second and third anniversaries of the grant date, subject to continued employment. Stock options granted to the NEOs prior to 2022 vest 25% per year on each of the first, second, third and fourth anniversaries of the grant date, subject to continued employment. Option awards may vest on an accelerated basis after the NEO has held the award for at least one year if the NEO reaches age 60 or retires, or if the NEO’s employment is terminated involuntarily without cause and the NEO signs a general release of claims in favor of the company.
(2)
The option exercise price is equal to the average of the high and low selling prices of our common stock as reported by the New York Stock Exchange on the date of grant, as subsequently adjusted in connection with the March 1, 2022 spinoff of ZimVie Inc. The modified awards attempted to preserve the same intrinsic value and general terms and conditions (including vesting) as were in place immediately prior to the modification.
(3)
Market value is calculated by multiplying the number of units in column (g) or (i), as applicable, by $89.92, the closing price of our common stock as reported by the New York Stock Exchange on December 31, 2025.
(4)
This number of unearned PRSUs is based on achieving target performance. To the extent any of the PRSUs is earned based on performance over the three-year period of January 1, 2025 through December 31, 2027, such earned PRSUs would vest on February 25, 2028.
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(5)
This number of unearned PRSUs is based on achieving target performance. To the extent any of the PRSUs is earned based on performance over the three-year period of January 1, 2024 through December 31, 2026, such earned PRSUs would vest on February 20, 2027.
(6)
These RSUs vest in thirds on each February 25, 2026, February 25, 2027 and February 25, 2028, subject to continued employment.
(7)
These RSUs vest in thirds on each of February 20, 2025, February 20, 2026 and February 20, 2027, subject to continued employment.
(8)
This number of unearned PRSUs is based on achieving target performance. To the extent any of these PRSUs is earned based on performance over the three-year period of April 1, 2025 through March 31, 2028, such earned PRSUs would vest on March 31, 2028.
(9)
These RSUs vest on thirds on each of April 1, 2026, April 1, 2027 and April 1, 2028, subject to continued employment.
(10)
These RSUs vest on thirds on each of August 1, 2026, August 1, 2027 and August 1, 2028, subject to continued employment.

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Executive compensation

OPTION EXERCISES AND STOCK VESTED IN 2025

The following table sets forth certain information regarding stock options exercised by our NEOs in 2025 and RSUs held by our NEOs that vested in 2025.

	Stock Awards
	Number of Shares Acquired on Vesting(2)	Value Realized on Vesting(2)(3)
Name	(#)	($)
(a)	(d)	(e)
Ivan Tornos	52,142	5,383,305
Suketu Upadhyay	42,260	4,197,342
Kevin Thornal	—	—
Jehanzeb Noor	—	—
Wilfred van Zuilen	16,418	1,666,570

(1)
Value realized on exercise is calculated on the basis of the difference between the exercise price and the closing price of our common stock as reported by the New York Stock Exchange on the date of exercise, multiplied by the number of shares of common stock underlying the options exercised.
(2)
Includes, for all NEOs, RSUs that vested in 2025 and the 2023 PRSUs that were determined to be earned for the 2023-2025 performance period and vested in early 2026; additionally includes, for Mr. Upadhyay, the promotion-related PRSUs that were earned for the second performance running from October 1, 2024 to September 30, 2025 which vested in November 2025.
(3)
Value realized on vesting is calculated by multiplying the closing price of our common stock on the New York Stock Exchange on the date of vesting by the number of shares of common stock that vested.

PENSION BENEFITS IN 2025

The following table sets forth information on defined pension plans in which Messrs. Noor and van Zuilen participated in 2024. None of the other NEOs is eligible to, or does, participate in any defined benefit pension plans.

Name	Plan Name(1)	Number of Years Credited Service (#)	Present Value of Accumulated Benefit(2) ($)
(a)	(b)	(c)	(d)
Jehanzeb Noor	SVE	0.82	22,439
	JJS	0.82	194,726
Wilfred van Zuilen	SVE	4.59	148,719
	JJS	4.59	1,232,287

(1)
The full name of the plan referred to as SVE is the Sulzer Vorsorgeeinrichtung. The full name of the plan referred to as JJS is the Johann Jakob Sulzer Stuftung.
(1)
The accumulated benefit is the benefit to which the NEO would be entitled had he terminated employment on December 31, 2025 and elected to commence his benefit at the earliest age at which he would receive an unreduced benefit, assuming he had met the eligibility conditions, payable as a monthly benefit for as long as he lived, with 60% of his benefit continuing to his surviving spouse following his death. The expected benefit payments are discounted using interest and mortality assumptions to produce the present value of the accumulated benefit as of December 31, 2025. The assumed interest rate is 1.35% and the mortality assumption is based on the BVG 2020 Generational Mortality Table. The reported amounts represent the portion of the accumulated benefits attributable to company contributions.

Narrative Discussion

During 2025, our U.S.-based NEOs were not eligible to participate in any defined benefit pension plans sponsored by the company.

Non-U.S. Pension Plans. We maintain a number of pension plans for our employees whose principal place of employment is outside the U.S. These pension plans are governed, and in some cases mandated, by the laws of the applicable countries and can vary significantly from plan to plan.

Messrs. Noor and van Zuilen participated in two cash balance defined benefit pension plans generally available to all employees in Switzerland, known as the SVE and the JJS. We contributed a percentage of the NEO’s pay, which varied by plan, into each of the SVE and the JJS. At the time of his retirement, the NEO may elect to receive his account balances in a lump sum payment, partial or full, or in an annuity payment up to a maximum limit, with any residual account balance paid as a

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Executive compensation

lump sum. If the NEO terminates employment prior to becoming eligible for retirement benefits, he will receive his account balances in a lump sum payment.

NONQUALIFIED DEFERRED COMPENSATION IN 2025

Name	Executive Contributions in Last FY(1) ($)	Registrant Contributions in Last FY(2)(3) ($)	Aggregate Earnings in Last FY(4) ($)	Aggregate Balance at Last FYE(3)(5) ($)
(a)	(b)	(c)	(d)	(f)
Ivan Tornos
DCP	163,836	160,221	180,661	1,136,979
Suketu Upadhyay
DCP	103,664	82,664	(195,911)	1,652,370
Kevin Thornal	—	—	—	—
Jehanzeb Noor	—	—	—	—
Wilfred van Zuilen	—	—	—	—

(1)
Amounts shown in this column are reported in the 2025 Summary Compensation Table, as follows:

	Amount Reported as Salary for 2025	Amount Reported as Non-Equity Incentive Compensation for 2025
	($)	($)
Ivan Tornos
DCP	163,836	—
Suketu Upadhyay
DCP	103,664	—
Kevin Thornal	—	—
Jehanzeb Noor	—	—
Wilfred van Zuilen	—	—

(2)
The amounts shown in this column are reported in the 2025 Summary Compensation Table as part of All Other Compensation.
(3)
Our matching contributions to the DCP for 2025 reported in column (c) were not credited to participants’ accounts until 2026. Therefore, these matching contributions are not reflected in the aggregate balance at last fiscal year end in column (f).
(4)
The amounts shown in this column are not reported as compensation in the 2025 Summary Compensation Table as they do not represent above-market or preferential earnings on deferred compensation.
(5)
Of the amounts shown in this column (including any amounts that would be shown in this column absent a decrease in value), the following amounts are or were previously reported in the Summary Compensation Table:

Aggregate Amount Reported in the Summary Compensation Table of this and prior Proxy Statements
($)
Ivan Tornos
DCP	781,832
Suketu Upadhyay
DCP	1,421,654
Kevin Thornal	—
Jehanzeb Noor	—
Wilfred van Zuilen	—

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Executive compensation

Narrative Discussion

Deferred Compensation Plan (“DCP”). We adopted the DCP effective as of January 1, 2016 and froze all other nonqualified defined contributions plans for employees as of December 31, 2015. The DCP provides U.S.-based executives with the opportunity to defer each year, on a pre-tax basis, up to 50% of base salary and up to 95% of annual incentive awards. To be effective, a participant must have made the election by December 31 of the year preceding the year in which the compensation was earned. We will match 100% of a participant’s contributions, up to a maximum of 6% of the participant’s aggregate base salary and annual incentive award, minus our matching contributions under the 401(k) plan. An executive must be employed on December 31 of the year the compensation was earned to be eligible to receive our matching contributions, unless termination of employment was due to the executive’s death, disability or retirement, as defined in the DCP. Our matching contributions vest 25% per year of service.

The plan does not offer any above-market rates of return. Participants may select from various investment alternatives to serve as the measure of investment earnings on their accounts. Investment alternatives under this plan are slightly different than those offered under the 401(k) plan. During 2025, the investment alternatives included 16 different mutual funds from a number of different fund families. Our contributions follow the investment direction of participant contributions. Participants may change the investment direction of their existing account balances at any time by contacting the plan administrator. During 2025, the rates of return of the various investment alternatives available under the plan ranged from -2.70% to 34.49%.

We do not hold contributions to the plan in a trust and, therefore, they may be subject to the claims of our creditors in the event of our bankruptcy or insolvency. When payments come due under the plan, we distribute cash from our general assets. The plan does not permit loans. During employment, the plan permits hardship distributions of vested amounts prior to the scheduled payment date only in the event of an unforeseeable emergency and only if the financial hardship resulting from the unforeseeable emergency cannot be relieved by other means, including cessation of deferrals under the DCP. If a participant receives a hardship distribution, the participant will be ineligible to defer compensation under the DCP for the remainder of that year and the following year.

At the time a participant makes an annual deferral election, the participant also chooses a withdrawal payment date and the form of payment he or she wishes to receive with respect to the payment of the vested amounts attributable to those deferrals. A participant may choose to commence payments on a specified date in the future or following separation from service. If a participant elects to commence payments on a specified date in the future, the participant may elect to receive his or her vested amounts in a lump sum or in substantially equal annual installments over two to five years. If a participant elects to commence payments following separation from service, the participant may elect to receive his or her vested amounts in a lump sum or in substantially equal annual installments over five to 15 years. In accordance with Section 409A of the Code, payments are delayed six months following a participant’s separation from service.

If an executive is terminated for cause (as defined under the DCP, including willfully engaging in conduct that is demonstrably and materially injurious to us or our subsidiaries, monetarily or otherwise), or information is discovered after the executive’s separation that would have allowed us to terminate the executive for cause, then the executive will forfeit any and all amounts in his or her company matching contribution account.

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Executive compensation

POTENTIAL PAYMENTS UPON TERMINATION OF EMPLOYMENT

The table below reflects the estimated amount of compensation payable to each of the NEOs in the event of the termination of the NEO’s employment. The table shows the potential compensation payable to each NEO, as applicable, upon a termination in connection with a change in control, voluntary resignation, retirement, death, disability, company-initiated (with cause) termination and company-initiated (without cause) termination, assuming such termination was effective as of December 31, 2025. The table and footnotes exclude certain amounts payable pursuant to plans that do not discriminate in favor of executive officers and that are available generally to all salaried employees. The amounts shown are only estimates of the amounts that would be payable to the NEOs upon termination of employment and do not reflect tax positions we may take or the accounting treatment of such payments or limitations on payments and benefits arising under change in control severance agreements for U.S.-based NEOs to avoid the application of an excise tax under Section 280G of the Code. Actual amounts to be paid can only be determined at the time of separation.

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Executive compensation

	Termination Scenario
Compensation Components	Change in Control($)	Voluntary Resignation($)	Retirement($)	Death($)	Disability($)	Company- Initiated (with Cause)($)	Company- Initiated (without Cause)($)
Ivan Tornos
Severance – Salary(1)	3,876,000	—	—	—	—	—	2,584,000
Severance – Cash Incentive Award(2)	5,814,000	—	—	—	—	—	3,876,000
2025 Annual Cash Incentive Award(3)	2,584,000	—	—	—	—	—	—
Stock Options (accelerated)(4)	—	—	—	—	—	—	—
PRSUs and RSUs (accelerated)(5)	20,925,384	—	—	3,799,507	—	—	—
DCP(6)	1,136,979	1,136,979	1,136,979	1,136,979	1,136,979	591,178	1,136,979
Health and Welfare(7)	79,244	—	—	—	—	—	78,356
Disability(8)	—	—	—	—	12,141,915	—	—
Outplacement(9)	25,000	—	—	—	—	—	25,000
Suketu Upadhyay
Severance – Salary(1)	1,827,228	—	—	—	—	—	913,614
Severance – Cash Incentive Award(2)	1,882,044	—	—	—	—	—	—
2025 Annual Cash Incentive Award(3)	941,022	—	—	—	—	—	—
Stock Options (accelerated)(4)	—	—	—	—	—	—	—
PRSUs and RSUs (accelerated)(5)	7,361,112	—	—	1,389,020	—	—	—
DCP(6)	1,652,370	1,652,370	1,652,370	1,652,370	1,652,370	450,543	1,652,370
Health and Welfare(7)	64,581	—	—	—	—	—	31,846
Disability(8)	—	—	—	—	4,700,582	—	—
Outplacement(9)	25,000	—	—	—	—	—	25,000
Kevin Thornal
Severance – Salary(1)	1,700,000	—	—	—	—	—	850,000
Severance – Cash Incentive Award(2)	1,700,000	—	—	—	—	—	1,700,000
2025 Annual Cash Incentive Award(3)	850,000	—	—	—	—	—	—
Stock Options (accelerated)(4)	—	—	—	—	—	—	—
PRSUs and RSUs (accelerated)(5)	4,142,603	—	—	—	—	—	—
DCP(6)	—	—	—	—	—	—	—
Health and Welfare(7)	66,142	—	—	—	—	—	32,627
Disability(8)	—	—	—	—	—	—	—
Outplacement(9)	25,000	—	—	—	—	—	25,000
Jehanzeb Noor(10)
Severance – Salary(1)	1,660,629	—	—	—	—	—	830,314
Severance – Cash Incentive Award(2)	1,411,534	—	—	—	—	—	1,411,534
2025 Annual Cash Incentive Award(3)	830,314	—	—	—	—	—	—
Stock Options (accelerated)(4)	—	—	—	—	—	—	—
PRSUs and RSUs (accelerated)(5)	5,425,529	—	—	—	—	—	—
Swiss Pension Plans(11)
SVE	17,600	17,600	22,439	17,600	17,600	17,600	17,600
JJS	152,434	152,434	194,726	152,434	152,434	152,434	152,434
Health and Welfare(7)	13,705	—	—	—	—	—	—
Disability(8)	—	—	—	—	—	—	—
Outplacement(9)	25,000	—	—	—	—	—	25,000
Wilfred van Zuilen(10)
Severance – Salary(1)	1,248,576	—	—	—	—	—	751,239
Severance – Cash Incentive Award(2)	1,123,718	—	—	—	—	—	1,352,231
2025 Annual Cash Incentive Award(3)	751,239	—	—	—	—	—	—
Stock Options (accelerated)(4)	—	—	—	—	—	—	—
PRSUs and RSUs (accelerated)(5)	3,520,426	—	—	634,944	—	—	—
Swiss Pension Plans(11)
SVE	126,257	126,257	148,719	126,257	126,257	126,257	126,257
JJS	1,048,214	1,048,214	1,232,287	1,048,214	1,048,214	1,048,214	1,048,214
Health and Welfare(7)	52,346	—	—	—	—	—	—
Disability(8)	—	—	—	—	—	—	—
Outplacement(9)	25,000	—	—	—	—	—	25,000

(1)
Amount shown in “Change in Control” column represents three times (for Mr. Tornos) or two times (for each of Messrs. Upadhyay, Thornal, Noor and van Zuilen) the NEO’s base salary in effect as of December 31, 2025, which amount would have been payable in the event of a change in control of us and the NEO’s termination of employment by us without cause or by the NEO with good reason pursuant to the change in control severance agreements we have with each of the NEOs. See the narrative that follows this table for a description of the change in control severance agreements. Amount shown in “Company-Initiated (without Cause)” column represents two times (for Mr. Tornos) or one times (for each of Messrs. Upadhyay, Thornal, Noor and van Zuilen) the NEO’s base salary in effect as of December 31, 2025, which amount would have been payable pursuant to the terms of our Executive Severance Plan in the event of the NEO’s involuntary termination of employment without cause on December 31, 2025. See the narrative that follows this table for a description of the Executive Severance Plan.
(2)
Amount shown in “Change in Control” column represents three times (for Mr. Tornos) or two times (for each of Messrs. Upadhyay, Thornal, Noor, and van Zuilen) the NEO’s target incentive award opportunity percentage under the 2025 annual cash incentive plan

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Executive compensation

multiplied by the NEO’s base salary as of December 31, 2025, which amount would have been payable in the event of a change in control of us and the NEO’s termination of employment by us without cause or by the NEO with good reason pursuant to the change in control severance agreement we have with each of the NEOs. Amount shown in “Company-Initiated (without Cause)” column represents two times (for Mr. Tornos) or one times (for each of Messrs. Upadhyay, Thornal, Noor, and van Zuilen) the NEO’s target incentive award opportunity percentage under the 2025 annual cash incentive plan multiplied by the NEO’s base salary as of December 31, 2025, which severance would have been payable pursuant to the terms of our Executive Severance Plan in the event of his involuntary termination of employment without cause on December 31, 2025.
(3)
Amount represents the amount payable to the NEO under the annual cash incentive plan for 2025 assuming the NEO terminated employment effective December 31, 2025 as a result of the specified termination event. Amount in “Change in Control” column represents the NEO’s target award under the EPIP for 2025 as reported in column (d) of the “Grants of Plan-Based Awards in 2025” table. Amounts in “Death” and “Disability” columns represent actual amounts earned for 2025, as reported in column (g) of the 2025 Summary Compensation Table.
(4)
Amount represents the value of unvested stock options held by the NEO that would vest as a result of the specified termination event. This value is calculated on the basis of the difference between the exercise price and $89.92, the closing price of our common stock on the New York Stock Exchange on December 31, 2025, multiplied by the number of shares of common stock underlying “in-the-money” options.
(5)
Amount represents the value of unvested PRSUs and RSUs, as applicable, held by the NEO that would vest as a result of the specified termination event. For all NEOs this value is calculated by multiplying the number of unvested units that would vest by $89.92, the closing price of our common stock on the New York Stock Exchange on December 31, 2025.
(6)
For all columns other than “Change in Control” and “Company Initiated (with Cause)”, amount represents the NEO’s vested account balance in the DCP as of December 31, 2025. Amount in “Change in Control” column represents the NEO’s vested account balance in the DCP plus unvested employer contributions as of December 31, 2025. Amount in “Company Initiated (with Cause)” column represents the NEO’s vested account balance in the DCP minus all employer contributions and earnings attributable thereto as of December 31, 2025. U.S.-based executives are generally eligible to participate in the DCP. See “NONQUALIFIED DEFERRED COMPENSATION IN 2025 – Narrative Discussion – Deferred Compensation Plan (“DCP”)” for more information about this plan, including available forms of payment and material conditions applicable to receipt of payments.
(7)
Amount shown in “Change in Control” column represents the estimated cost of health and welfare benefits to be provided to the NEO in the event of a change in control and qualifying termination of employment under the change in control severance agreements we have with each of the NEOs. With respect to Mr. van Zuilen, the reported amount also includes estimated automobile-related and apartment rent expenses for the six month statutory notice period under Swiss law. Amount shown in the “Company-Initiated (without Cause)” column represents the then-current monthly COBRA premium based upon the group health insurance (medical and dental, but excluding vision) in effect the day before the assumed date of termination of employment of December 31, 2025, multiplied by 24 for Mr. Tornos, and by 12 for the other NEOs, as provided for by the Executive Severance Plan.
(8)
U.S.-based executives are generally eligible to participate in our Long-Term Disability Income Plan for Highly Compensated Employees. The amount for each of Messrs. Tornos, Upadhyay and Thornal represents the present value of his benefit under the plan assuming he became disabled effective December 31, 2025. Under the plan as in effect as of that date, a participant would be entitled to a monthly benefit equal to 70% of his monthly base earnings (including salary, the average of the annual incentive earned for the year preceding the date of disability and the target annual bonus for the year in which the disability occurred, and sales commissions, as applicable) reduced by the benefits payable under our base long-term disability insurance plan, supplemental insurance policy and certain other sources of income (including social security disability benefits). Benefits would be payable until the earliest of the following: (1) the date the participant ceases to be totally disabled; (2) the date the participant accepts or refuses a job we offer to him at a salary at least equal to that which he was earning immediately prior to becoming disabled; or (3) the participant’s 65th birthday (or a later date if benefits commenced under the plan after the participant reached age 63 1/2). The present value was determined by discounting the expected benefit payments using an interest rate of 5.32% and a mortality table for disabled employees. The present value excludes benefits payable under our base long-term disability insurance plan, which does not discriminate in favor of executive officers and is available generally to all salaried employees. The present value does include the benefit payable under the insured, supplemental insurance policy because that benefit is paid for by us, but is not available to all salaried employees.
(9)
Amount represents the estimated cost of outplacement services to be provided to the NEO in the event of termination of employment as a result of the specified termination event.
(10)
Messrs. Noor and van Zuilen’s compensation is paid in Swiss Francs and has been converted to U.S. Dollars for purposes of this table using the average exchange rate for 2025 of 1 CHF = 1.2034 USD (rounded).
(11)
With respect to these Swiss pension plans, amounts shown in the “Retirement” column represent the present value of Mr. Noor's or Mr. van Zuilen’s accumulated benefit commencing at age 65. For all other termination scenarios, amounts shown represent the value of the cash balance account as of December 31, 2025. Reported amounts are based upon the portion of the accumulated benefit and cash balance account attributable to company contributions.

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CHANGE IN CONTROL ARRANGEMENTS

We have entered into change in control severance agreements with the NEOs. The agreements provide the NEOs with certain severance benefits following a change in control of us and qualifying termination of their employment. The agreements are intended to encourage executives to remain employed with us during a time when their prospects for continued employment following a transaction may be uncertain (since many transactions result in significant organizational changes at the executive level). We choose to provide these agreements to promote a stable executive team and so that executives will remain focused on shareholders’ and customers’ interests during the transition process. To receive the severance benefits provided under the agreements, an executive must sign a general release of any claims against us.

We do not believe NEOs should receive severance benefits merely because a change in control transaction occurs. Therefore, our agreements have a “double trigger.” This means that severance benefits are provided only upon the occurrence of both a change in control of us and either (1) an involuntary termination of employment without “cause” (as defined in the agreement) or (2) a voluntary termination of employment with “good reason” (as defined in the agreement). If both triggers occur, the NEO would be provided with severance benefits that would include a lump sum payment equal to three times (in the case of Mr. Tornos) or two times (in the case of each of Messrs. Upadhyay, Thornal, Noor, and van Zuilen) the sum of the NEO’s base salary and target annual incentive award. In addition, the NEO would receive a payout of any unpaid incentive compensation allocated or awarded to the NEO for the completed calendar year preceding the date of termination and a pro rata portion to the date of termination of the aggregate value of all contingent incentive compensation awards to the NEO for the current calendar year. If prior to a change in control, the NEO’s employment is terminated without cause at the direction of a person who has entered into an agreement with us, the consummation of which would constitute a change in control, or by the NEO for good reason, the NEO would be entitled to a lump-sum severance payment equal to three times (in the case of Mr. Tornos) or two times (in the case of each of Messrs. Upadhyay, Thornal, Noor, and van Zuilen) the sum of the NEO’s base salary and the amount of the largest aggregate annual bonus paid to the NEO during the three years immediately prior to the year in which the termination occurred. In addition, the NEO would receive a payout of any unpaid incentive compensation allocated or awarded to the NEO for the completed calendar year preceding the date of termination, provided that the performance conditions applicable to such incentive compensation are met, and an amount equal to a pro rata portion to the date of termination of the average annual award paid to the NEO under our incentive compensation plans during the three years immediately prior to the year in which the notice of termination was given.

Further, unless otherwise provided for under a written award agreement, (1) all outstanding stock options granted to the NEO would become immediately vested and exercisable, (2) all time-based restrictions on RSUs would immediately lapse, and (3) with respect to PRSUs, the number of units that would be earned would be the greater of (a) the target number, or (b) the number that would have been earned based on actual performance through the date of the change in control. Each U.S.-based NEO would receive a cash amount equal to the unvested portion, if any, of our matching contributions (and attributable earnings) credited to him under the 401(k) plan and the DCP, as well as a lump-sum payment equal to two times the annual value for life and health (including medical and dental) insurance benefits and any applicable perquisites prior to termination.

Given that none of our U.S.-based NEOs has an employment agreement with us, we have concluded that a constructive termination severance trigger is appropriate to prevent potential acquirers from causing the constructive termination of an NEO’s employment to avoid paying any severance benefits at all. Without a constructive termination trigger, following a change in control, an acquirer could materially demote an NEO, materially reduce his or her salary and reduce or eliminate his or her annual bonus opportunity in order to encourage the NEO to resign voluntarily and thereby avoid paying severance. Thus, our agreements provide certain benefits for NEOs in the event of a voluntary termination for “good reason” (as defined in the agreements).

None of the change in control severance agreements with the NEOs includes any tax gross-up provisions. Prior to 2024, all payments and benefits under the change in control severance agreements for our U.S.-based NEOs were limited to less than the amount which would subject such payments and benefits to the excise tax under Section 280G of the Internal Revenue Code. However, in February 2024, we amended our change in control severance agreements with our executive officers so that, if amounts payable to an executive under the change in control severance agreement or otherwise in connection with a change in control would be subject to such excise tax, then the value of those payments will either (i) be reduced to the extent necessary so that the payments will not trigger that excise tax, or (ii) be paid in full, depending on which course of action would result in the better net after-tax result for the executive, taking into account the excise tax and any other applicable tax.

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Executive severance plan

The Zimmer Biomet Holdings, Inc. Executive Severance Plan is applicable to certain members of our executive leadership team, which includes all of the NEOs. Under the Executive Severance Plan, following a termination by the company of a participant’s employment, unless his or her employment is terminated for misconduct or any of the other reasons specified in the Executive Severance Plan, a participant will be eligible to receive a lump-sum severance amount equal to two times (for the Chairman, President and CEO) or one times (for the other NEOs) the sum of (i) the participant’s annualized base salary in effect when the termination occurs and (ii) the participant’s target annual bonus amount in effect when the termination occurs. Participants eligible to receive severance benefits under the Executive Severance Plan and who are covered under COBRA will also be eligible to receive a lump-sum amount equal to the then-current monthly COBRA premium (for medical and dental insurance only) in effect the day prior to the separation date, multiplied by 24 for the Chairman, President and CEO and by 12 for the other NEOs. Eligible participants will also be offered outplacement services with a value not to exceed $25,000, or an equivalent cash benefit in the plan administrator’s discretion.

In addition to the foregoing benefit amounts, if a participant’s employment is terminated on or after January 1 but prior to the payment date for bonuses related to the previous calendar year under the annual cash incentive plan, and the participant was eligible to participate in the annual cash incentive plan immediately prior to the separation and is entitled to severance benefits under the Executive Severance Plan, the participant’s severance benefit under the Executive Severance Plan will be increased by the value of the bonus the participant would have received under the annual cash incentive plan, if any, had the participant remained employed on the payment date.

In order to receive benefits under the Executive Severance Plan, a participant must sign a general release of claims and continue to be bound by the terms of his or her non-competition agreement with us. If a participant violates or breaches any term of the Executive Severance Plan or the general release or any restrictive covenant agreement with us, or if facts are later disclosed or discovered that could have supported the participant’s termination for cause and would have rendered the participant ineligible to receive severance benefits under the Executive Severance Plan, then the participant will forfeit any and all rights to benefits under the Executive Severance Plan and, to the extent benefits have already been paid to the participant, must repay the full amount within 15 days of written notice from us.

NON-COMPETE ARRANGEMENTS

We have entered into Confidentiality, Non-Competition and Non-Solicitation Agreements with the NEOs.

Agreements with U.S.-Based NEOs. The agreements with U.S.-based NEOs provide that the NEO is restricted from competing with us for a period of two years, in the case of Mr. Tornos, or 18 months, in the case of the other U.S.-based NEOs, following termination of employment within a specified territory, which generally includes every country in which we have significant operations. With respect to U.S.-based NEOs other than Mr. Tornos, in the event of an NEO’s involuntary separation from employment with us for a reason that renders the NEO eligible for severance benefits, then, to the extent the NEO is denied, solely because of the provisions of the non-competition agreement, a specific employment, consulting or other position that would otherwise be offered to the NEO by a competing organization, and provided the NEO satisfies all conditions of the non-competition agreement, then upon expiration of the NEO’s severance benefit period, the company will make monthly payments to the NEO for each month the NEO remains unemployed through the end of the non-competition period. These monthly payments will equal the lesser of the NEO’s monthly base pay at the time of his or her separation of employment from the company or the monthly compensation that would have been offered to the NEO from the competing organization.

Agreements with Messrs. Noor and van Zuilen. Our agreement with Mr. Noor is similar to our agreements with U.S.-based NEOs except that the specified territory in which he is restricted from competing with us is defined as any business with an effect in the U.S. and EMEA, or any other country for which he possesses knowledge of company confidential information. Our agreement with Mr. van Zuilen is similar to our agreements with U.S.-based NEOs except that the specified territory in which he is restricted from competing with us is defined as any business with an effect in EMEA, or any other country for which he possesses knowledge of company confidential information.

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PAY VERSUS PERFORMANCE

The following table reports the compensation of our Principal Executive Officers (“PEOs”) and the average compensation of the other NEOs (the “Non-PEO NEOs”) as reported in the Summary Compensation Table for the past five fiscal years, as well as their “compensation actually paid” (“CAP”) as calculated pursuant to rules adopted by the SEC. CAP amounts for purposes of the tabular disclosure and the following graphs were calculated in accordance with Item 402(v) of Regulation S-K and do not necessarily represent the actual final amount of compensation earned by or actually paid to our NEOs during the applicable years. The Compensation and Management Development Committee does not use CAP as the basis for making its compensation decisions. For information concerning the Compensation and Management Development Committee’s compensation philosophy and how the Compensation and Management Development Committee aligns executive compensation with financial performance, refer to the CD&A section of this proxy statement.

							Value of Initial Fixed $100 Investment Based On:			Company Selected Measure(6)
Year(1)	Summary Compensation Table Total for Former PEO	Compensation Actually Paid to Former PEO(2)	Summary Compensation Table Total for Current PEO	Compensation Actually Paid to Current PEO(2)	Average Summary Compensation Table Total for Non-PEO NEOs	Average Compensation Actually Paid to Non-PEO NEOs(3)	Total Shareholder Return	Peer Group Total Shareholder Return(4)	Net Income (Loss)($ in millions)(5)	Consolidated Constant Currency Revenue ($ in millions)
(a)	(b)	(c)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2025	$—	$—	$16,106,550	$12,572,570	$6,109,042	$5,806,286	$62.66	$126.87	$705	$8,043
2024	$—	$—	$14,992,868	$9,243,893	$3,891,156	$1,952,453	$72.89	$117.15	$903.8	$7,689
2023	$12,761,312	$(19,161,122)	$10,191,476	$10,289,429	$5,015,400	$4,694,059	$83.26	$105.60	$1,024.0	$7,353
2022	$16,449,105	$20,502,180	$—	$—	$4,689,197	$5,650,800	$86.56	$96.84	$231.4	$7,160
2021	$14,983,532	$(1,094,956)	$—	$—	$4,235,857	$1,320,366	$82.98	$119.35	$401.6	$7,809

(1)
The current PEO is Mr. Tornos, who began serving as PEO on August 22, 2023, and the former PEO is Bryan Hanson, who served as PEO for each of 2021 and 2022, and for 2023 until August 22, 2023. The Non-PEO NEOs for the applicable years were as follows:

2025: Messrs. Upadhyay, Thornal, Noor and van Zuilen

2024: Messrs. Upadhyay, Bezjak, Yi and van Zuilen.

2023: Messrs. Upadhyay, Yi, van Zuilen and Phipps.

2022: Messrs. Upadhyay, Tornos, Yi and Phipps.

2021: Messrs. Upadhyay, Tornos, Yi and van Zuilen.

(2)
The Summary Compensation Table total reported for the PEO for 2025 was subject to the following adjustments per Item 402(v)(2)(iii) of Regulation S-K to calculate CAP:

Year	2025
Summary Compensation Table Total	$16,106,550
Summary Compensation Table Stock Awards and Option Awards	$(12,000,101)
Summary Compensation Table Change in Pension Value	$—
Year End Fair Value of Equity Awards Granted in the Covered Year	$11,439,891
Change in Fair Value at the End of the Covered Year from the End of the Prior Year of Equity Awards Granted in Prior Years that were Unvested at the End of the Covered Year	$(2,922,835)
Change in Fair Value at Vesting Date from the End of the Prior Year of Equity Awards Granted in Prior Years that Vested in the Covered Year	$(50,935)
Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Covered Year	$—
Pension Service Costs	$—
Compensation Actually Paid	$12,572,570

(3)
The Average Summary Compensation Table total reported for the Non-PEO NEOs for 2025 was subject to the following adjustments per Item 402(v)(2)(iii) of Regulation S-K to calculate Average CAP:

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Year	2025
Summary Compensation Table Total	$6,109,042
Summary Compensation Table Stock Awards and Option Awards	$(4,100,113)
Summary Compensation Table Change in Pension Value	$(192,667)
Year End Fair Value of Equity Awards Granted in the Covered Year	$4,306,593
Change in the Fair Value at the End the of Covered Year from the End of the Prior Year of Equity Awards Granted in Prior Year that were Unvested at the End of the Covered Year	$(370,955)
Change in Fair Value at Vesting Date from the End of the Prior Year of Equity Awards Granted in Prior Years that Vested in the Covered Year	$(89,931)
Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Covered Year	$—
Pension Service Costs	$144,317
Compensation Actually Paid	$5,806,286

(4)
Pursuant to SEC rules, the TSR figures assume an initial investment of $100 on December 31, 2020. As permitted by SEC rules, the peer group referenced for purposes of the TSR comparison is the group of companies included in the S&P 500 Health Care Equipment Index, which is the industry index we used for purposes of Item 201(e) of Regulation S-K.
(5)
Net Income (Loss) reflects the Net Earnings (Loss) of Zimmer Biomet Holdings, Inc., inclusive of results from those discontinued operations relating to the spinoff of ZimVie Inc. on March 1, 2022.
(6)
The company has identified consolidated constant currency revenue from the tabular list of 2025 Most Important Measures below as the company-selected measure for the pay versus performance disclosure, as it represents the most important financial performance measure used to link CAP to the PEO and the Non-PEO NEOs in 2025 to the company’s performance. See Appendix A in this proxy statement for a reconciliation of consolidated constant currency revenue, a non-GAAP measure, to the most directly comparable GAAP measure.

Tabular Disclosure of the Most Important Measures Linking Compensation Actually Paid During 2025 to Company Performance

The table below reflects the most important measures used by the company to link CAP to our NEOs for 2024 to company performance. For further information regarding these performance metrics and their function in our executive compensation program, please see the CD&A.

2025 Most Important Measures (Unranked)
● Consolidated constant currency revenue	● Consolidated free cash flow
● Adjusted operating profit	● Adjusted EPS growth

Relationship Between Compensation Actually Paid and Performance Measures

The following graphs further illustrate the relationship between the pay and performance figures that are included in the pay versus performance tabular disclosure above. In addition, the first graph below further illustrates the relationship between company total shareholder return and that of the industry index peer group described above. As noted above, CAP amounts for purposes of the tabular disclosure and the following graphs were calculated in accordance with SEC rules and do not necessarily represent the actual final amount of compensation earned by or actually paid to our NEOs during the applicable years. See Appendix A in this proxy statement for a reconciliation of consolidated constant currency revenue, a non-GAAP measure, to the most directly comparable GAAP measure.

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Relationship Between Compensation Actually Paid (CAP) and Consolidated Constant Currency Revenue (Company Selected Measure)

($1)
$4
$0
$7,809
$21
$5
$0
$7,160
($19)
$5
$10
$7,353
$0
$4
$9
$7,689
$0
$6
$13
$8,043
2021
2022
2023
2024
2025
Compensation Actually Paid to First PEO
Average Compensation Actually Paid to Non-PEO NEOs
Compensation Actually Paid to Second PEO
Consolidated Constant Currency Revenue ($ in millions)

Relationship Between Compensation Actually Paid (CAP) and Net Income (Loss)
$21
$1,024.0
$903.8
$9
$13
$10
$6
$4
$5
$5
$4
$0
$0
$0
$0
$705.1
2021
2022
2023
2024
2025
($1)
$401.6
$231.4
($19)
Compensation Actually Paid to First PEO
Average Compensation Actually Paid to Non-PEO NEOs
Compensation Actually Paid to Second PEO
Net Income (Loss) ($ in millions)

Relationship Between Compensation Actually Paid (CAP) and Company and Index TSR
$21
$119
$106
$117
$127
$13
$9
$10
$97
$87
$5
$6
$4
$4
$83
$0
$0
$0
$73
$0
$5
$83
($1)
($19)
$63
2021
2022
2023
2024
2025
Compensation Actually Paid to First PEO
Average Compensation Actually Paid to Non-PEO NEOs
Compensation Actually Paid to Second PEO
Total Shareholder Return
Peer Group Total Shareholder Return

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Executive compensation

2025 CEO PAY RATIO

As required by Item 402(u) of Regulation S-K of the Exchange Act, we are providing the following information about the relationship of the annual total compensation of our CEO and the annual total compensation of our employees for 2025.

Total Compensation Amounts and Ratio for 2025

For 2025, the ratio of the annual total compensation of Mr. Tornos, our CEO, to the median of the annual total compensation of all employees is 200 to 1. This ratio is based on the following:

•
the annual total compensation of Mr. Tornos for 2025 as reported in column (j) of the 2025 Summary Compensation Table was $16,106,550; and
•
the annual total compensation of the median employee for 2025 was $80,380.

This pay ratio is a reasonable good faith estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described below. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

Pay ratios within our industry will also differ and may not be comparable depending on the size, scope, global breadth and structure of the company.

Median Employee Identification and Compensation Calculation

Employee Population

•
Total Global Population. We determined that, as of December 31, 2025, the date we selected to identify the median employee, our employee population consisted of 17,149 individuals (excluding our CEO) working for Zimmer Biomet Holdings, Inc. and our consolidated subsidiaries, with approximately 43% of these individuals located in the U.S. and approximately 57% located in more than 46 other countries around the world.
•
De Minimis Exemption. We chose to exclude 5.0% of our non-U.S. employees (940 individuals in 10 countries, as detailed below) from the determination of our median employee

• Thailand	147	• Taiwan	134
• South Africa	153	• India	111
• Malaysia	137	• Turkey	91
• Chile	75	• Mexico	94
• Costa Rica	47	• Vietnam	1

After excluding employees employed in the jurisdictions set forth above, our adjusted employee population consisted of 16,209 U.S. and non-U.S. employees in the aggregate (excluding our CEO) as of December 31, 2025.

Consistently Applied Compensation Measure

To identify the median employee, we utilized a consistently applied compensation measure, target total cash compensation which includes base salary (for salaried employees), base hourly compensation (for hourly employees), target sales commissions (as applicable), and target annual cash incentive compensation (annual bonus) for the year ended December 31,

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2025. The target total cash compensation of employees paid in currencies other than U.S. dollars was converted to U.S. dollars using a 12-month average exchange rate.

Selection of Median Employee

•
We calculated median target total cash compensation for the resulting employee population (after the de minimis exemption described above). That median was $68,643.
•
We also identified the employees whose target total cash compensation was within a one percent (1%) range (plus or minus one-half of one percent (0.5%)) of that median value of the total cash compensation for the applicable employee population (the “Median Group”).
•
We then identified our median employee from the Median Group as an employee whose annual total compensation includes elements that we reasonably believe reflect our compensation practices for a representative employee.

Annual Total Compensation of Median Employee

To determine the annual total compensation of the median employee, we calculated the elements of that employee’s compensation for 2025 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation in the amount of $80,380.

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EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2025 about our equity compensation plans under which shares of our common stock have been authorized for issuance.

	A		B		C
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#)		Weighted-average exercise price of outstanding options, warrants and rights ($)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (A)) (#)
Equity compensation plans approved by security holders(1)	7,668,155	(2)	125.91	(3)	20,047,465	(4)(5)(6)(7)
Equity compensation plans not approved by security holders(8)	13,253	(9)	N/A	(10)	409,933
Total	7,681,408		125.91		20,457,398

(1)
Consists of the 2009 Plan, the Stock Plan for Non-Employee Directors, the Deferred Compensation Plan for Non-Employee Directors and the Employee Stock Purchase Plan.
(2)
Represents shares which may be issued pursuant to the following outstanding awards: (a) 85,644 DSUs issued pursuant to the terms of the Deferred Compensation Plan for Non-Employee Directors, as described in footnote (6) below; (b) 1,832,210 RSUs issued pursuant to the terms of the 2009 Plan and the Stock Plan for Non-Employee Directors (assuming that outstanding PRSUs are earned at the maximum award level; and (c) 4,594,723 shares subject to stock options issued pursuant to the terms of the 2009 Plan.
(3)
Represents the weighted average exercise price of outstanding options at December 31, 2025. Does not take into consideration outstanding DSUs or RSUs, which, once vested, may be converted into shares of our common stock on a one-for-one basis upon distribution at no additional cost.
(4)
Assumes that outstanding PRSUs are earned at the maximum award level. After shareholder approval of the 2009 Plan on May 4, 2009, an aggregate of 6,682,573 shares remaining available under two prior plans (the “2006 Plan” and the “TeamShare Plan”) that were merged into the 2009 Plan, which provides for the grant of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock, RSUs, performance units and performance shares. The maximum number of shares of our common stock that may be issued pursuant to awards under the 2009 Plan is equal to the sum of (a) 11,682,573 shares, plus (b) 3,700,000 shares approved by shareholders on May 7, 2013, plus (c) 10,000,000 shares approved by shareholders on May 3, 2016, plus (d) 5,800,000 shares approved by shareholders on May 14, 2021, plus (e) 10,000,000 shares approved by shareholders on May 29, 2025, plus (f) the aggregate number of shares underlying outstanding awards under the 2006 Plan and the TeamShare Plan as of May 4, 2009 that later terminate or expire or are cancelled or forfeited during the term of the 2009 Plan without having been exercised or fully vested; provided, however, that each award of restricted stock, RSUs, performance units and performance shares under the 2009 Plan reduces the number of shares available for grant by two and thirty-seven hundredths (2.37) shares for every one share or unit granted. Between May 4, 2009 and December 31, 2025, an aggregate of 3,688,661 shares underlying outstanding awards under the 2006 Plan and the TeamShare Plan terminated or were cancelled or forfeited without having been exercised or fully vested and became available for issuance under the 2009 Plan.
(5)
The Stock Plan for Non-Employee Directors provides for the grant of stock options, restricted stock and RSUs. A maximum of 800,000 shares may be issued pursuant to awards under the plan. As of December 31, 2025, 377,504 shares remained available for future issuance. Of the 800,000 total shares that may be issued, not more than 400,000 shares may be issued pursuant to awards of restricted stock and RSUs. As of December 31, 2025, 207,650 full value awards had been granted and not cancelled under the Stock Plan for Non-Employee Directors, leaving a maximum of 192,350 full value awards that could still be granted under the plan.
(6)
The Deferred Compensation Plan for Non-Employee Directors provides for the deferral of certain compensation payable to our non-employee directors in the form of DSUs. When amounts are deferred, a director’s deferred compensation account is credited with that number of DSUs equal to the deferral amount divided by the fair market value of a share of our common stock. Such DSUs are payable in shares of our common stock after cessation of the individual’s service as a director. A maximum of 200,000 shares may be issued under the plan. As of December 31, 2025, 67,330 shares remained available for future issuance.
(7)
Includes 9,509,139 shares available for purchase under the Employee Stock Purchase Plan as of December 31, 2025.
(8)
Consists of the Independent Sales Representatives Deferred Annual Final Compensation and Equity Incentive Plan (the “Sales Representative Plan”), which is described below.
(9)
Represents deferred stock units awarded under the Sales Representative Plan as of December 31, 2025.
(10)
Deferred stock units are converted into shares of our common stock on a one-for-one basis upon distribution at no additional cost, but were acquired as described below.

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The Sales Representative Plan is an unfunded, deferred compensation plan for our independent distributors. A participant may allocate each year’s contribution to his or her account in 10% increments between deferred stock units and a non-interest bearing deferred compensation account. For plan years prior to 2008, participants could also allocate contributions to stock option units. Neither stock option units nor deferred stock units have any dividend or voting rights. A participant’s stock option units will be converted into deferred stock units upon the earlier of (1) the ten-year anniversary of the date of grant of the applicable stock option unit, or (2) the date of the termination of the participant’s distributor agreement. Deferred stock units will be converted into shares of common stock on a one-to-one basis upon distribution from the plan. Prior to 2009, participants could have elected to receive distributions of their interest in the plan in annual installments over a period of three to ten years. For amounts deferred after 2008, distributions of participants’ interests in the plan will generally be made in three annual installments. The maximum number of shares that may be issued over the life of the plan is 750,000.

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Executive compensation

Shareholder proposal

Proposal 4 – Shareholder Proposal – Independent Board Chairman
4

The following proposal was submitted for inclusion in this Proxy Statement by John Chevedden, 2215 Nelson Ave., No. 205, Redondo Beach, California 90278, who is the beneficial owner of 40 shares of the company's common stock. The proposal and statement made in support thereof, as well as the Board’s statement in opposition to the proposal, are presented on the following pages. In accordance with rules of the SEC, other than minor formatting changes, we are reprinting Mr. Chevedden’s proposal and supporting statement as it was submitted to us, including Mr. Chevedden’s graphic below, and we take no responsibility for its content.

Proposal 4 - Independent Board Chairman

Shareholders request that the Board of Directors adopt an enduring policy, and amend the governing documents as necessary in order that 2 separate people hold the office of the Chairman and the office of the CEO as soon as possible.

The Chairman of the Board shall be an Independent Director. A Lead Director shall not be a substitute for an independent Board Chairman.

The Board shall have the discretion to select an interim Chairman of the Board, who is not an Independent Director, to serve while the Board is required to seek an Independent Chairman of the Board on an accelerated basis. This policy could be phased in when there is a contract renewal for our current CEO or for the next CEO transition although it is better to adopt it now.

An independent Board Chairman at all times improves corporate governance by bringing impartiality, objective oversight, and external expertise to board decisions, mitigating conflicts of interest, enhancing transparency, and boosting shareholder confidence.

This detached perspective allows the chairman to focus on shareholder interests, strengthen management accountability, and provide critical checks and balances, ultimately contributing to long-term sustainability and credibility.

This may be a particularly good time to consider the merits of this proposal. Zimmer Biomet stock was at $180 in 2021 and fell to $99 in late 2025 despite a robust stock market.

Unfavorable news reports regarding Zimmer Biomet emerged in 2025.

As of October 2025, individual lawsuits are still being filed against Zimmer Biomet for injuries related to its Biomet M2a Magnum and Zimmer Biomet CPT Hip System implants. The Zimmer Biomet CPT Hip System was recalled in July 2024 after studies found to be associated with an increased risk of post-operative thigh bone fractures. Lawsuits allege the company was aware of the risks but failed to warn patients and doctors adequately.

A September 2024 FDA safety communication regarding the CPT Hip System continued to be relevant news in 2025. It alerted healthcare providers and patients to the increased fracture risk and urged consideration of alternative products.

The older Biomet M2a Magnum devices caused metallosis (metal poisoning) in some patients, necessitating further corrective surgery.

In September 2025, Zimmer Biomet sued its IT provider, Deloitte, for $172 million, alleging fraud and breach of contract. This lawsuit has also raised the potential for shareholder lawsuits against Zimmer Biomet, as the company’s own complaint may show it underplayed the severity of the operational failure to shareholders.

In early May 2025, Zimmer Biomet lowered its full-year adjusted profit forecast, citing headwinds from tariffs and the Paragon 28 acquisition. This led to a 10% drop in share price. A Q2 investor letter also highlighted lower profit margins compared to peers, indicating challenges in cost management.

An October 2025 analysis highlighted that Zimmer Biomet's revenue growth, net margin, and return on equity were lagging behind industry averages, suggesting challenges in profitability and efficiency.

Please vote yes:
Independent Board Chairman - Proposal 4

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Executive compensation

tHE bOARD’S sTATEMENT IN oPPOSITION

The Board of Directors unanimously recommends a vote AGAINST the shareholder proposal, Proposal 4.

The Board has carefully considered the foregoing proposal and unanimously recommends a vote AGAINST this proposal because we believe it is not in the best long-term interests of the company and its shareholders. The Board agrees with the importance of a strong independent Board to represent the interests of shareholders, and 9 out of 10 of our director nominees are independent. Moreover, the Board agrees with the importance of strong independent leadership on the Board. However, the Board also believes that it is in the best interests of the company and its shareholders to retain flexibility to determine the optimal leadership structure at any given time, rather than adopt a rigid one-size-fits-all approach.

The requirement in our Corporate Governance Guidelines (the “Guidelines”) that the Board designate an independent lead director (“Lead Independent Director”) if the positions of Chair and CEO are combined ensures continued independent Board leadership. The Board believes that formally separating the roles of CEO and Chair is not necessary to ensure a strong and independent Board. The presence of a Lead Independent Director with clearly defined responsibilities provides an appropriate independent counterbalance when the Chair is not an independent director.

This proposal would restrict the Board’s discretion to use its experience and judgment to make the most appropriate decision on its leadership structure. The Board believes that rather than taking a rigid, one-size-fits-all, permanent approach to board leadership, the Board’s fiduciary duties are best fulfilled by retaining the flexibility to determine the leadership structure that serves the best interests of the company and our shareholders, taking into account our needs and circumstances at any given time. The Board recognizes that the company operates a highly complex, highly regulated global business in a constantly evolving environment, so its optimal leadership structure may vary from time to time. The Board’s determination as to who should serve as the Chair is based on the unique circumstances and opportunities confronting the company at the given time, as well as the individual skills, qualifications and experiences that may be required in an effective Chair at that time.

The Board carefully considers the merits of separating or combining the Chair and CEO on an ongoing basis. The Board appoints its Chair annually, and, from August 2023 to May 2025, our Board opted to appoint an independent director to serve as Board Chair. In May 2025, following the retirement of our prior independent Chair, the Board determined that having Mr. Tornos serve as Chair and CEO was fundamental to successfully executing against our strategic objectives and would be in the best interests of shareholders. While the Board believes that this leadership structure is the right one for the company and our shareholders today, the Board will change its leadership structure whenever it believes that changes are in the company's and shareholders’ best interest. Eliminating the flexibility to tailor the Board’s leadership structure to specific circumstances and needs, as contemplated by the proposal, is not in the company’s or shareholders’ best interests.

Shareholders also have a continuing voice regarding governance matters. We routinely engage with our shareholders regarding executive compensation and governance matters and we have a strong history of responding to shareholder feedback. For example, in 2025, 2024 and 2023, we reached out to investors representing approximately 62%, 63% and 67% of our outstanding shares, respectively, and ultimately engaged with shareholders representing approximately 38%, 35% and 43% of our outstanding shares, respectively. In these conversations, our shareholders commented on our executive compensation program and myriad other aspects of our governance structure and program. The Board also invites other shareholder engagement on governance matters.

In addition, the proposal’s prescriptive, inflexible approach to Board leadership is not the practice of the majority of companies in the S&P 500. According to the 2025 U.S. Spencer Stuart Board Index, only 42% of companies in the S&P 500 have an independent board chair, while 61% of companies have appointed a lead or presiding director. Additionally, 57% of our compensation peer group companies – those companies we believe are most like ours – have combined the roles of CEO and Chair as of December 2025. We believe our more flexible approach remains consistent with actual practice in a majority of similarly situated companies.

Our strong corporate governance practices, including strong independence requirements, fully independent Board committees and a robust Lead Independent Director role, provide effective independent Board oversight in our shareholders’ best interests.

The Board is committed to strong corporate governance. Our existing corporate governance practices reinforce the Board’s alignment with, and accountability to, our shareholders. Our current governance practices include the annual election of all directors, a majority voting policy with a mandatory resignation policy, a prohibition on renominating an incumbent director who fails to be elected in an uncontested election, shareholder proxy access, an annual self-evaluation of the Board and each of its

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committees, robust director and executive stock ownership guidelines, additional named executive officer share retention requirements, shareholders’ right to call special meetings, simple majority shareholder vote to approve amendments to our Certificate of Incorporation and an active shareholder outreach and engagement program. Reflecting the Board’s commitment to continuous improvement, the Board regularly reviews its governance practices to ensure that our practices promote shareholder value and effective functioning of the Board.

Our Board is also strongly independent. All but one of our directors – our CEO and Chair – are independent. In addition, all members of our Board committees are independent, which ensures that oversight of critical matters, such as the integrity of our financial statements, the compensation of our executive officers, the selection and evaluation of directors and oversight over our quality management system, among other matters, is entrusted exclusively to independent directors.

Our Lead Independent Director role is robust. If the roles of Chair and CEO are combined, our Guidelines require the Board to designate a Lead Independent Director from among the independent directors. The Lead Independent Director is appointed annually by the independent directors and holds comprehensive responsibilities similar to those associated with an independent Chair. As set forth in our Corporate Governance Guidelines, the duties of the Lead Independent Director include, but are not limited to, the following functions:

•
serve as the primary liaison between the CEO and the independent directors;
•
preside at all meetings of the Board when the CEO is not present;
•
convene and preside at meetings of the independent directors, including executive sessions of the independent directors held in conjunction with each regularly scheduled Board meeting;
•
review and provide input on meeting agendas for the Board and its committees;
•
review meeting schedules and collaborate with the CEO to ensure that there is sufficient time for discussion of agenda items;
•
provide feedback to the CEO as needed, including on the flow of information from management to the Board, and communicate regularly with the CEO between Board meetings;
•
recommend to the CEO the retention of outside advisors who report directly to the Board when deemed appropriate;
•
participate, along with the members of the Compensation and Management Development Committee and the full Board, in the evaluation of the CEO and, together with the Chair of the Compensation and Management Development Committee, meet with the CEO to discuss such evaluation;
•
consult with Board committee Chairs as needed;
•
consult with the Corporate Governance Committee concerning the members and Chairs of all Board committees;
•
be available, as appropriate, for communication with the company’s shareholders; and
•
perform such other duties as may be requested by the Board.

In summary, we believe the Board is best positioned to determine its optimal leadership structure at any given time and should maintain the flexibility to do so. Additionally, in light of the requirement to have a Lead Independent Director if the CEO and Chair roles are combined, the robust nature of the Lead Independent Director role, the independence of all of our Board committees and the strong corporate governance practices at our company, the Board believes that an inflexible independent Chair requirement is unnecessary and that its adoption is not in the best long-term interests of our shareholders.

The Board of Directors therefore recommends that you vote AGAINST this shareholder proposal.

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OWNERSHIP OF OUR STOCK

OWNERSHIP OF OUR STOCK

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth certain information regarding the beneficial ownership of our common stock as of January 1, 2026 by each non-employee director, each of the executives named in the 2025 Summary Compensation Table and all current directors and executive officers as a group.

Beneficial Owner	Common Stock Beneficially Owned(1)
	Total Shares Owned(2)	Shares Acquirable in 60 Days(3)	Deferred Share Units(3)	Percent of Class(4)
(a)	(b)	(c)	(d)	(e)
Non-Employee Directors
Betsy J. Bernard	37,657	19,564	12,822	*
Michael J. Farrell	19,064	8,815	8,249	*
Robert A. Hagemann	38,265	20,985	13,280	*
Arthur J. Higgins	38,541	21,440	13,700	*
Maria Teresa Hilado	11,618	4,156	5,812	*
Syed Jafry	15,378	4,156	7,162	*
Sreelakshmi Kolli	8,324	1,933	5,391	*
Devdatt Kurdikar	1,770	—	1,770	*
Louis A. Shapiro	2,500	—	2,500	*
Named Executive Officers
Ivan Tornos	303,760	251,761	—	*
Suketu Upadhyay	260,227	205,473	—	*
Kevin Thornal	—	—	—	*
Jehanzeb Noor	202	—	—	*
Wilfred van Zuilen	90,605	68,963	—	*
All current directors and executive officers as a group (18 persons)	1,366,597	1,055,999	70,687	*

* Less than 1.0%

(1)
Unless otherwise noted, shares are owned directly or indirectly with sole voting and dispositive power. None of the shares owned by our current directors and executive officers have been pledged as security.
(2)
Includes shares owned directly and indirectly, shares acquirable within 60 days after January 1, 2026 (column (c)) and deferred share units (column (d)).
(3)
A beneficial owner of stock is a person who has sole or shared voting power, meaning the power to control voting decisions, or sole or shared investment power, meaning the power to cause the disposition of the stock. A person is also considered the beneficial owner of shares as to which the person has the right to acquire beneficial ownership (within the meaning of the preceding sentence) within 60 days. For this reason, column (c) includes exercisable stock options, stock options that become exercisable within 60 days after January 1, 2026, shares underlying RSUs that will settle within 60 days after January 1, 2026 and vested RSUs held by directors that would be settled in shares of our common stock within 60 days at the discretion of the director (e.g., upon retirement). Similarly, column (d) includes deferred share units held by directors that would be settled in shares of our common stock within 60 days at the discretion of the director. The table does not include stock options or RSUs held by executive officers that vest more than 60 days after January 1, 2026. It also does not include vested RSUs held by directors that are subject to mandatory deferral of settlement until May 2026 or later.
(4)
Based on 195,486,888 shares outstanding as of January 1, 2026, plus shares acquirable within 60 days of January 1, 2026 as described in footnote (3) above.

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OWNERSHIP OF OUR STOCK

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information concerning each person (including any group) known to us to beneficially own more than 5% of our common stock as of March 25, 2026. Unless otherwise noted, shares are owned directly or indirectly with sole voting and investment power.

Name and Address of Beneficial Owner	Total Number of Shares Owned	Percent of Class(1)
The Vanguard Group(2) 100 Vanguard Boulevard Malvern, PA 19355	23,858,865	12.3%
Dodge & Cox.(3) 555 California Street, 40th Floor San Francisco, CA 94104	22,097,463	11.4%
BlackRock, Inc.(4) 50 Hudson Yards New York, NY 10001	15,573,187	8.0%
T. Rowe Price Associates, Inc.(5) 100 E. Pratt Street Baltimore, MD 21202	14,616,453	7.6%
Harris Associates L.P.(6) 111 South Wacker Drive, Suite 4600 Chicago, IL 60606	12,264,703	6.3%

(1)
Based on 193,569,082 shares outstanding as of March 25, 2026.
(2)
Except for information pertaining to the percent of shares of common stock held, which is computed based on shares of common stock outstanding as of March 25, 2026, based solely on information provided by The Vanguard Group in a Schedule 13G/A filed with the SEC on February 13, 2024. The Vanguard Group possesses shared power to vote or to direct the vote of 259,315 shares, sole power to dispose or to direct the disposition of 22,975,979 shares and shared power to dispose or to direct the disposition of 882,886 shares.
(3)
Except for information pertaining to the percent of shares of common stock held, which is computed based on shares of common stock outstanding as of March 25, 2026, based solely on information provided by Dodge & Cox in a Schedule 13G/A filed with the SEC on August 13, 2025. Dodge & Cox possesses sole power to vote or to direct the vote of 20,878,838 shares and sole power to dispose or to direct the disposition of 22,097,463 shares.
(4)
Except for information pertaining to the percent of shares of common stock held, which is computed based on shares of common stock outstanding as of March 25, 2026, based solely on information provided by BlackRock, Inc. in a Schedule 13G/A filed with the SEC on April 17, 2025. BlackRock, Inc. possesses sole power to vote or to direct the vote of 14,050,398 shares and sole power to dispose or to direct the disposition of 15,573,187 shares.
(5)
Except for information pertaining to the percent of shares of common stock held, which is computed based on shares of common stock outstanding as of March 25, 2026, based solely on information provided by T. Rowe Price Associates, Inc. in a Schedule 13G filed with the SEC on November 14, 2024. T. Rowe Price Associates, Inc. possesses sole power to vote or to direct the vote of 13,813,780 shares, and sole power to dispose or to direct the disposition of 14,616,395 shares.
(6)
Except for information pertaining to the percent of shares of common stock held, which is computed based on shares of common stock outstanding as of March 25, 2026, based solely on information provided by Harris Associates L.P. in a Schedule 13G filed with the SEC on February 20, 2026. Harris Associates L.P. possesses sole power to vote or to direct the vote of 11,892,571 shares, and sole power to dispose or to direct the disposition of 12,264,703 shares.

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ADDITIONAL INFORMATION

ADDITIONAL INFORMATION

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

1. Why am I receiving these materials?

We have made this proxy statement available to you on the Internet or, upon your request, have delivered a printed version of this proxy statement to you by mail, in connection with the solicitation of proxies by our Board of Directors for use at our 2026 annual meeting of shareholders to be held on Friday, May 22, 2026 at 9:30 a.m. Eastern Time, and at any postponement(s) or adjournment(s) thereof. You are receiving this proxy statement because you owned shares of Zimmer Biomet common stock at the close of business on March 25, 2026, and that entitles you to vote at the meeting. By use of a proxy, you can vote whether or not you virtually attend the meeting. This proxy statement describes the matters on which we would like you to vote and provides information on those matters so that you can make an informed decision.

2. What am I voting on?

There are four proposals scheduled to be voted on at the annual meeting:

•
Election of directors (Proposal 1);
•
Ratification of the appointment of PwC as our independent registered public accounting firm for 2026 (Proposal 2);
•
Advisory Say on Pay proposal (Proposal 3); and
•
A shareholder proposal related to an independent board chairman, if properly presented at the annual meeting (Proposal 4).

3. How does the Board recommend that I vote?

The Board recommends that you vote your shares:

•
“FOR” the election of each of the nominees to the Board (Proposal 1);
•
“FOR” ratification of the appointment of PwC as our independent registered public accounting firm for 2026 (Proposal 2);
•
“FOR” the Say on Pay proposal (Proposal 3); and
•
“AGAINST" the shareholder proposal (Proposal 4).

4. How many votes do I have?

You will have one vote for every share of Zimmer Biomet common stock that you owned at the close of business on March 25, 2026.

5. How many shares are entitled to vote?

There were 193,569,082 shares of Zimmer Biomet common stock outstanding as of March 25, 2026 and entitled to vote. Each share is entitled to one vote.

6. What is the quorum requirement for the annual meeting?

The holders of a majority of the outstanding shares entitled to vote at the meeting must be present or represented by proxy at the meeting for the transaction of business. This is called a quorum. Your shares will be counted for purposes of determining if there is a quorum, whether representing votes for, against or abstained, if you attend virtually and vote during the meeting or have voted before the meeting via the Internet, by telephone or by properly submitting a proxy card or vote instruction form by mail. If a quorum is not present, the meeting will be adjourned until a quorum is obtained.

7. What is the voting requirement to approve each of the proposals?

The voting requirement for each of the proposals is as follows:

•
Election of directors. Nominees for director must receive a majority of the votes cast in person or by proxy on the election of directors in order to be elected as a director. This means that the number of shares voted “for” a nominee must exceed the number of votes “against” that nominee.
•
Ratification of the appointment of PwC. The affirmative vote of a majority of the shares present in person or by proxy is required to ratify the appointment of PwC as our independent registered public accounting firm.
•
Say on Pay. The affirmative vote of a majority of the votes cast on the matter is required to approve the non-binding proposal concerning the compensation of our NEOs as disclosed in this proxy statement.
•
Shareholder Proposal. The affirmative vote of a majority of the shares present in person or by proxy is required to approve the shareholder proposal for an independent board chairman.

8. What if I vote “abstain”?

A vote to “abstain” on the election of directors (Proposal 1) and on Say on Pay (Proposal 3) will have no effect on the outcome of those proposals. A vote to “abstain” on the ratification of the appointment of PwC as our independent registered public accounting first for 2026 (Proposal 2) and on the Shareholder Proposal (Proposal 4) will have the effect of a vote against that proposal.

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ADDITIONAL INFORMATION

9. Why did I receive a notice in the mail instead of a full set of proxy materials?

As allowed by SEC rules, we have elected to provide access to our proxy materials via the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (“Notice”) to our shareholders. All shareholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. The Notice provides instructions on how to access the proxy materials over the Internet or to request a printed copy. In addition, shareholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. We encourage you to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of our annual meetings.

10. What is the difference between a shareholder of record and a beneficial owner?

The difference is as follows:

•
Shareholder of Record. If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are considered the shareholder of record with respect to those shares, and the Notice was sent directly to you. If you request printed copies of the proxy materials by mail, you will receive a proxy card.
•
Beneficial Owner. If your shares are held in an account at a brokerage firm, bank, broker dealer, or other nominee, then you are the beneficial owner of shares held in “street name,” and the Notice was forwarded to you by that organization. The organization holding your account is considered the shareholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to instruct the record holder on how to vote the shares held in your account. Those instructions are contained in a “vote instruction form.” If you request printed copies of the proxy materials by mail, you will receive a vote instruction form.

11. If I am a shareholder of record, how do I vote?

There are four ways to vote:

•
Via the Internet during the meeting. You may vote during the annual meeting by accessing www.virtualshareholdermeeting.com/ZBH2026 and entering the 16-digit control number on the proxy card or Notice and following the directions on the virtual meeting website.
•
Via the Internet before the meeting. You may vote by proxy via the Internet by following the instructions provided in the Notice or the proxy card.
•
By Telephone. If you request printed copies of the proxy materials by mail, you may vote by proxy by calling the toll free number found on the proxy card.
•
By Mail. If you request printed copies of the proxy materials by mail, you may vote by proxy by filling out the proxy card and returning it in the envelope provided.

12. If I am a beneficial owner, how do I vote?

There are four ways to vote:

•
Via the Internet during the meeting. If you wish to vote during the annual meeting, you must obtain instructions on how to vote at the meeting from the record holder of your shares. Please contact that organization to obtain such instructions.
•
Via the Internet before the meeting. You may vote by proxy via the Internet by following the instructions provided in the Notice or vote instruction form.
•
By Telephone. If you request printed copies of the proxy materials by mail, you may vote by proxy by calling the toll free number found on the vote instruction form.
•
By Mail. If you request printed copies of the proxy materials by mail, you may vote by proxy by filling out the vote instruction form and sending it back in the envelope provided.

13. Is my vote confidential?

Proxy instructions, ballots and voting tabulations that identify individual shareholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed, except:

•
as necessary to meet applicable legal requirements;
•
to allow for the tabulation and certification of votes; and
•
to facilitate a successful proxy solicitation.

Occasionally, shareholders provide written comments on their proxy cards, which may be forwarded to management and the Board.

14. Can I change my vote?

Yes. At any time before your proxy is voted, you may change your vote by:

•
revoking it by written notice to our Corporate Secretary at Zimmer Biomet Holdings, Inc., 345 East Main Street, Warsaw, Indiana 46580;
•
delivering a later-dated proxy (including a telephone or Internet vote); or
•
voting during the meeting.

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ADDITIONAL INFORMATION

15. How are proxies voted?

All shares represented by valid proxies received prior to the annual meeting will be voted and, where a shareholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the shareholder’s instructions.

16. What happens if a nominee for director declines the nomination or is unable to serve?

If that happens, the persons named as proxies may vote for a substitute nominee designated by the Board to fill the vacancy, or, if no substitute has been nominated, for the remaining nominees, leaving a vacancy, or the Board may reduce its size. The Board has no reason to believe that any of the nominees will be unable or decline to serve if elected.

17. What happens if I do not give specific voting instructions?

It depends on how your shares are held:

•
Shareholders of Record. In the following situations, the proxy holders will vote your shares in the manner recommended by the Board on proposals presented in this proxy statement and as the proxy holders may determine in their judgment and discretion with respect to any other matters properly presented for a vote at the annual meeting:
o
if, when voting online at www.ProxyVote.com or via mobile.proxyvote.com, you select the “Submit” button without voting on each item individually;
o
if, when voting via the telephone, you elect not to vote on matters individually; and
o
if you sign and return a proxy card without giving specific voting instructions.
•
Beneficial Owners. If you do not provide the record holder of your shares with specific voting instructions, your record holder may vote on the ratification of the appointment of PwC as our independent registered public accounting firm for 2026 (Proposal 2). However, your record holder cannot vote your shares without specific instructions on the other matters – the election of directors (Proposal 1), the Say on Pay proposal (Proposal 3), and the Shareholder Proposal (Proposal 4). If your record holder does not receive instructions from you on how to vote your shares on Proposals 1, 3, or 4, your record holder will inform the inspector of election that it does not have the authority to vote on those proposals with respect to your shares.

This is generally referred to as a “broker non-vote.” Broker non-votes will be counted as present for purposes of determining whether enough votes are present to hold the annual meeting, but they will not be counted in determining the outcome of the vote for any of the proposals.

18. Who will serve as the inspector of election?

A representative from Broadridge Financial Solutions will serve as the independent inspector of election.

19. How can I find out the results of the annual meeting?

Preliminary voting results will be announced at the meeting. The final voting results will be tallied by the inspector of election and published in our Current Report on Form 8-K, which we are required to file with the SEC within four business days following the annual meeting.

20. Who is paying for the cost of this proxy solicitation?

We are paying the costs of the solicitation of proxies. We have retained Alliance Advisors LLC to assist in soliciting proxies for a fee of $24,500 plus $6,000 for out-of-pocket expenses. We must also pay brokerage firms and other persons representing beneficial owners of shares held in street name certain fees associated with:

•
forwarding the Notice to beneficial owners;
•
forwarding printed proxy materials by mail to beneficial owners who specifically request them; and
•
obtaining beneficial owners’ voting instructions.

In addition to soliciting proxies by mail, certain of our directors, officers and employees, without additional compensation, may solicit proxies personally or by telephone, facsimile or email on our behalf.

21. Are there any requirements for attending the annual meeting?

The annual meeting will be held by remote communication in a virtual-only format. Holders of our common stock at the close of business on March 25, 2026, the record date, may attend and participate in the meeting by accessing www.virtualshareholdermeeting.com/ZBH2026 and entering the 16-digit control number on the proxy card, Notice or vote instruction form previously received. Online access to the meeting will begin at 9:15 a.m. Eastern Time on Friday, May 22, 2026. Shareholders will have the ability to vote during the meeting using the directions on the virtual meeting website. Shareholders may also vote in advance of the meeting by proxy at www.proxyvote.com after logging in with the 16-digit control number referred to above. Beginning 10 minutes prior to, and during, the annual meeting, support will be available to assist shareholders with any technical difficulties they may have accessing or hearing the virtual meeting. If you encounter any technical difficulties, please call the support team at the numbers listed on the log-in screen of the virtual meeting website.

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ADDITIONAL INFORMATION

22. Can I ask questions in advance of or during the annual meeting?

Shareholders may submit questions in advance of the meeting at www.proxyvote.com after logging in with the 16-digit control number referred to above. Shareholders may submit questions during the meeting by accessing www.virtualshareholdermeeting.com/ZBH2026 and entering the 16-digit control number referred to above. Time may not permit the answering of every question submitted. Questions relevant to the business of the meeting to which a response is not provided during the Question and Answer period will be addressed at the Zimmer Biomet website, www.zimmerbiomet.com, within three days of the meeting.

23. Is there a list of shareholders entitled to vote at the annual meeting?

A list of shareholders entitled to vote will be available for ten days prior to the meeting, between the hours of 9 a.m. and 5 p.m. Eastern Time, at our offices at 345 East Main Street, Warsaw, Indiana. If you would like to view the shareholder list, please contact our Corporate Secretary to schedule an appointment.

24. What is “householding”?

“Householding” is a procedure under which we are delivering a single copy of this proxy statement and our 2025 Annual Report to multiple shareholders who share the same address unless we have received contrary instructions from one or more of the shareholders. This procedure reduces our printing and mailing costs. Upon request, we will deliver promptly a separate copy of this proxy statement and our 2025 Annual Report to any shareholder at a shared address to which we delivered a single copy of these documents. To receive a separate copy of this proxy statement or the 2025 Annual Report, or to notify us that you wish to receive separate copies in the future, or a single copy if you are currently receiving multiple copies, please contact our Corporate Secretary at Zimmer Biomet Holdings, Inc., 345 East Main Street, Warsaw, Indiana 46580 or by telephone at (574) 373-3333. Shareholders who hold shares in “street name” may contact their brokerage firm, bank, broker dealer or other similar organization to request information about householding.

25. What is the deadline to propose actions for consideration or to nominate individuals to serve as directors at the 2027 annual meeting of shareholders?

It depends on whether the information is to be included in our proxy materials:

•
Requirements for Shareholder Proposals to Be Considered for Inclusion in our Proxy Materials.
o
Shareholder proposals to be considered for inclusion in our proxy statement and form of proxy relating to the 2027 annual meeting of shareholders must be delivered to our Corporate Secretary no later than December 2, 2026.
o
In addition, all proposals will need to comply with Rule 14a-8 of the Exchange Act, which lists the requirements for the inclusion of shareholder proposals in company-sponsored proxy materials.
•
Requirements for Director Nominees to Be Considered for Inclusion in our Proxy Materials (“Proxy Access”).
o
Pursuant and subject to the proxy access provisions in our Restated Bylaws, a shareholder or group of up to twenty shareholders, owning three percent or more of our outstanding common stock continuously for at least three years may nominate and include in our proxy materials director nominees constituting up to the greater of two directors or twenty percent of the number of directors then in office. Shareholder requests to include director nominees in our proxy statement and form of proxy relating to the 2027 annual meeting of shareholders must be delivered to our Corporate Secretary not earlier than November 2, 2026 and not later than the close of business on December 2, 2026.
o
In addition, the notice must set forth the information required by our Restated Bylaws with respect to each director nomination that a shareholder requests for inclusion in our proxy materials.
•
Notice Requirements for Other Director Nominees or Shareholder Proposals to Be Brought Before the 2027 Annual Meeting of Shareholders.
o
Notice of any director nomination or other proposal that a shareholder intends to present at the 2027 annual meeting of shareholders, but does not intend to have included in our proxy statement and form of proxy relating to the 2027 annual meeting of shareholders, must be delivered to our Corporate Secretary not earlier than the close of business on January 22, 2027 and not later than the close of business on February 21, 2027.
o
In addition, the notice must set forth the information required by our Restated Bylaws with respect to each director nomination or other proposal.
•
Notice Requirements under Universal Proxy Rules
o
In addition, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act and by our Restated Bylaws no later than March 23, 2027.
•
General Information about Shareholder Proposals and Nominations.
o
A copy of our Restated Bylaws may be obtained by contacting our Corporate Secretary.
o
The mailing address of our Corporate Secretary is 345 East Main Street, Warsaw, Indiana 46580.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires our officers and directors and persons who own more than 10% of our common stock to file reports of ownership and changes in ownership with the SEC. Based on our review of such filings, we believe that all such reports required by Section 16(a) of the Exchange Act were in compliance with such filing requirements during the year ended December 31,

Zimmer Biomet 81

ADDITIONAL INFORMATION

2025, with the exception of one report filed on behalf of Mr. Thornal reporting the grant of RSUs, and one report filed on behalf of Mr. Upadhyay reporting the earning of PRSUs, each of which was filed late due to an administrative error on the part of the company.

OTHER MATTERS

We do not know of any other matters that will be considered at the annual meeting. Nonetheless, in case there is an unforeseen need, the accompanying proxy gives discretionary authority to the persons named on the proxy with respect to any other matters that might be brought before the meeting. Those persons intend to vote that proxy in their judgment and discretion.

ANNUAL REPORT AND FORM 10-K

Our 2025 Annual Report, containing our 2025 Form 10-K, which includes our consolidated financial statements for the year ended December 31, 2025, accompanies this proxy statement but is not a part of our soliciting materials.

INCORPORATION BY REFERENCE

The statements in this proxy statement under the captions “AUDIT COMMITTEE MATTERS – AUDIT COMMITTEE REPORT” and “EXECUTIVE COMPENSATION – COMPENSATION COMMITTEE REPORT” do not constitute soliciting material and should not be deemed filed with the SEC or incorporated by reference into any other filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate them by reference into such filing.

The information on our website, www.zimmerbiomet.com, is not, and should not be deemed to be, a part of this proxy statement, or incorporated into any other filings we make with the SEC.

Zimmer Biomet 82

Appendix A

Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures

Presented below are reconciliations of non-GAAP financial measures discussed in the Compensation Discussion and Analysis and Pay Versus Performance sections of this proxy statement to the most directly comparable financial measures prepared in accordance with GAAP. These non-GAAP financial measures may not be comparable to similar measures reported by other companies and should be considered in addition to, and not as a substitute for, or superior to, other measures prepared in accordance with GAAP.

RECONCILIATION OF REPORTED NET SALES (REVENUE) TO

CONSTANT CURRENCY NET SALES (REVENUE)

(in millions, unaudited)

	For the Year Ended December 31,
Consolidated Net Sales	2025	2024	2023	2022	2021(1)
As Reported	$8,231	$7,679	$7,394	$6,940	$7,836
Foreign Exchange Impact	$(188)	$10	$(41)	$221	$(27)
Constant Currency	$8,043	$7,689	$7,353	$7,160	$7,809

(1)
Consolidated net sales for 2021 includes the results of our spine and dental businesses, which were spun off into ZimVie Inc. (“ZimVie”) on March 1, 2022.

The following are reconciliations of reported net sales (revenue) for each of 2025, 2024, 2023 and 2022 prepared in accordance with GAAP to net sales (revenue) on an organic constant currency basis (i.e., adjusted to eliminate the effect on revenue of foreign currency rate fluctuations and from our acquisition of Paragon 28, Inc.), and the calculation of the constant currency revenue growth (3-Year CAGR), as used in our 2023 performance-based restricted stock unit (“PRSU”) awards.

RECONCILIATION OF REPORTED NET SALES (REVENUE) TO

ORGANIC CONSTANT CURRENCY NET SALES (REVENUE)

(in millions, unaudited)

	For the Year Ended December 31,
Consolidated Net Sales	2025	2024	2023	2022(1)
As Reported	$8,231	$7,679	$7,394	$6,940
Foreign Exchange Impact at 2022 Foreign Exchange Rate	$(31)	$28	$(40)	$(96)
Constant Currency	$8,200	$7,707	$7,354	$6,844
Paragon 28, Inc. Contribution	$(194)	$—	$—	$—
Organic Constant Currency	$8,006	$7,707	$7,354	$6,844

(1)
Consolidated net sales for 2022 excludes the results of our spine and dental businesses as discontinued operations. These businesses were spun off into ZimVie on March 1, 2022.

The following are reconciliations of reported net sales (revenue) for each of October 1 through September 30 of 2024 and 2025 prepared in accordance with GAAP to net sales (revenue) on an organic constant currency basis (i.e., adjusted to eliminate the effect on revenue of foreign currency rate fluctuations and from our acquisition of Paragon 28, Inc.), and the calculation of the organic constant currency revenue growth, as used in the 2023 promotion PRSUs awarded to Mr. Upadhyay.

RECONCILIATION OF REPORTED NET SALES (REVENUE) TO

ORGANIC CONSTANT CURRENCY NET SALES (REVENUE)

(in millions, unaudited)

	For the 12-Month Period Ended September 30,
Consolidated Net Sales	2025	2024
GAAP	$8,011	$7,595
Foreign Exchange Impact	$165	$164
Constant Currency	$8,176	$7,759
Paragon 28, Inc.	$(121)	$—
Organic Constant Currency	$8,055	$7,759

The following is a reconciliation of operating profit prepared in accordance with GAAP to adjusted operating profit as used in our annual cash incentive plan for 2025.

RECONCILIATION OF OPERATING PROFIT
TO ADJUSTED OPERATING PROFIT

(in millions, unaudited)

Year Ended December 31, 2025(1)
Operating profit	$1,098
Inventory and manufacturing-related charges(2)	$206
Intangible asset amortization(3)	$666
Restructuring and other cost reduction initiatives(4)	$181
Acquisition, integration, divestiture and related(5)	$77
Litigation(6)	$6
European Union Medical Device Regulation(7)	$17
Other charges(8)	$11
Adjusted Operating Profit	$2,263

(1)
Amounts in this table are computed from the underlying whole numbers rather than the rounded numbers presented in this table and, therefore, the totals may not correspond exactly to the rounded numbers.
(2)
Inventory and manufacturing-related charges include excess and obsolete inventory charges on certain product lines we intend to discontinue by 2032, inventory step-up expense, the acceleration of depreciation and fixed overhead costs expensed immediately related to a manufacturing plant shutdown, and other inventory and manufacturing-related charges or gains. Inventory step-up expense represents the incremental expense of inventory sold recognized at its fair value after business combination accounting is applied versus the expense that would have been recognized if sold at its cost to manufacture. Since only the inventory that existed at the business combination date was stepped-up to fair value, we believe excluding the incremental expense provides investors useful information as to what our costs may have been if we had not been required to increase the inventory’s book value to fair value. The excess and obsolete inventory charges on product lines we intend to discontinue were $162.1 million in the year ended December 31, 2025, compared to $1.0 million in the year ended December 31, 2024. Inventory step-up expense was $32.0 million in the year ended December 31, 2025, compared to zero in the same prior year period.
(3)
We exclude intangible asset amortization as well as deferred tax rate changes on our intangible assets from our non-GAAP financial measures because we internally assess our performance against our peers without this amortization. Due to various levels of acquisitions among our peers, intangible asset amortization can vary significantly from company to company.
(4)
In December 2019, 2021 and 2023, and in February and December 2025, we initiated global restructuring programs that included a reorganization of key businesses and an overall effort to reduce costs in order to accelerate decision-making, focus the organization on priorities to drive growth and, in the case of the December 2021 program, to prepare for the spinoff of ZimVie Inc. (“ZimVie”). Restructuring and other cost reduction initiatives also include other cost reduction and optimization initiatives that have the goal of reducing costs across the organization. The costs include employee termination benefits; contract terminations for facilities and sales agents; and other charges, such as consulting fees, project management expenses, retention period salaries and benefits and relocation costs.
(5)
The acquisition, integration, divestiture and related gains and expenses we have excluded from our non-GAAP financial measures resulted from various acquisitions, post-separation costs we have incurred related to ZimVie and gains related to a transition services agreement for services we provide to ZimVie and a transition manufacturing and supply agreement for products we supply to ZimVie for a limited period. In the year ended December 31, 2025, this line item includes $77.1 million of gains,related to declines in the estimated fair values of contingent consideration due to updated forecasts of net sales from certain acquisitions. In the year ended December 31, 2025, this line item includes $55.1 million of compensation expense related to the discretionary accelerated vesting of Paragon 28, Inc. (“Paragon 28”) and Monogram Technologies Inc. (“Monogram Technologies”) unvested restricted stock units and options as agreed upon as part of the respective merger agreement.

(6)
We are involved in patent litigation, product liability litigation, commercial litigation and other various litigation matters. We review litigation matters from both a qualitative and quantitative perspective to determine if excluding the losses or gains will provide our investors with useful incremental information. Litigation matters can vary in their characteristics, frequency and significance to our operating results. The litigation charges and gains excluded from our non-GAAP financial measures in the periods presented relate to commercial litigation, patent litigation and certain product liability litigation and claims relating to the Durom Cup and NexGen Option Tibia. Once a litigation matter has been excluded from our non-GAAP financial measures in a particular period, any additional expenses or gains from changes in estimates are also excluded, even if they are not significant, to ensure consistency in our non-GAAP financial measures from period-to-period.
(7)
The European Union Medical Device Regulation imposes significant additional premarket and postmarket requirements. The new regulations provided a transition period until May 2021 for previously-approved medical devices to meet the additional requirements. For certain devices, this transition period was extended until May 2024. A conditional extension of the transition period has been implemented until December 2027 and 2028 depending on the legacy medical device's risk class. We are excluding from our non-GAAP financial measures the incremental costs incurred to establish initial compliance with the regulations related to our previously-approved medical devices. The incremental costs primarily relate to temporary personnel and third-party professionals necessary to supplement our internal resources. Starting January 1, 2026, we do not expect to incur any significant incremental costs related to these new regulations.
(8)
We have incurred other various expenses from specific events or projects that we consider highly variable or that have a significant impact to our operating results that we have excluded from our non-GAAP measures. These include gains and losses from changes in fair value on our equity investments, impairment of instruments related to certain product lines we intend to discontinue, among other various costs. In addition, in February 2025 we issued senior notes in order to have the necessary cash-on-hand to acquire Paragon 28 once regulatory approval was received. We have excluded from our non-GAAP financial measures the interest on this debt related to the principal amount of the estimated purchase price and acquisition-related costs up through the acquisition date. Interest expense subsequent to the acquisition date has not been excluded.

The following is a reconciliation of net cash provided by operating activities prepared in accordance with GAAP to free cash flow as used in our annual cash incentive plan for 2025.

RECONCILIATION OF NET CASH PROVIDED BY OPERATING

ACTIVITIES TO FREE CASH FLOW

(in millions, unaudited)

Year Ended December 31, 2025
Net cash provided by operating activities	$1,697
Additions to instruments	$(301)
Additions to other property, plant and equipment	$(225)
Free cash flow	$1,172

The following is a reconciliation of diluted EPS prepared in accordance with GAAP to adjusted diluted EPS, and the calculation of the adjusted organic diluted EPS growth (3-Year CAGR), as used in our 2023 PRSUs.

ZIMMER BIOMET HOLDINGS, INC.
RECONCILIATION OF REPORTED DILUTED EARNINGS PER COMMON SHARE
TO ADJUSTED ORGANIC EARNINGS PER COMMON SHARE
FOR THE YEARS ENDED DECEMBER 31, 2025, 2024, 2023 and 2022
(in millions, except per share amounts, unaudited)

	Diluted earnings per common share For the Year Ended December 31,
	2025	2024	2023	2022
As reported	$3.55	$4.43	$4.88	$1.38
Inventory and manufacturing-related charges(1)	0.79	0.06	0.05	0.04
Intangible asset amortization(2)	2.65	2.31	2.13	2.00
Restructuring and other cost reduction initiatives(3)	0.76	0.90	0.53	0.69
Goodwill and intangible assets impairment(4)	—	—	—	1.39
Quality remediation(5)	—	—	—	0.12
Acquisition, integration, divestiture and related(6)	0.25	0.10	0.10	0.03
Litigation(7)	0.03	0.12	0.03	0.22
European Union Medical Device Regulation(8)	0.07	0.11	0.21	0.20
Other charges(9)	—	0.20	0.07	0.65
Other certain tax adjustments(10)	0.12	(0.23)	(0.46)	0.17
As Adjusted	8.20	8.00	7.55	6.89
Paragon 28, Inc.(11)	0.15	—	—	—
As Adjusted Organic	$8.35	$8.00	$7.55	$6.89

(1)
Inventory and manufacturing-related charges include excess and obsolete inventory charges on certain product lines we intend to discontinue by 2032, inventory step-up expense, the acceleration of depreciation and fixed overhead costs expensed immediately related to a manufacturing plant shutdown, and other inventory and manufacturing-related charges or gains. Inventory step-up expense represents the incremental expense of inventory sold recognized at its fair value after business combination accounting is applied versus the expense that would have been recognized if sold at its cost to manufacture. Since only the inventory that existed at the business combination date was stepped-up to fair value, we believe excluding the incremental expense provides investors useful information as to what our costs may have been if we had not been required to increase the inventory’s book value to fair value.
(2)
We exclude intangible asset amortization as well as deferred tax rate changes on our intangible assets from our non-GAAP financial measures because we internally assess our performance against our peers without this amortization. Due to various levels of acquisitions among our peers, intangible asset amortization can vary significantly from company to company.
(3)
In December 2019, 2021 and 2023, and in February and December 2025, we initiated global restructuring programs that included a reorganization of key businesses and an overall effort to reduce costs in order to accelerate decision-making, focus the organization on priorities to drive growth and, in the case of the December 2021 program, to prepare for the spinoff of ZimVie. Restructuring and other cost reduction initiatives also include other cost reduction and optimization initiatives that have the goal of reducing costs across the organization. The costs include employee termination benefits; contract terminations for facilities and sales agents; and other charges, such as consulting fees, project management expenses, retention period salaries and benefits and relocation costs.
(4)
In the fourth quarter of 2022, we recognized a goodwill impairment charge of $289.8 million related to our EMEA reporting unit. In the second quarters of 2022 and 2021, we recognized $3.0 million and $16.3 million, respectively, of in-process research and development (“IPR&D”) intangible asset impairments on certain IPR&D projects.
(5)
We addressed inspectional observations on Form 483 and a Warning Letter issued by the U.S. Food and Drug Administration following its previous inspections of our Warsaw North Campus facility, among other matters. This quality remediation required us to devote significant financial resources. The majority of the expenses were related to consultants who are helping us to update previous documents and redesign certain processes.
(6)
The acquisition, integration, divestiture and related gains and expenses we have excluded from our non-GAAP financial measures resulted from various acquisitions, post-separation costs we have incurred related to ZimVie and gains related to a transition services agreement for services we provide to ZimVie and a transition manufacturing and supply agreement for products we supply to ZimVie for a limited period.
(7)
We are involved in patent litigation, product liability litigation, commercial litigation and other various litigation matters. We review litigation matters from both a qualitative and quantitative perspective to determine if excluding the losses or gains will provide our investors with useful incremental information. Litigation matters can vary in their characteristics, frequency and significance to our operating results. The litigation charges and gains excluded from our non-GAAP financial measures in the periods presented relate to patent litigation, product liability litigation and commercial litigation, and to product liability matters where we have received numerous claims on specific products. In regards to the product liability matters, due to the complexities involved and claims filed in multiple districts, the expenses associated with these matters are significant to our operating results. Once the litigation matter has been excluded from our non-GAAP financial measures in a particular period, any additional expenses or gains from changes in estimates are also excluded, even if they are not significant, to ensure consistency in our non-GAAP financial measures from period-to-period.
(8)
The European Union Medical Device Regulation imposes significant additional premarket and postmarket requirements. The new regulations provided a transition period until May 2021 for previously-approved medical devices to meet the additional requirements. For certain devices, this transition period was extended until May 2024. A conditional extension of the transition period has been implemented until December 2027 and 2028 depending on the legacy medical device's risk class. We are excluding from our non-GAAP financial measures the incremental costs incurred to establish initial compliance with the regulations related to our previously-approved medical devices. The incremental costs primarily relate to temporary personnel and third-party professionals necessary to supplement our internal resources. Starting January 1, 2026, we do not expect to incur any significant incremental costs related to these new regulations.
(9)
We have incurred other various expenses from specific events or projects that we consider highly variable or that have a significant impact to our operating results that we have excluded from our non-GAAP measures. These include gains and losses from changes in fair value on our equity investments, impairment of instruments related to certain product lines we intend to discontinue, among other various costs.
(10)
Other certain tax adjustments are primarily related to significant and discrete tax adjustments. The primary adjustments are related to Swiss tax reform, certain unremitted foreign earnings, certain intercompany transactions and restructuring, certain tax audit settlements.
(11)
Paragon 28, Inc. represents the estimated reduction to adjusted diluted earnings per share attributable to our acquisition of Paragon 28, Inc.

Corporate and Shareholder Information
Stock Symbol	ZBH
Exchanges	New York Stock Exchange and SIX Swiss Exchange
Shares Outstanding as of March 25, 2026	193,569,082
Headquarters	345 East Main Street, Warsaw, Indiana 46580
Company Website	www.zimmerbiomet.com
Investor Relations Website	http://investor.zimmerbiomet.com
Annual Meeting Voting Website	www.ProxyVote.com
Virtual Annual Meeting Website	www.virtualshareholdermeeting.com/ZBH2026
Transfer Agent and Dividend Reinvestment Plan Administrator	Computershare Trust Company, N.A. www.computershare.com +1-888-552-8493 (U.S.) +1-781-575-3336 (non-U.S.)

ZIMMER BIOMET Your Progress. Our promise®. ZIMMER BIOMET HOLDINGS, INC. STOCKHOLDER SERVICES 345 EAST MAIN STREET WARSAW, IN 46580 SCAN TO VIEW MATERIALS & VOTE Vote 24 Hours a Day, 7 Days a Week by Internet, Telephone or Mail VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 21, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/ZBH2026 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 21, 2026. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Zimmer Biomet Holdings, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. If you vote your proxy by Internet or by telephone, please do NOT mail back the proxy card. You can access, view and download this year's Annual Report and Proxy Statement at www.proxyvote.com. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY ZIMMER BIOMET HOLDINGS, INC. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES. 1. Election of Directors: Nominees: 1a. Betsy J. Bernard 1b. Michael J. Farrell 1c. Robert A. Hagemann 1d. Arthur J. Higgins 1e. Maria Teresa Hilado 1f. Syed Jafry 1g. Sreelakshmi Kolli 1h. Devdatt Kurdikar 1i. Louis A. Shapiro 1j. Ivan Tornos For Against Abstain THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 2 AND 3. 2. Ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2026. 3. Approve, on a non-binding advisory basis, named executive officer compensation ("Say on Pay"). THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" PROPOSAL 4. 4. Shareholder Propostion, the proxies are authorized to vote on any other business that may properly come before the meeting and any postponement(s) or adjournment(s) thereof. The shares represented by this proxy will be voted as directed by the stockholder. Where no direction is given, when the duly executed proxy is voted, such shares will be voted "FOR" each nominee listed under proposal 1, "FOR" each of proposals 2 and 3 and "AGAINST" proposal 4. For Against Abstain For Against Abstain NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held May 22, 2026: The Notice and Proxy Statement and Annual Report/Form 10-K Wrap are available at www.proxyvote.com. ZIMMER BIOMET HOLDINGS, INC. ANNUAL MEETING OF STOCKHOLDERS - TO BE HELD MAY 22, 2026 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Ivan Tornos, Suketu Upadhyay and Chad F. Phipps, and each of them, as proxies, with full power of substitution in each of them, for and on behalf of the undersigned, to represent and to vote as proxies, as designated on the reverse side of this form, all the shares of common stock of Zimmer Biomet Holdings, Inc. that the undersigned is entitled to vote at the Annual Meeting of Stockholders on Friday, May 22, 2026, at 9:30 a.m. Eastern Time, and at any adjournments or postponements thereof, upon matters set forth in the Proxy Statement and, in their judgment and discretion, upon such other business as may properly come before the meeting. When properly executed, your proxy will be voted as you indicate, or where no contrary indication is made, will be voted "FOR" each nominee listed under proposal 1, "FOR" each of proposals 2 and 3 and "AGAINST" proposal 4. The full text of the proposals and position of the Board of Directors on each appears in the Proxy Statement and should be reviewed prior to voting. IMPORTANT: YOUR VOTE IS IMPORTANT. PLEASE VOTE THESE SHARES TODAY. Continued and to be signed on the reverse side